U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1A-POS

POST-QUALIFICATION AMENDMENT NUMBER TWO TO REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

WILEY AREA DEVELOPMENT LLC

(Exact name of issuer as specified in its charter)

Ohio

(State of other jurisdiction of incorporation or organization)

572 Breckenridge Way

Beavercreek, OH 45430

937.410.0041

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Kendall A. Almerico

Almerico Law – Kendall A. Almerico, P.A.

1440 G Street NW Washington DC 20005

(202) 370-1333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5810	81-5422785
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

The Offering Circular was originally qualified by the Commission on December 13, 2019 and this post-qualification amendment is the second to be filed and will bring the Offering Circular up to date through the date of this document.

This Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II – POST QUALIFICATION AMENDEMENT TWO TO OFFERING CIRCULAR FORM 1A-POS: TIER 2

Dated: December 7, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Wiley Area Development LLC d/b/a Tasty Equity (An Ohio Limited Liability Company)

572 Breckenridge Way

Beavercreek, OH 45430

937.410.0041

www.TastyEquity.com

1,000,000 Class B Units at $5.00 per Class B Unit

Minimum Investment: 20 Class B Units ($100.00)

Maximum Offering: $5,000,000.00

See The Offering – Page 13 and Securities Being Offered – Page 104 For Further Details.

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering Originally Commenced Upon Qualification of this Offering by the Securities and Exchange Commission on December 13, 2019. On December 10, 2021, this Second Post-Qualification Amendment To The Offering Circular Will Take The Place Of The First Post Qualification Amendment and Offering Circular Qualified by the Securities and Exchange Commission on December 10, 2020 and the Form 253(g)(2) filed on October 5, 2021and Will Terminate at 11:59 PM Pacific on December 10, 2022 Unless Terminated Earlier By The Issuer.

THIS OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE

FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 16 THROUGH PAGE 46 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

For sales of securities through Dalmore Group, LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$5.00	$0.25	$4.75	None
Minimum Investment	$100.00	$5.00	$95.00	None
Maximum Offering (4)	$5,000,000.00	$250,000.00	$4,750,000.00	None

(1) The Company shall pay Dalmore Group, LLC (“Dalmore”)  a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the number of Class B Units sold in the Offering. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the capitalization table herein. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Class B Units. A previous broker-dealer, Cuttone & Co., LLC was paid a $15,000 due diligence fee by the Company. See “Plan of Distribution.”

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore is not an underwriter and will not be paid underwriting fees but will be paid service fees. See “Plan of Distribution.”

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Units, but which do not include fees paid to Dalmore or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of

Proceeds.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

(4) As of the date of this Post Qualification Amendment to the originally filed Offering Circular, the Company has sold 110,607 Class B Units at $5.00 per Class B Unit in this Offering. Total commissions in the chart above represent $3,212.50 paid or to be paid to Cuttone & Company, LLC and iQ Capital (USA), Inc., the previous co-managing broker-dealers in connection with this offering, $24,439.25 paid to Dalmore and $226,137 that would be paid to Dalmore, assuming the 904,548 shares that remain available in this offering are sold. As for the warrants, which are not reflected in the chart above, $1,927.50 in warrants representing 385 Class B Units shall be issued to Cuttone & Company, LLC and  iQ Capital (USA), Inc., the previous co-managing broker-dealers in connection with this offering, or their assigns and $3,085.00 in warrants representing 617 Class B Units shall be issued to Dalmore or their assigns. See "Plan of Distribution.”

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Class B Units (the “Units” or individually, each a “Unit”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Units pursuant to this Offering Circular. The Units are being offered and sold by Wiley Area Development LLC d/b/a Tasty Equity, an Ohio Limited Liability Company (“Tasty Equity”, “we”, “our” or the “Company”). There are 1,000,000 Units being offered at a price of $5.00 per Unit with a minimum purchase of Twenty (20) Units per investor. The Units are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Dalmore Group LLC (“Dalmore”) a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and members of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Units offered is $5,000,000.00 (the “Maximum Offering”). There is no minimum number of Units (other than the per investor minimum of 20 Units) that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

Wiley Area Development LLC was formed on February 20, 2017 as an Ohio limited liability company. On February 1, 2019, Wiley Area Development LLC registered the trade name Tasty Equity in the state of Ohio in order to do business under that name. The Company was formed to leverage the extensive relationships, operational expertise and in-the-trenches operational experience of its founders to help restaurant owner-operators build their own Rapid Fired Pizza and/or Hot Head Burritos franchises with Tasty Equity as their operating partner.

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Units will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering will commence after qualification by the Commission and is expected to expire on the first of: (i) all of the Units offered are sold; or (ii) at

11:59 PM Pacific on December 10, 2022 unless sooner terminated by the Company’s President, or (iii) the date upon which a determination is made by the Company to terminate the Offering in the Company’s sole and absolute discretion. Pending each closing, payments for the Units will be deposited in a bank account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular.

The Company’s website is not incorporated into this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

THERE IS NO PUBLIC MARKET FOR THE CLASS B UNITS OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE CLASS B UNITS MAY NEVER BE DEVELOPED. TRADING OF CLASS B UNITS WILL NOT BE PERMITTED UNLESS AND UNITHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE UNITHOLDERS TO HOLD THEIR UNITS INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

THE UNITS ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE UNITS. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT

TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT  FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT  THE COMPANY  OR ITS AGENTS  AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED  THAT EACH POTENTIAL INVESTOR  SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY.  ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL  INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE UNITS DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE

FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1A-POS, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward- looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward- looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward- looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Units.

About This Form 1A-POS and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1A-POS and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1A-POS and Offering Circular. We are offering to sell and seeking offers to buy the Units only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1A-POS and Offering Circular is accurate only as of the date of this Form 1A-POS and Offering Circular, regardless of the time of delivery of this Form 1A-POS and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Units. This Form 1A-POS and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1A-POS and Offering Circular. The Company does not expect to update or otherwise revise this Form 1A-POS, Offering Circular or other materials supplied herewith. The delivery of this Form 1A-POS and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1A-POS and Offering Circular. This Form 1A-POS and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

TABLE OF CONTENTS

OFFERING SUMMARY AND RISK FACTORS	13
OFFERING SUMMARY	13
The Offering	13
Summary of Risk Factors	14
Investment Analysis	16
RISK FACTORS	16
DILUTION	46
PLAN OF DISTRIBUTION	50
USE OF PROCEEDS	55
USE OF PROCEEDS TABLE	56
DESCRIPTION OF THE BUSINESS	59
PERKS	85
DESCRIPTION OF PROPERTY	87
LITIGATION	88
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	88
BUSINESS	88
Overview	88
Results of Operations	88
Liquidity and Capital Resources	90
Plan of Operations	90
Trend Information	94
Off-Balance Sheet Arrangements	96
Critical Accounting Policies	96
Revenue Recognition	97
Additional Company Matters	98
MANAGERS AND EXECUTIVE OFFICERS	98
COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS	99
Executive Compensation	100
Employment Agreements	100
Equity Incentive Plan	100
Board of Managers	100
Committees of the Board of Managers	101
Manager Compensation	101
Limitation of Liability and Indemnification of Officers and Managers	101
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	102
CAPITALIZATION TABLE	102
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED- PARTY TRANSACTIONS AND AGREEMENTS	103
SECURITIES BEING OFFERED	104
Subscription Price	105

Voting Rights	106
Distributions	106
Liquidation Rights	108
Arbitration and Venue	108
Additional Matters	109
DISQUALIFYING EVENTS DISCLOSURE	109
ERISA CONSIDERATIONS	109
INVESTOR ELIGIBILITY STANDARDS	111
TAXATION ISSUES	114
SIGNATURES	115
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	116
SECTION F/S: FINANCIAL STATEMENTS	117

OFFERING SUMMARY AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1A-POS filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1A-POS and Offering Circular.

Issuer:	Wiley Area Development LLC d/b/a Tasty Equity
Type of Offering:	Class B Units
Price Per Unit:	$5.00 per Unit (1,000,000 Units)
Minimum Investment:	$100.00 per investor
Maximum Offering:	$5,000,000.00The Company will not accept investments greater than the Maximum Offering amount.
Maximum Units Offered:	1,000,000 Class B Units
Purchasers:	Purchasers may be accredited investors or non- accredited investors. Non-accredited investors are limited in the number of Units they may purchase.
Use of Proceeds:	See the description in section entitled “Use of Proceeds” on page 54 herein.
Voting Rights:	The Units have no voting rights. See “Voting Rights” section of “Securities Being Offered” below for details.
Length of Offering:

Units will be offered on a continuous basis until either

(a) the date upon which the Company confirms that it has received in the bank account gross proceeds of

$5,000,000.00 in deposited funds; (b) at 11:59 PM Pacific on December 10, 2022 unless earlier terminated by the President; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

The Offering

Class A Units Outstanding	9,000,000 Units
Class B Units Outstanding	95,452 Units
Class A Units in this Offering	0 Units
Class B Units Remaining in this Offering (1)	904,548 Units
Units to be outstanding after the Offering (2)	10,000,000 Units

There are two classes of Units issued by the Company. For a full description of the rights of the

Units, please see the section of this Offering Circular entitled “Securities Being Offered” below. The total number of Class B Units (1,000,000) in the chart assumes that the maximum number of Class B Units are sold in this Offering.

The number of Units to be outstanding after the Offering assumes that the Offering is fully subscribed, and this number will be less if the Offering is not fully subscribed. Units outstanding after the Offering does not include a number of Units up to 3% of the gross proceeds raised in the Offering, which will be exercisable by the broker-dealers or their assigns via warrants in the future based on the terms of said warrants. The warrants may be exercised by broker-dealers or their assigns for no cost and will, when exercised, provide the broker-dealers or their assigns with Class B Units.

The Company may not be able to sell the Maximum Offering amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in a bank account until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in the bank account will be distributed to the Company, entitling the investor to receive the Units as set out herein. Investors may not withdraw their funds tendered from the bank account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the bank account, for any reason, unless the Investor does not clear compliance by the broker-dealers involved.

Summary of Risk Factors

This Offering involves significant risks and you should consider the Units highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•The Company is a relatively newly formed entity with limited tangible assets and its continued operation requires substantial additional funding.

•The Company has a short operating history and there is no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•Investors in this Offering risk the loss of their entire investment. The industry in which the Company is participating is highly speculative and extremely risky.

•There is no minimum number of Units that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing; therefore, there is no assurance the Company will receive funds sufficient to further its business plan.

•If you invest and purchase the Units, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Units have no voting rights.

•There is no market for the Company’s Units at present and there is no assurance such a market will develop subsequent to this Offering. The Units are illiquid and should be considered a long-term investment.

•The Company and its management, the U.S. and global economy and the restaurant, food service and bar markets have been substantially affected by the coronavirus pandemic.

•There are substantial restrictions on the transferability of the Units and in all likelihood, you will not be able to liquidate some or all of your investment in the immediate future.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Units is arbitrary and may not be indicative of the value of the Units or the Company.

•The tax treatment of the Units is uncertain.

•The Company does not expect there to be any market makers to develop a trading market in the Units.

•The Company’s operating and financial results and growth strategies are closely tied to the success of franchisees.

•The franchisees could take actions that could harm the Company’s business and may not accurately report sales.

•If the Company fails to identify, recruit and contract with a sufficient number of qualified owner-operators, the Company’s ability to open new restaurants and increase the Company’s revenues could be materially adversely affected.

•If the Company fails to open new restaurants on a timely basis, the Company’s ability to increase the Company’s revenues could be materially adversely affected.

•Opening new restaurants in existing markets and aggressive development could cannibalize existing sales and may negatively affect sales at existing restaurants.

•The Company’s success depends substantially on corporate reputation and on the value and perception of the Rapid Fired Franchising and Hot Head Franchising brands.

•The Company’s success depends in part upon effective advertising and marketing campaigns, which may not be successful, and franchisee support of such advertising and marketing campaigns.

•Negative publicity relating to one of the restaurants could reduce sales at some or all of the other restaurants.

•The restaurant industry in which the Company operates is highly competitive.

•Shortages or interruptions in the availability and delivery of food and other supplies may increase costs or reduce revenues.

•The Company’s business may be adversely impacted by changes in consumer discretionary spending and general economic conditions

•The planned rapid increase in the number of the Company’s restaurants may make the Company’s future results unpredictable.

•The Company’s expansion into new markets may present increased risks due to the Company’s unfamiliarity with those areas.

For a more detailed discussion of these and other significant risks, please thoroughly review and understand “Risk Factors” in the main body of this Offering Circular. Potential investors will be given an opportunity, if the potential investor requests to do so, to review the current status of all material contracts and make appropriate questions of management prior to subscribing to this Offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their related business endeavors, and other reasons:

1.Management believes that the trends for growth in the fast casual restaurant industry in the United States are favorable, despite the coronavirus pandemic.  Public disclosure by leading fast casual restaurant brands that are public companies indicates that as the coronavirus pandemic has subsided, the demand for fast casual restaurants in the United States has returned.

2.Prior to the coronavirus pandemic, the demand for fast casual restaurants in the United States was expected to grow, creating an opportunity for the Company as it was already ahead of some competitors by having four restaurants opened, and by having a management team with expertise in opening, and operating, restaurants in the fast casual sector. The coronavirus pandemic actually created an opportunity for the Company to facilitate the acquisition of seven Hot Head Burritos restaurants from a 75-year old independent franchisee who opted to retire the due to the stress of operating in the pandemic market disruption. The Company did not directly invest in the transaction, but it did secure a management contract for the seven restaurants thereby expanding its total restaurants under management from 4 to 11 in June 2021.

3.Management believes that its experience in the fast casual restaurant and franchise restaurant markets positions Tasty Equity for profitable operations and will create new market opportunities in the United States.

Despite management’s beliefs, there is no assurance that Tasty Equity will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Units. In particular, while the Company and its management are hopeful that the long-term effects will eventually be minimized from the coronavirus pandemic and the related economic issues that have affected the U.S., the global economy and the Company, neither management nor the Company can offer any assurance that what they believe to be the long term favorable conditions will not be outweighed by the occurrence and the past problems and future unknown problems and issues caused by the coronavirus pandemic.

RISK FACTORS

The purchase of the Company’s Class B Units involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Class B Units offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Class B Units and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Class B Units. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following:

Risks Relating to The Company

The Company And Its Management, The U.S. And Global Economy And The Food Service, Restaurant and Bar Markets As Well as Their Supply Chains Have Been Substantially Affected By The Coronavirus Pandemic.

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business. The overall and long term impacts of the outbreak are unknown and evolving.

This pandemic has already adversely affected our business and this or another pandemic, epidemic or outbreak of an infectious disease in the United States or in another country may adversely affect our business. The spread of this disease or a new disease could lead to even more unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The effects of such a widespread infectious disease and pandemic has already caused and may continue to cause or may cause in the future an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term.

At the time this filing, there has been significant impact on the restaurant, food service, and bar industry, as well as their supply chains, and there is great uncertainty as to the long-term effect of the coronavirus pandemic on the restaurant, food service, and bar industry, as well as their supply chains, in the U.S. and globally. There is also uncertainly as to what long-term restrictions on the general public or other effects will occur in the market, and in the economy in general in general.

There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future. In addition, there is great uncertainty as to how dining out, going to bars and restaurants and leaving one’s home will be affected in the future by the drastic changes brought on with this present pandemic.

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could materially affect the short-term and long-term business of the Company, and your investment.

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, Unitholders may lose all or a substantial part of their investment. There is no guarantee that the Company will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company is Invested in Restaurant Operations with Independent Owner Operator Franchisees of the Rapid Fired Pizza and Hot Head Burritos Franchise Systems And Has Taken No Distributions From Those Restaurants To Date.

The four restaurants in which Tasty Equity is currently invested in, with restaurant owner- operators, are themselves profitable and self-sustaining as reflected in the Company’s audit report. The Company exercises substantial control over those restaurants and is directing the activities of the independent owner-operators. The Company has made substantial investments in those businesses to build two Rapid Fired Pizza restaurants and acquire two existing Hot Head Burritos restaurants but has not received distributions from them during their initial four years of operation due to continued reinvestment in the two acquired Hot Head Burritos restaurants which had substantial deferred maintenance at the time of the acquisition and accordingly were acquired at a substantial discount to market value. The Company has made additional investments with those independent owner-operators to upgrade the acquired stores and has advanced deposits on projects that are not yet completed including for liquor license and Self-pour alcohol systems on order for one of the Rapid Fired Pizza restaurants. The Company has also advanced deposits and other up front expenses associated with the construction of a fifth restaurant, as the first Rapid Fired Pizza & Taproom format, which Tasty Equity originally planned to build in spring of 2020 with a restaurant owner-operator but that was disrupted by the pandemic after about $100,000 in deposits were made for certain equipment and the liquor license which the Company still controls.  Proceeding with that project in 2022 will still require the completion of bank financing approval, selection of a new location as the original location is no longer viable, and lease negotiations with a new landlord before construction can commence. While Tasty Equity may receive distributions from those operations in the near future, there is no guarantee that the Company’s management will chose to take distributions in the foreseeable future, but rather may choose to reinvest in the growth of the Company and additional restaurants. If this occurs, investors may not receive any distributions even if the Company is otherwise profitable.

The Company Has Incurred Operating Losses In The Past, Expects To Incur Operating Losses

In The Future And May Never Achieve Or Maintain Profitability.

Since the Company’s inception, Tasty Equity has invested in operational expenses including personnel, infrastructure, marketing expenses, legal expenses and travel in preparation for this Offering. As a result, the Company has experienced net losses and negative cash flows from operations separate from its investments with restaurant owner-operators. The Company expects its operating expenses to increase in the future as it expands its store development operations. If the Company’s revenue does not grow at a greater rate than its operating expenses, the Company will not be able to achieve and maintain profitability. The Company expects to incur losses in the future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Company may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Company’s expenses exceed its revenue, the Company may never achieve or maintain profitability and the Company’s business may be harmed.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan, And Some of Them Will Have Concurrent Responsibilities at Other Businesses

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, Chris Wiley and Peter Wiley, as well as other key personnel and consultants. Some of them will have concurrent responsibilities at other entities. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified personnel. Competition for qualified employees and management personnel among companies in industries that the Company is participating in is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies on Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or consultants die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.  However, Co-Founders Chris and Pete Wiley each have a $1 million key man life insurance policy with at least one of the four restaurants each and considering the Company’s substantial control of each of those businesses, that insurance policy does mitigate some operating risk.

The Company Is Subject to Income Taxes as Well As Non-Income Based Taxes, Which May

Include Payroll, Sales, Use, Value-Added, Net Worth, Property and Goods and Services Taxes.

Significant judgment is required in determining the Company’s provision for income taxes and other tax liabilities. In the ordinary course of the Company’s business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that the Company’s tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in the Company’s income tax provisions, expense amounts for non-income based taxes and accruals and

(ii) any material differences could have an adverse effect on the Company’s financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject to Sarbanes-Oxley Regulations and Lack the Financial Controls and Safeguards Required of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Company’s financial controls that would be required under the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls.

The Company Has Engaged in Certain Transactions with Related Persons or Entities.

The Company has and will continue to engage in transactions with related parties and/or entities. While the Company believes the terms of such transactions are fair and equitable, these transactions have not been, and will not in the future be, at arm’s length. Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements” for further details. If you have concerns about these transactions in the past or in the future, you may ask questions of the Company’s management. However, if you choose to invest in the Company, you will do so knowing and understanding that these transactions have occurred and will continue to occur in the future.

Changes in Employment Laws or Regulation Could Harm the Company’s Performance

Various federal and state labor laws govern the Company’s relationship with the Company’s employees and contractors and affect the Company’s operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect the Company’s operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts and the bank account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Class B Units is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Will Likely Incur Debt

The Company will likely incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Computer, Website or Information System Breakdown Could Affect the Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in The Economy Could Have a Detrimental Impact

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount of Capital the Company Is Attempting to Raise in This Offering Is Not Enough to Sustain the Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, the Company will not be able to execute the Company’s business plan, the Company’s continued operations will be in jeopardy and the Company may be forced to cease operations and sell or otherwise transfer all or substantially all of the Company’s remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary for The Implementation of The Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Units in this Offering or not, the Company may require additional debt, equity or securities financing to pursue the Company’s growth and business strategies. These growth and business strategies include but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Unitholders including you and could dilute the ownership or benefits of ownership of existing Unitholders including, but not limited to reducing the value of Class B Units subscribed for under this Offering.

The Company's Executive Officers and Managers as Class A Members Managers Own or Control a Substantial Portion of Its Outstanding Units

The Company's executive officers and managers as Class A Members control a substantial portion of the Company’s outstanding Units which may limit your ability and the ability of the Company’s other Unitholders, whether acting alone or together, to propose or direct the management or overall direction of the Company. Additionally, this concentration of ownership could discourage or prevent a potential merger or acquisition of the Company that might otherwise result in an investor receiving a premium over the market price for his or her Units. Accordingly, the Company’s managers, executive officers and other Class A Members may have the power to control the election of the Company’s managers and the approval of actions for which the approval of the Company’s Unitholders is required. If you acquire the Company’s Class B Units, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the value of the Company’s Class B Units and could also limit the price that investors might be willing to pay in the future for the Company’s Class B Units.

The Company’s Operating Plan Relies in Large Part Upon Assumptions and Analyses Developed by The Company. If These Assumptions or Analyses Prove to Be Incorrect, The Company’s Actual

Operating Results May Be Materially Different from The Company’s Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecasts depend on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•whether the Company can manage relationships with key vendors and third parties

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies, and

•consumer habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

The Company May Be Unable to Manage Its Growth or Implement Its Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

If The Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair The Company’s Ability to Compete

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United

States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know- how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's Existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

The Company and the independent owner operators that it invests in are licensed franchisees of Rapid Fired Franchising and Hot Head Burritos Franchising and their ability to conduct business as Hot Head Burritos, Hot Head Mexican Grill & Cantina, Rapid Fired Pizza or Rapid Fired Pizza & Taproom is governed by those franchisee and area developer license agreements. The Company has no control over the actions, business or policies of those two franchisors and its business may be materially impacted based upon actions of the franchisors or the Company’s ability to continue to comply with the provisions of those franchise system licensing agreements.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products and services to potential customers who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Faces or Will Face Competition in the Company's Markets

The Company either faces or will face significant competition in the United States and elsewhere. In some cases, the Company’s competitors have or may have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

A Data Security Breach Could Expose the Company to Liability and Protracted and Costly Litigation, And Could Adversely Affect the Company's Reputation and Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information and/or other data, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information, as well as numerous other problems. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against the Company. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends on Third-Party Providers for A Reliable Internet Infrastructure and The Failure of These Third Parties, Or the Internet in General, For Any Reason Would Significantly Impair the Company's Ability to Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage in Misconduct or Improper Activities

The Company, like any business, is exposed to the risk of employee or contractor fraud or other misconduct. Misconduct by employees or contractors could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the

Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and harm to the Company's reputation.

Limitation on Manager, Officer and Other’s Liability

The Company may provide for the indemnification of managers, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of managers, officers and others to the Company and its Unitholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

Inability to Maintain and Enhance Product Image Could Affect the Company

It is important that the Company maintains and enhances the image of its existing and new products and services. The image and reputation of the Company’s products may be impacted for various reasons including but not limited to, bad publicity, litigation, customer complaints, and complaints from regulatory bodies. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may become subject to lawsuits from customers alleging injury because of a purported defect in products or services sold by the Company, claiming substantial damages and demanding payments from the Company. These claims may not be covered by the Company’s insurance policies, if any exist. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer or regulator complaints about the Company or its products could damage the Company’s reputation and diminish the value of the Company’s brand and brand equity (brand image, reputation and product quality), which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment.

There Are Doubts About the Company’s Ability to Continue as a Going Concern.

The Company’s independent auditors have raised doubts about the Company’s ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as Unit, debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional financing. The Company anticipates raising additional funds through public or private financing, securities financing and/or strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and Unit price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Class B Units, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Any additional financing could have a negative effect on Unitholders.

If The Company’s Efforts To Build Strong Brands And Maintain Customer Satisfaction And Loyalty Are Not Successful, It May Not Be Able To Attract Or Retain Customers, And Its Business May Be Harmed.

The Company believes that increasing, maintaining and enhancing awareness of the Company's brands is critical to achieving widespread acceptance and success of the Company's business. The Company is materially dependent upon Rapid Fired Pizza Franchising and Hot Head Burritos Franchising to build, continually evolve and protect the brands in ways that are beyond the control of the Company. Building and maintaining strong brands is important to attract and retain customers, as potential customers have a large number of restaurant choices. Successfully building a brand is a time consuming and expensive endeavor and can be positively and negatively impacted by any number of factors. Some of these factors, such as the quality or pricing of the Company’s menu items or its customer service, are at least partially within its control. Other factors will be beyond the Company’s control, yet customers may nonetheless attribute those factors to the Company. The Company’s competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than the Company can. Many of the Company’s competitors are larger companies and promote their brands through traditional forms of advertising, such as print media and TV commercials, and have substantial resources to devote to such efforts. The Company’s competitors may also have greater resources to utilize Internet advertising or website product placement more effectively than the Company can. If the Company is unable to execute on building strong brands, it may be difficult to differentiate its business, programming and platform from its competitors in the marketplace, therefore its ability to attract and retain customers may be adversely affected and its business may be harmed.

The Company’s Actual Or Perceived Failure To Adequately Protect Personal Data Could Harm Its Business.

A variety of state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development of new products. The Company’s actual, perceived or alleged failure to comply with applicable laws and regulations or to protect personal data, could result in enforcement actions and significant penalties against the Company, which could result in negative publicity, increase the Company’s operating costs, subject the Company to claims or other remedies and may harm its business which would negatively impact the Company’s financial well- being and your investment.

Risks Relating to This Offering and Investment

The Class B Units Are Offered on a “Best Efforts” Basis and The Company May Not Raise the Maximum Amount Being Offered

Since the Company is offering the Class B Units on a “best efforts” basis, there is no assurance that the Company will sell enough Class B Units to meet its capital needs. If you purchase Class B Units in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

Investor Funds Will Not Accrue Interest While in the Company’s Bank Account Prior To Closing

All funds delivered in connection with subscriptions for the Class B Units will be held in a non- interest-bearing bank account through Prime Trust, LLC or Lending Club Bank, National Association until a closing of the Offering, if any. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Distributions in The Past and Does Not Expect to Pay Distributions in The Near Future, So Any Return on Investment May Be Limited to The Value of the Class B Units

The Company has never paid cash distributions to its investors and does not anticipate paying cash distributions in the foreseeable future. The payment of distributions to the Company’s Class B Unitholders will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. While the Company intends to pay distributions in the future at such time as profitable operations are sustained and cash flow in excess of reinvestment required to achieve the Company’s business objectives is available, there is no guarantee the Company will chose to pay distributions at that time, rather than reinvest in addition growth of the Company, such as by opening additional restaurants. If the Company does not pay distributions, the Company’s Class B Units may be less valuable.

An Investment in the Company's Class B Units Could Result in A Loss of Your Entire Investment

An investment in the Company's Class B Units offered in this Offering involves a high degree of risk and you should not purchase the Class B Units if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is No Public Trading Market for the Company's Class B Units

At present, there is no active trading market for the Company’s Class B Units and the Company cannot assure that a trading market will develop. The Company’s Units have no trading symbol. There may never be a trading market available for the Class B Units. As a result, holders of Units should be prepared to hold their Units indefinitely. In the event that the Class B Units remain untradeable indefinitely, the value of the Units would be materially adversely affected. In addition, even if a trading market develops, there is absolutely no assurance that the Class B Units could be sold under Rule 144 or otherwise unless the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Should the Company’s Class B Units Become Quoted on A Public Market or Exchange, Sales of A Substantial Number of Class B Units May Cause the Price of Class B Units To Drop

Should a market develop and the Company’s Unitholders sell substantial amounts of the Company’s Class B Units in the public market, Class B Units sold may cause the price to decrease below the current Offering price. This may also make it more difficult for the Company to sell future Units, equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

The Company Has Made Assumptions in Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by the Company or by third-party publishers.

The Company Has Significant Discretion Over the Net Proceeds of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. You are urged to review the Use of Proceeds in this Offering Circular but to understand that the actual use of the net proceeds of this Offering may vary significantly. In all cases, you should consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price for the Class B Units Has Been Determined by The Company

The price at which the Class B Units are being offered has been arbitrarily determined by the Company. There is no relationship between the Offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Class B Units was derived as a result of internal decisions based upon various factors including prevailing market conditions, the Company’s future prospects and needs, and the Company’s capital structure. These prices do not necessarily accurately reflect the actual value of the Class B Units or the price that may be realized upon disposition of the Class B Units, or at which the Class B Units might trade in a marketplace, if one develops.

You Should Be Aware of The Long-Term Nature of This Investment

There is not now, and may never be, a public market for the Class B Units. Because the Class B Units are being sold under exemptions to registration, and therefore have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Class B Units may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will occur for the Class B Units. Limitations on the transfer of the Class B Units may also adversely affect the price that you might be able to obtain for the Class B Units in a sale in the future. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. You must assess the adequacy of disclosure and the fairness of the terms of this Offering on your own or in conjunction with your personal advisors. You should be aware of the long-term nature of your investment in the Company.

The Class B Units in This Offering Have Limited Protective Provisions.

The Class B Units in this Offering have limited protective provisions. As such, you will not be afforded protection, by any provision of the Class B Units or as a Unitholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Class B Units being offered do not provide you with any protection. In addition, there are no provisions attached to the Class B Units in the Offering that would permit you to require the Company to repurchase the Class B Units in the event of a takeover, recapitalization or similar transaction involving the Company. The limited protective provisions of the Company’s operating agreement are outlined in Article IX, Distributions of the Company’s Amended & Restated Operating Agreement and are discussed further in the section of this Offering Circular entitled “Distributions” below.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all Exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The subscription agreement for this Offering includes a forum selection provision that requires claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of Ohio, other than claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage Unitholder lawsuits, or limit Unitholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and managers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

The Arbitration Provision in the Amended and Restated Operating Agreement Limits An Investor’s Rights, May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Certain Disputes.

The Company’s Amended and Restated Operating Agreement includes an arbitration provision that requires claims against the Company by a Unitholder to settled by arbitration in Hamilton County, Ohio before the Center for Dispute Resolution in Cincinnati, Ohio. This provision does not extend to federal securities law claims, as investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder. However, all other claims against the Company, unless specifically forbidden by the federal or state law under which the claim is being brought, shall be settled by arbitration in Hamilton County, Ohio as set out in the Amended and Restated Operating Agreement. This arbitration provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the provision may discourage Unitholder lawsuits, or limit Unitholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its officers and managers. In addition, this provision could have the effect of placing a Unitholder in a position where a dispute must be resolved far from where the Unitholder resides and in a forum where the Unitholder’s limited access to information and other imbalances of resources between the Company and Unitholders could be detrimental to the Unitholder. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

You Will Need To Keep Records Of Your Investment For Tax Purposes.

As with all investments in securities, if you sell the Class B Units, you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Class B Units for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain on any sales of any securities you sell.

The Units Being Offered Have No Voting Rights

The Class B Units being offered in this Offering Circular have no voting rights. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding Class A Units, which are not being offered herein. As a result, all matters submitted to unitholders will be decided by the vote of holders of Class A Units. As of the date of this Offering Circular, Chris Wiley, President and Manager, owns and has voting control over 44.5% of the Company and Peter Wiley, Treasurer and Manager, owns and has voting control over 42.5% of the Company. Together, Chris Wiley and Peter Wiley will have control of approximately 87.0% of the Company’s voting power and have the ability to control the outcome of all matters submitted to unitholders for approval. This concentrated control eliminates other unitholders’ ability to influence corporate matters and, as a result, the Company may take actions that its unitholders do not view as beneficial. Because the securities being sold in this Offering, Class B Units, have no voting rights, if you invest, you should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

Risks Relating to The Restaurant Industry And To Franchised Restaurants

The Company’s Operating And Financial Results And Growth Strategies Are Closely Tied To The Success Of Franchisees

The restaurants the Company will be investing in will be operated by franchisees of Rapid Fired Franchising and Hot Head Franchising which makes the Company dependent on the financial success and cooperation of the franchisees and the franchisors. The Company has limited control over how the franchisees’ and/or franchisors’ businesses are run, and the inability of the franchisees and franchisors to operate successfully could adversely affect the Company’s operating and financial results. If franchisees incur too much debt, if their operating expenses or commodity prices increase or if economic or sales trends deteriorate such that they are unable to operate profitably or repay existing debt, it could result in their financial distress, including insolvency or bankruptcy. If a significant franchisee or a number of the franchisees become financially distressed, the Company’s operating and financial results could be impacted. The Company’s success also depends on the willingness and ability of the franchisees to implement major initiatives. The franchisees may be unable to successfully implement strategies that the Company believe are necessary for their further growth, which in turn may harm the growth prospects and financial condition of the Company. Additionally, the failure of the franchisees to focus on the fundamentals of restaurant operations, such as quality service and cleanliness (even if such failures do not rise to the level of breaching the related franchise documents), could have a negative impact on the Company’s business.

The Franchisees Could Take Actions That Could Harm The Company’s Business And May Not Accurately Report Sales.

The franchisees are contractually obligated to operate their restaurants in accordance with the operations, safety, and health standards set forth in franchise agreements with the franchisors, Rapid Fired Franchising and/or Hot Head Franchising and applicable laws. However, although the franchisors will attempt to properly train and support all of the franchisees, franchisees are independent third parties whom the Company do not control. The franchisees own, operate, and oversee the daily operations of their restaurants, and their employees are not the Company’s employees. Accordingly, their actions are outside of the Company’s control and the control of Rapid Fired Franchising and/or Hot Head Franchising. Although the Rapid Fired Franchising and/or Hot Head Franchising have developed criteria to evaluate and screen prospective franchisees, the Company cannot be certain that the franchisees will have the business acumen or financial resources necessary to operate successful franchises at their approved locations, and state franchise laws may limit Rapid Fired Franchising’s and/or Hot Head Franchising’s ability to terminate or not renew these franchise agreements. Moreover, despite the training, support and monitoring, franchisees may not successfully operate restaurants in a manner consistent with the Company’s standards and requirements or those of Rapid Fired Franchising and/or Hot Head Franchising or may not hire and adequately train qualified managers and other restaurant personnel. The failure of the franchisees to operate their franchises in accordance with the Company’s standards and Rapid Fired Franchising’s and/or Hot Head Franchising’s standards or applicable law, actions taken by their employees or a negative publicity event at one of the franchised restaurants or involving one of the franchisees could have a material adverse effect on the Company’s reputation, the Company’s brands, the Company’s restaurants, and the Company’s business, financial condition or results of operations.

The Franchisees Could Underreport Sales Which Would Affect The Company’s Operating and

Financial Results.

Franchisees typically use a point of sale, or POS, cash register system to record all sales transactions at the restaurant. Rapid Fired Franchising and/or Hot Head Franchising require franchisees to use a particular brand or model of hardware or software components for their restaurant system. Currently, franchisees report sales manually and electronically, but Rapid Fired Franchising and/or Hot Head Franchising and the Company do not have the ability to verify all sales data electronically by accessing their POS cash register systems. Rapid Fired Franchising and/or Hot Head Franchising have the right under their franchise agreements to audit franchisees to verify sales information provided to Rapid Fired Franchising and/or Hot Head Franchising, and Rapid Fired Franchising and/or Hot Head Franchising have the ability to indirectly verify sales based on purchasing information. However, franchisees may underreport sales, which could adversely affect the Company’s operating and financial results.

If The Company Fails To Identify, Recruit And Contract With A Sufficient Number Of Qualified Owner-Operators, The Company’s Ability To Open New Restaurants And Increase The Company’s Revenues Could Be Materially Adversely Affected.

The opening of additional restaurants depends, in part, upon the availability of prospective owner- operators who meet the Company’s criteria and that of Rapid Fired Franchising and/or Hot Head Franchising. Some of the owner-operators may open and operate multiple restaurants, and the Company’s will attempt to identify, recruit and contract new owner-operators each year. The Company and Rapid Fired Franchising and/or Hot Head Franchising may not be able to identify, recruit or contract with suitable owner-operators in the Company’s target markets on a timely basis or at all. In addition, the owner-operators may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with the Company and Rapid Fired Franchising and/or Hot Head Franchising or they may elect to cease restaurant development for other reasons. If the Company and Rapid Fired Franchising and/or Hot Head Franchising are unable to recruit suitable owner-operators or if owner-operators are unable or unwilling to open new restaurants as planned, the Company’s growth may be slower than anticipated, which could materially adversely affect the Company’s ability to increase the Company’s revenues and materially adversely affect the Company’s business, financial condition and results of operations.

If The Company Fails To Open New Restaurants On A Timely Basis, The Company’s Ability To Increase The Company’s Revenues Could Be Materially Adversely Affected.

A component of the Company’s growth strategy includes the opening of new restaurants. Rapid Fired Franchising and/or Hot Head Franchising franchisees face many challenges associated with opening new restaurants, including:

•identification and availability of suitable restaurant locations with the appropriate size, visibility, traffic patterns, local residential neighborhoods, local retail and business attractions and infrastructure that will drive high levels of customer traffic and sales per restaurant;

•competition with other restaurants and retail concepts for potential restaurant sites and anticipated commercial, residential and infrastructure development near new or potential restaurants;

•ability to negotiate acceptable lease arrangements;

•availability of financing and ability to negotiate acceptable financing terms;

•recruiting, hiring and training of qualified personnel;

•construction and development cost management;

•completing their construction activities on a timely basis;

•obtaining all necessary governmental licenses, permits and approvals and complying with local, state and federal laws and regulations to open, construct or remodel and operate the franchised restaurants;

•unforeseen engineering or environmental problems with the leased premises;

•avoiding the impact of adverse weather during the construction period; and

•other unanticipated increases in costs, delays or cost overruns.

As a result of these challenges, the owner-operators may not be able to open new restaurants as quickly as planned or at all. In the past, owner-operators have experienced, and the Company expects they will to continue to experience, delays in restaurant openings from time to time and they may abandon plans to open restaurants in various markets on occasion. Any delays or failures to open new restaurants by the owner-operators could materially and adversely affect the Company’s growth strategy and the Company’s results of operations.

Opening New Restaurants In Existing Markets And Aggressive Development Could Cannibalize Existing Sales And May Negatively Affect Sales At Existing Restaurants.

The Company and Rapid Fired Franchising and/or Hot Head Franchising intend to continue opening new restaurants in existing markets. Expansion in existing markets may be affected by local economic and market conditions. Further, the customer target area of the restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which existing restaurants already exist could adversely affect the sales of these existing Company restaurants. Sales cannibalization between restaurants may become significant in the future as the Company continue to expand the Company’s operations and could affect sales growth, which could, in turn, materially adversely affect the Company’s business, financial condition or results of operations. There can be no assurance that sales cannibalization will not occur or become more significant in the future as the Company and Rapid Fired Franchising and/or Hot Head Franchising increase the Company’s presence in existing markets.

The Rapid Fired Franchising and/or Hot Head Franchising Brands May Be Limited Or Diluted Through Franchisee And Third Party Activity.

Although the Company and Rapid Fired Franchising and/or Hot Head Franchising monitor and regulate franchisee activities through franchise and other agreements, owner-operators or other third parties may refer to or make statements about the Rapid Fired Franchising and/or Hot Head Franchising brands that do not make proper use of the Rapid Fired Franchising and/or Hot Head Franchising trademarks or required designations, that improperly alter trademarks or branding, or that are critical of Rapid Fired Franchising’s and/or Hot Head Franchising’s brands or place Rapid

Fired Franchising’s and/or Hot Head Franchising’s brands in a context that may tarnish Rapid Fired Franchising’s and/or Hot Head Franchising’s reputation. This may result in dilution of or harm to Rapid Fired Franchising’s and/or Hot Head Franchising’s intellectual property or the value of their brands. Owner-operators’ noncompliance with the terms and conditions of Rapid Fired Franchising’s and/or Hot Head Franchising’s franchise agreements may reduce the overall goodwill of Rapid Fired Franchising’s and/or Hot Head Franchising’s brands, whether through the failure to meet health and safety standards, engage in quality control or maintain product consistency, or through the participation in improper or objectionable business practices. Moreover, unauthorized third parties may use Rapid Fired Franchising’s and/or Hot Head Franchising’s intellectual property to trade on the goodwill of Rapid Fired Franchising’s and/or Hot Head Franchising’s brands, resulting in consumer confusion or dilution. Any reduction of Rapid Fired Franchising’s and/or Hot Head Franchising’s brands’ goodwill, consumer confusion, or dilution is likely to impact sales, and could materially and adversely impact the Company’s business and results of operations.

The Company’s Success Depends Substantially On Corporate Reputation And On The Value And Perception Of The Rapid Fired Franchising and Hot Head Franchising Brands.

The Company’s success depends in large part upon the Company’s and the owner-operators’ ability to maintain and enhance the value of Rapid Fired Franchising’s and/or Hot Head Franchising’s brands and the Company’s and Rapid Fired Franchising’s and/or Hot Head Franchising’s customers’ loyalty to the brands. Brand value is based in part on consumer perceptions on a variety of subjective qualities. Business incidents, whether isolated or recurring, and whether originating from the Company, Rapid Fired Franchising and/or Hot Head Franchising franchisees, competitors, suppliers or distributors, can significantly reduce brand value and consumer trust, particularly if the incidents receive considerable publicity or result in litigation. For example, Rapid Fired Franchising’s and/or Hot Head Franchising’s brands could be damaged by claims or perceptions about the quality or safety of their products or the quality or reputation of their suppliers, distributors or franchisees, regardless of whether such claims or perceptions are true. Similarly, entities in Rapid Fired Franchising’s and/or Hot Head Franchising’s or their supply chain may engage in conduct, including alleged human rights abuses or environmental wrongdoing, and any such conduct could damage the Company’s or the Company’s brands’ reputations. Any such incidents (even if resulting from actions of a competitor or franchisee) could cause a decline directly or indirectly in consumer confidence in, or the perception of, the Company’s and Rapid Fired Franchising’s and/or Hot Head Franchising’s brands and/or the Company’s and Rapid Fired Franchising’s and/or Hot Head Franchising’s products and reduce consumer demand for the Company’s and Rapid Fired Franchising’s and/or Hot Head Franchising’s products, which would likely result in loss of revenues and profits. Additionally, the Company’s corporate reputation could suffer from a real or perceived failure of corporate governance or misconduct by a company officer, or an employee or representative of the Company, Rapid Fired Franchising, Hot Head Franchising or a franchisee.

The Company’s Success Depends In Part Upon Effective Advertising And Marketing Campaigns, Which May Not Be Successful, And Franchisee Support Of Such Advertising And Marketing Campaigns.

The Company believe the Company’s brands and those of Rapid Fired Franchising and/or Hot Head Franchising are critical to the Company’s business. The Company, Rapid Fired Franchising and Hot

Head Franchising expend resources and marketing efforts using a variety of media, including social media. The Company expect to continue to conduct brand awareness programs and customer initiatives to attract and retain customers. Additionally, some of the Company’s competitors and Rapid Fired Franchising’s and/or Hot Head Franchising’s competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than the Company’s, Rapid Fired Franchising’s or Hot Head Franchising’s resources Should competitors increase spending on marketing and advertising, or should the Company’s and Rapid Fired Franchising’s or Hot Head Franchising’s advertising and promotions be less effective than the Company’s competitors, the Company’s business, financial condition and results of operations could be materially adversely affected.

The Company’s Inability Or Failure To Recognize, Respond To And Effectively Manage The Accelerated Impact Of Social Media Could Adversely Impact The Company’s Business.

In recent years, there has been a marked increase in the use of social media platforms, including blogs, chat platforms, social media websites, and other forms of Internet based communications which allow individuals access to a broad audience of consumers and other interested persons. The rising popularity of social media and other consumer oriented technologies has increased the speed and accessibility of information dissemination. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms at any time may be adverse to the Company’s interests and/or may be inaccurate. The dissemination of information via social media could harm the Company’s business, reputation, financial condition, and results of operations, regardless of the information’s accuracy. The damage may be immediate without affording the Company an opportunity for redress or correction.

In addition, social media is frequently used to communicate with the Company’s customers and the public in general. Failure by the Company and/or Rapid Fired Franchising or Hot Head Franchising to use social media effectively or appropriately, particularly as compared to the Company’s brands’ and Rapid Fired Franchising’s or Hot Head Franchising’s brands’ respective competitors, could lead to a decline in brand value, customer visits and revenue. Other risks associated with the use of social media include improper disclosure of proprietary information, negative comments about the Company’s brands and Rapid Fired Franchising’s or Hot Head Franchising’s brands, exposure of personally identifiable information, fraud, hoaxes or malicious dissemination of false information. The inappropriate use of social media by the Company’s customers or employees, Rapid Fired Franchising’s or Hot Head Franchising’s customers or employees or a franchisee’s customers or employees, could increase the Company’s costs, lead to litigation or result in negative publicity that could damage the Company’s reputation or that of Rapid Fired Franchising or Hot Head Franchising and adversely affect the Company’s results of operations.

Negative Publicity Relating To One Of The Restaurants Could Reduce Sales At Some Or All Of The Other Restaurants.

The Company’s success is dependent in part upon the Company’s ability to maintain and enhance the value of the Company’s brands and those of Rapid Fired Franchising’s and Hot Head Franchising’s consumers’ connection to the Company’s brands and those of Rapid Fired Franchising and Hot Head Franchising and positive relationships with the owner-operators. The Company may, from time to time, be faced with negative publicity relating to food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of the owner-operators or their suppliers’ food processing, employee relationships or other matters, regardless of whether the allegations are valid or whether the Company are held to be responsible. The negative impact of adverse publicity relating to one restaurant may extend far beyond that restaurant or owner-operator involved to affect some or all of the Company’s other restaurants. The risk of negative publicity is particularly great with respect to franchised restaurants because the Company, Rapid Fired Franchising and Hot Head Franchising are limited in the manner in which the Company, Rapid Fired Franchising and Hot Head Franchising can regulate them, especially on a real-time basis. The considerable expansion in the use of social media over recent years can further amplify any negative publicity, and do so very quickly, that could be generated by such incidents. A similar risk exists with respect to unrelated food service businesses, if consumers associate those businesses with the Company’s own operations. Additionally, employee claims against the Company based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect the Company and divert the Company’s financial and management resources that would otherwise be used to benefit the future performance of the Company’s operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on the Company’s business, financial condition and results of operations. Consumer demand for the Company’s products and the Company’s brands’ and Rapid Fired Franchising’s and Hot Head Franchising’s brands value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in the Company or the Company’s products, which would likely result in lower sales and could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Restaurant Industry In Which The Company Operates Is Highly Competitive

The restaurant industry in which the Company Rapid Fired Franchising and Hot Head Franchising operate is highly competitive with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. If consumer or dietary preferences change, if the Company’s marketing efforts or those of Rapid Fired Franchising and Hot Head Franchising are unsuccessful, or if the franchisees’ restaurants are unable to compete successfully with other retail food outlets in new and existing markets, the Company’s business could be adversely affected. The Company also face growing competition as a result of convergence in grocery, convenience, deli and restaurant services, including the offering by the grocery industry of convenient meals, including pizzas and entrees with side dishes. Competition from delivery aggregators and other food delivery services has also increased in recent years, particularly in urbanized areas. Increased competition could have an adverse effect on the Company’s and Rapid Fired Franchising’s and Hot Head Franchising’s sales, profitability or development plans, which could harm the Company’s financial condition and operating results.

The Company is Invested in Restaurants and Plans to Invest in Future Restaurants that Feature Self-Pour Alcohol and Will Be Exposed to Usual and Customary Risk Associated with Alcohol Sales to Consumers.

The alcohol products sold by the owner-operators will generally be dispensed via computer software controlled self-pour systems that provide individual customer portion controls, waste controls, consumer and employee theft controls and those systems enforce drinking age compliance via scanning each customer’s government issued driver’s license. The portion controls enable the Company to limit consumption via software based algorithms which restrict individual consumer consumption based on RFID chip equipped bracelets or service card which employ the same technology as hotel key cards. Like hotel room keys, there is a risk that consumers may share their bracelet or card with other patrons who are underage or whose own bracelet or cards may have been restricted by the portion control system, thereby allowing those other patrons to circumvent the technology based portion controls and potentially overindulge in alcohol consumption. There are also other risks involved such as a minor using a false identification, a restaurant employee not following rules regarding serving alcohol to minors, an intoxicated person obtaining a bracelet or service card and others that could cause liability to the Company as a result of selling alcohol in general.

The Company’s restaurant owner-operators, must exercise judgement and the Company in conjunction with the owner-operators, will enforce policies to ensure individual customers are not overserved, especially if they arrive in the Company’s restaurants after previously consuming alcohol in other public venues. The Company and its restaurant owner-operators will operate under government issued liquor licenses and be subject to all applicable liquor sales regulations, regulatory inspections and especially undercover enforcement. The products served will include beer, cider, wine, pre-mixed cocktails, hard alcohol liquor shots and other variations thereof. The inherent risks of customers over-indulging and becoming intoxicated are present in any venue where alcohol is served including the Company’s restaurants. The Company carries usual and customary alcohol specific insurance policies to protect it from lawsuits, financial penalties or other litigation that may arise from a customer causing harm to themselves or other parties as a direct result of becoming intoxicated. The risk remains that the business of the Company can be materially harmed from unforeseen consequences of consumer incidents, especially automobile accidents, that may result in litigation, judgments or financial penalties that are consistent with the risks that apply to all restaurant, bar and other alcohol venue operators.

Shortages Or Interruptions In The Availability And Delivery Of Food And Other Supplies May Increase Costs Or Reduce Revenues.

The food products sold by the owner-operators are sourced from a variety of domestic and international suppliers. The Company, along with the owner-operators, are also dependent upon supply chain arrangements with third parties established and managed by Rapid Fired Franchising and Hot Head Franchising, to make frequent deliveries of food products and supplies that meet specifications at competitive prices. Shortages or interruptions in the supply of food items and other supplies to the Company’s restaurants could adversely affect the availability, quality and cost of items the Company use and the operations of the Company’s restaurants. Such shortages or disruptions could be caused by inclement weather, natural disasters, increased demand, problems in production or distribution, restrictions on imports or exports, the inability of vendors to obtain credit, political instability in the countries in which suppliers and distributors are located, the financial instability of suppliers and distributors, suppliers’ or distributors’ failure to meet standards, product quality issues, inflation, the price of gasoline, other factors relating to the suppliers and distributors and the countries in which they are located, food safety warnings or advisories or the prospect of such pronouncements, the cancellation of supply or distribution agreements or an inability to renew such arrangements or to find replacements on commercially reasonable terms, or other conditions beyond the Company’s control, the control of Rapid Fired Franchising and Hot Head Franchising or the control of the owner-operators.

A shortage or interruption in the availability of certain food products or supplies could increase costs and limit the availability of products critical to the Company’s restaurant operations, which in turn could lead to restaurant closures and/or a decrease in sales. In addition, failure by a key supplier or distributor to the Company’s restaurants to meet its service requirements could lead to a disruption of service or supply until a new supplier or distributor is engaged, and any disruption could have an adverse effect on the owner-operators and therefore the Company’s business.

An Increase In Food Prices May Have An Adverse Impact On The Company’s Profit Margins.

The Company’s restaurants depend on reliable sources of large quantities of raw materials such as protein, cheese, oil, fruits and vegetables. Raw materials purchased for use in the Company’s restaurants are subject to price volatility caused by any fluctuation in aggregate supply and demand, or other external conditions, such as the weather conditions or natural events or disasters that affect expected harvests of such raw materials. As a result, the historical prices of raw materials used in the operation of the franchisees’ restaurants have fluctuated. The Company cannot assure you that the Company or the owner-operators will continue to be able to purchase raw materials at reasonable prices, or that prices of raw materials will remain stable in the future. In addition, a significant increase in gasoline prices could result in the imposition of fuel surcharges by the Company’s restaurants’ distributors.

Because the Company’s restaurants provide competitively priced food, the Company may not have the ability to pass through to customers the full amount of any commodity price increases. If the Company, Rapid Fired Franchising and Hot Head Franchising and the owner-operators are unable to manage the cost of raw materials or to increase the prices of products proportionately, it may have an adverse impact on the Company’s and the owner-operators’ profit margins and their ability to remain in business, which would adversely affect the Company’s results of operations.

Food Safety And Foodborne Illness Concerns May Have An Adverse Effect On The Company’s Business.

Foodborne illnesses, such as E. coli, hepatitis A, trichinosis and salmonella, occur or may occur within the Company’s restaurants or supply chain from time to time. In addition, food safety issues such as food tampering, contamination and adulteration occur or may occur within the Company’s restaurants from time to time. Any report or publicity linking one of the Company’s restaurants or linking the Company’s competitors or the Company’s industry generally, to instances of foodborne illness or food safety issues could adversely affect the Company’s brands and reputations as well as those of Rapid Fired Franchising and Hot Head Franchising and this affect the Company’s revenues and profits, and possibly lead to product liability claims, litigation and damages. If a customer of one of the of the Company’s restaurants becomes ill as a result of food safety issues, one or more of the Company’s restaurants may be temporarily closed, which could decrease the Company’s revenues. In addition, instances or allegations of foodborne illness or food safety issues, real or perceived, involving the Company’s restaurants, restaurants of competitors, or suppliers or distributors (regardless of whether the Company use or have used those suppliers or distributors), or otherwise involving the types of food served at the Company’s restaurants, could result in negative publicity that could adversely affect the Company’s revenues or the sales of the Company’s restaurants. The occurrence of foodborne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in the Company’s restaurant’s supply chain and/or lower margins for the Company and its restaurants.

Health Concerns Arising From Outbreaks Of Viruses Or Other Diseases May Have An Adverse Effect On The Company’s Business.

The Company’s business could be materially and adversely affected by the outbreak of a widespread health epidemic. The occurrence of such an outbreak of an epidemic illness or other adverse public health developments could materially disrupt the Company’s business and operations. Such events could also significantly impact the Company’s industry and cause a temporary closure of restaurants, which would severely disrupt the Company’s operations and have a material adverse effect on the Company’s business, financial condition and results of operations.

Furthermore, viruses may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which could adversely affect restaurant guest traffic or the ability to adequately staff franchised restaurants. The Company could also be adversely affected if jurisdictions in which the Company’s restaurants operate impose mandatory closures, seek voluntary closures or impose restrictions on operations of restaurants. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or health risk may affect the Company’s business.

New Information Or Attitudes Regarding Diet And Health Could Result In Changes In Regulations And Consumer Consumption Habits That Could Adversely Affect The Company’s Results Of Operations.

Government regulation and consumer eating habits may impact the Company’s business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming certain menu offerings. These changes have resulted in, and may continue to result in, laws and regulations requiring the Company to disclose the nutritional content of food offerings, and they have resulted, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. For example, a number of governmental entities including states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information or have enacted legislation restricting the use of certain types of ingredients in restaurants. These requirements may be different or inconsistent with requirements under the Patient Protection and Affordable Care Act of 2010 (which the Company refer to as the “PPACA”), which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the PPACA requires chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake.

These inconsistencies could be challenging for the Company to comply with in an efficient manner and the Company is dependent upon Rapid Fired Franchising and Hot Head Franchising to manage the menu items, food product ingredients and publishing of the nutrition label reporting data as may be required in order to comply with regulatory authorities. The PPACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information upon request. An unfavorable report on, or reaction to, the Company’s menu ingredients, the size of the Company’s portions or the nutritional content of the Company’s menu items could negatively influence the demand for the Company’s products and materially adversely affect the Company’s business, financial condition and results of operations.

Compliance with current and future laws and regulations regarding the ingredients and nutritional content of the Company’s menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, the Company may be required to modify or discontinue certain menu items, and the Company may experience higher costs associated with the implementation of those changes. The Company cannot predict the impact of the new nutrition labeling requirements under the PPACA until final regulations are promulgated. The risks and costs associated with nutritional disclosures on the Company’s menus could also impact the Company’s operations, particularly given differences among applicable legal requirements and practices within the restaurant industry with respect to testing and disclosure, ordinary variations in food preparation among the Company’s restaurants, and the need to rely on the accuracy and completeness of nutritional information obtained from third-party suppliers.

The Company’s Business May Be Adversely Impacted By Changes In Consumer Discretionary Spending And General Economic Conditions.

Purchases at the Company’s restaurants are generally discretionary for consumers and, therefore, the Company’s results of operations are susceptible to economic slowdowns and recessions. The Company’s results of operations are dependent upon discretionary spending by consumers of the franchisees’ restaurants, which may be affected by general economic conditions globally or in one or more of the markets the Company serve. Some of the factors that impact discretionary consumer spending include unemployment rates, fluctuations in the level of disposable income, the price of gasoline, stock market performance and changes in the level of consumer confidence. These and other macroeconomic factors could have an adverse effect on sales at the franchisees’ restaurants, which could lead to an adverse effect on the Company’s profitability or development plans and harm the Company’s financial condition and operating results.

If The Company’s Restaurants Are Unable To Protect Their Customers’ Credit Card Data And Other Personal Information, The Company’s Restaurants Could Be Exposed To Data Loss, Litigation, And Liability, And The Company’s Reputation Could Be Significantly Harmed.

Privacy protection is increasingly demanding, and the use of electronic payment methods and collection of other personal information expose the Company’s restaurants to increased risk of privacy and/or security breaches as the well as other risks. The majority of the Company’s restaurant sales are by credit or debit cards. In connection with credit or debit card transactions in- restaurant, the Company’s restaurants collect and transmit confidential information by way of secure private retail networks. Additionally, the Company’s restaurants collect and store personal information from individuals, including their customers and employees.

Although the Company’s franchisees use secure private networks to transmit confidential information and debit card sales, the Company’s security measures and those of technology vendors may not effectively prohibit others from obtaining improper access to this information. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are often difficult to detect for long periods of time, which may cause a breach to go undetected for an extensive period of time. Advances in computer and software capabilities, new tools, and other developments may increase the risk of such a breach. Further, the systems currently used for transmission and approval of electronic payment transactions, and the technology utilized in electronic payment themselves, all of which can put electronic payment at risk, are determined and controlled by the payment card industry, not by the Company, through enforcement of compliance with the Payment Card Industry-Data Security Standards. The Company’s franchisees must abide by the Payment Card Industry-Data Security Standards, as modified from time to time, in order to accept electronic payment transactions.

If a person is able to circumvent the Company’s restaurants’ security measures or those of third parties, he or she could destroy or steal valuable information or disrupt the Company’s operations. The Company’s restaurants may become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and the Company’s restaurants may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause the Company’s restaurants to incur significant unplanned expenses, which could have an adverse impact on the Company’s financial condition, results of operations and cash flows. Further, adverse publicity resulting from these allegations could significantly harm the Company’s reputation and may have a material adverse effect on the Company and the Company’s restaurants’ business.

Changes In Labor And Other Operating Costs Could Adversely Affect The Company’s Results Of Operations.

An increase in the costs of employee wages, benefits and insurance (including workers’ compensation, general liability, property and health) could result from government imposition of higher minimum wages or from general economic or competitive conditions. In addition, competition for qualified employees could compel the Company’s restaurants to pay higher wages to attract or retain key crew members, which could result in higher labor costs and decreased profitability. Any increase in labor expenses, as well as increases in general operating costs such as rent and energy, could adversely affect the Company’s restaurants’ profit margins, their sales volumes and their ability to remain in business, which would adversely affect the Company’s results of operations.

The Company Could Be Party To Litigation That Could Adversely Affect The Company By Increasing The Company’s Expenses, Diverting Management Attention Or Subjecting The

Company To Significant Monetary Damages And Other Remedies.

The Company may become involved in legal proceedings involving consumer, employment, real estate related, tort, intellectual property, breach of contract, securities, derivative and other litigation. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may not be accurately estimated. Regardless of whether any such claims have merit, or whether the Company are ultimately held liable or settle, such litigation may be expensive to defend and may divert resources and management attention away from the Company’s operations and negatively impact reported earnings. With respect to insured claims, a judgment for monetary damages in excess of any insurance coverage could adversely affect the Company’s financial condition or results of operations. Any adverse publicity resulting from these allegations may also adversely affect the Company’s reputation, which in turn could adversely affect the Company’s results of operations.

In addition, the restaurant industry around the world has been subject to claims that relate to the nutritional content of food products, as well as claims that the menus and practices of restaurant chains have led to customer health issues, including weight gain and other adverse effects. These concerns could lead to an increase in the regulation of the content or marketing of the Company’s products. The Company may also be subject to such claims in the future and, even if the Company are not, publicity about these matters (particularly directed at the quick service and fast casual segments of the retail food industry) may harm the Company’s reputation and adversely affect the Company’s business, financial condition and results of operations.

Changes In, Or Noncompliance With, Governmental Regulations May Adversely Affect The Company’s Business Operations, Growth Prospects Or Financial Condition.

The Company and the Company’s restaurants are subject to numerous laws and regulations around the country. These laws change regularly and are increasingly complex. For example, the Company and the Company’s restaurants are subject to:

•The Americans with Disabilities Act in the U.S. and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas.

•The U.S. Fair Labor Standards Act, which governs matters such as minimum wages, overtime and other working conditions, as well as family leave mandates and a variety of similar state laws that govern these and other employment law matters.

•Laws and regulations in government mandated health care benefits such as the Patient Protection and Affordable Care Act.

•Laws and regulations relating to nutritional content, nutritional labeling, product safety, product marketing and menu labeling.

•Laws relating to state and local licensing.

•Laws relating to the relationship between franchisors and franchisees.

•Laws and regulations relating to health, sanitation, food, workplace safety, child labor, including laws prohibiting the use of certain “hazardous equipment” by employees younger than the age of 18 years of age, and fire safety and prevention.

•Laws and regulations relating to the sale of alcoholic beverages.

•Laws and regulations relating to union organizing rights and activities.

•Laws relating to information security, privacy, cashless payments, and consumer protection.

•Laws relating to currency conversion or exchange.

•Laws relating to international trade and sanctions.

•Tax laws and regulations.

•Antibribery and anticorruption laws.

•Environmental laws and regulations.

•Federal and state immigration laws and regulations in the U.S.

Compliance with new or existing laws and regulations could impact the Company’s operations. The compliance costs associated with these laws and regulations could be substantial. Any failure or alleged failure to comply with these laws or regulations by the Company’s restaurants or indirectly by the Company could adversely affect the Company’s reputation, international expansion efforts, growth prospects and financial results or result in, among other things, litigation, revocation of required licenses, internal investigations, governmental investigations or proceedings, administrative enforcement actions, fines and civil and criminal liability. Publicity relating to any such noncompliance could also harm the Company’s reputation and adversely affect the Company’s revenues.

Tax Matters, Including Changes In Tax Rates, Disagreements With Taxing Authorities And Imposition Of New Taxes Could Impact The Company’s Results Of Operations And Financial Condition.

The Company and the Company’s restaurants are subject to income taxes as the well as non- income based taxes, such as payroll, sales, use, value added, net worth, property, withholding and franchise taxes in both the U.S. and various foreign jurisdictions. The Company and the Company’s restaurants re also subject to regular reviews, examinations and audits by the U.S. Internal Revenue Service (“IRS”) and other taxing authorities with respect to such income and non-income based taxes inside and outside of the U.S. If the IRS or another taxing authority disagrees with the Company’s or the Company’s restaurants’ tax positions, the Company or the Company’s restaurants could face additional tax liabilities, including interest and penalties. Payment of such additional amounts upon final settlement or adjudication of any disputes could have a material impact on the Company’s results of operations and financial position.

In addition, the Company and the Company’s restaurants are directly and indirectly affected by new tax legislation and regulation and the interpretation of tax laws and regulations worldwide. Changes in legislation, regulation or interpretation of existing laws and regulations in the U.S. and other jurisdictions where the Company and the Company’s restaurants are subject to taxation could increase the Company’s and the Company’s restaurants taxes and have an adverse effect on the Company’s operating results and financial condition.

The Planned Rapid Increase In The Number Of The Company’s Restaurants May Make The Company’s Future Results Unpredictable.

The Company plans to increase the number of the Company’s restaurants and investments with independent restaurant owner-operators. This growth strategy and the substantial investment associated with the development of each new Company restaurant may cause the Company’s operating results to fluctuate and be unpredictable or adversely affect the Company’s profits. The Company’s future results depend on various factors, including successful selection of new markets and store locations, market acceptance of the Company’s restaurants’ experience, consumer recognition of the quality of the Company’s restaurants’ food and willingness to pay the Company’s prices, the quality of the Company’s operations and general economic conditions. What's more, as has happened when other fast-casual restaurant concepts have tried to expand nationally, the Company may find that the Rapid Fired Pizza and/or Hot Head Burrito concepts have limited or no appeal to customers in specific markets or the Company may experience a decline in the popularity of the Company’s restaurants’ experience. Newly opened restaurants may not succeed, future markets and stores may not be successful.

The Company’s Expansion into New Markets May Present Increased Risks Due To The Company’s Unfamiliarity With Those Areas.

The Company’s intent is to develop restaurants in markets where licensed area developers of Rapid Fired Franchising and Hot Head Franchising are established. Some of the Company’s restaurants may open in markets where the Company has little or no operating experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than the Company’s existing markets. As a result, those new stores may be less successful than stores in the Company’s existing markets. Consumers in a new market may not be familiar with the Rapid Fired Pizza and/or Hot Head Burritos brand, and the Company may need to build brand awareness in that market through greater investments in advertising and promotional activity than the Company originally planned. The Company may find it more difficult in new markets to hire, motivate and keep qualified employees who can project the Company’s vision, passion and culture. Stores opened in new markets may also have lower average store sales than stores opened in existing markets, and may have higher construction, occupancy or operating costs than stores in existing markets. The Company may have difficulty in finding reliable suppliers or distributors or ones that can provide the Company, either initially or over time, with adequate supplies of ingredients meeting the Company’s quality standards. Sales at stores opened in new markets may take longer to ramp up and reach expected sales and profit levels, and may never do so, thereby affecting the Company’s overall profitability.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE UNITS AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Units outstanding) that occurs for any given Unit when additional Units are issued. If all of the Class B Units in this Offering are fully subscribed and sold, the Class B Units offered herein will constitute approximately 10.0% of the total outstanding Units of the Company.

The Company anticipates that subsequent to this Offering, the Company may require additional capital. Such future fund raising will further dilute the percentage ownership of the Units sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Class B Units or other securities such as stock, or securities or debt convertible into stock or additional classes of Units. When the Company issues more Units or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of Units outstanding could also result from a Unit offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising equity or Unit options, employees or others being granted Units or equity or by conversion of certain instruments such as convertible bonds, other classes of Units or warrants into Units or other equity. If the Company decides to issue more Units or other securities, an investor could experience value dilution, with each Unit being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Unit, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Units or securities in a “down round” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into Units. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more Units than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a Unit price ceiling. Either way, the holders of the convertible notes get more Units for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more Units for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has issued a single convertible note that is redeemable for Class A Units that would be conveyed to that party by the existing Class A Members and therefore that redemption would not specifically be a dilution event, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Unit to hold a certain amount of value, it’s important to realize how the value of those Units can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Unit, ownership percentage, control, share of revenues and earnings per Unit.

If you invest in the Company’s Class B Units, your interest will be diluted immediately to the extent of the difference between the Offering price per Class B Unit and the pro forma net tangible book value per Unit after this Offering. As of June 30, 2021, the net tangible book value of the Company was ($1,009,762) since the Company has only generated  revenue to date of $107,772 and had cumulative expenses equal to $1,666,121 with $156,663 in paid-in-capital from Class A Unitholders and with $391,924 in proceeds from Class B Unitholder subscriptions from December 16, 2019 when the offering became qualified and June 30, 2021 at the time of our Form 1-SA semiannual financials filing, which is the basis for this filing for the extension of the Company’s offering for an additional one year. Based on the 9,000,000 Class A Units and 95,452 Class B Units issued and outstanding, the total number of Class A and Class B Units combined and outstanding was 9,094,452 as June 30, 2021, that equates to a net tangible book value of ($0.111) per Unit on a pro forma basis. Net tangible book value per Unit consists of Unitholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Units outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $3.990 per Unit.

Thus, if the Offering is fully subscribed, the net tangible book value per Unit owned by the Company’s current Unitholders will have immediately increased by approximately $4.101 without any additional investment on their part and the net tangible book value per Unit for new investors will be immediately diluted to $0.399 per Unit. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

The Company recognizes that this initial dilution substantially impacts Class B investors. Because the primary objective of the company is to build and develop restaurants, and the primary means for the Class B investor to realize a return on its investment is the potential capital appreciation of those restaurants that the Company develops, the Company has implemented Article IX of its Amended and Restated Operating Agreement, as noted above in the “Distributions” section of this Offering Circular. Those provisions are specifically intended to provide preferential distribution of net proceeds to Class B investors that result from the sale of one or more restaurants assets at such time as they may occur in the future to accommodate individual restaurant owner-operators, a joint venture partner in those individual restaurants or the sale of the Company’s interest some or all of those restaurants.

The following tables illustrate the per Unit dilution which would occur under each of the “Use of Proceeds” section scenarios shown below (after deducting the appropriate offering expenses for each scenario):

If the total capital raised is $1,000,000:
Offering price per Class B Unit*	$5.00
Net Tangible Book Value per Unit before Offering (based on 9,000,000 Units)	($0.111)
Increase in Net Tangible Book Value per Unit Attributable to Units Offered Hereby (based on 200,000 Units)	$0.110
Net Tangible Book Value per Unit after Offering (based on 9,200,000 Units)	$0.001
Dilution of Net Tangible Book Value per Unit to Purchasers in this Offering	$5.00
*Before deduction of offering expenses

If the total capital raised is $2,000,000:
Offering price per Class B Unit*	$5.00
Net Tangible Book Value per Unit before Offering (based on 9,000,000 Units)	($0.111)
Increase in Net Tangible Book Value per Unit Attributable to Units Offered Hereby (based on 400,000 Units)	$0.216
Net Tangible Book Value per Unit after Offering (based on 9,400,000 Units)	$0.105
Dilution of Net Tangible Book Value per Unit to Purchasers in this Offering	$4.89
*Before deduction of offering expenses

If the total capital raised is $3,000,000:
Offering price per Class B Unit*	$5.00
Net Tangible Book Value per Unit before Offering (based on 9,000,000 Units)	($0.111)
Increase in Net Tangible Book Value per Unit Attributable to Units Offered Hereby (based on 600,000 Units)	$0.318
Net Tangible Book Value per Unit after Offering (based on 9,600,000 Units)	$0.207
Dilution of Net Tangible Book Value per Unit to Purchasers in this Offering	$4.79
*Before deduction of offering expenses

If the total capital raised is $4,000,000:
Offering price per Class B Unit*	$5.00
Net Tangible Book Value per Unit before Offering (based on 9,000,000 Units)	($0.111)
Increase in Net Tangible Book Value per Unit Attributable to Units Offered Hereby (based on 800,000 Units)	$0.416
Net Tangible Book Value per Unit after Offering (based on 9,800,000 Units)	$0.305
Dilution of Net Tangible Book Value per Unit to Purchasers in this Offering	$4.69
*Before deduction of offering expenses

If the total capital raised is $5,000,000:
Offering price per Class B Unit*	$5.00
Net Tangible Book Value per Unit before Offering (based on 9,000,000 Units)	($0.111)
Increase in Net Tangible Book Value per Unit Attributable to Units Offered Hereby (based on 1,000,000 Units)	$0.510
Net Tangible Book Value per Unit after Offering (based on 10,000,000 Units)	$0.399
Dilution of Net Tangible Book Value per Unit to Purchasers in this Offering	$4.60
*Before deduction of offering expenses

There is a material disparity between the price of the Units in this Offering and the effective cash cost to existing Class A Unitholders for Units acquired by them in a transaction 2019.  The Company’s operations to date have been funded by Class A Members paid in capital of $156,663 and the net proceeds from Class B Unit subscriptions of $391,924 through June 30, 2021. The average effective cash contribution for Units acquired by Class B investors in transactions since the offering became qualified on December 16, 2019 was approximately $5.00 per Unit, which is the same as the public contribution under this Offering which is $5.00 per Class B Unit.

Also, for purposes of determining dilution, it should be noted in the tables above that 9,000,000 Class A Units that were all subscribed in 2019 and 95,452 Class B Units were subscribed from December 16, 2019 through June 30, 2021, for a total of 9,095,542 Units are outstanding at the time of our Form 1-SA semiannual filing on June 30, 2021 and that is the basis for the dilution tables above.  As of this filing, since July 1, 2021 an additional 15,843 Class B Units have been subscribed at the price of $5.00 each and applications are pending for 3,500 additional Class B Units.

In Note 5 to the Company’s June 30, 2021 interim financial statements (See Section F/S below), it is explained that 180,000 Class A Units were outstanding as of December 31, 2018. In Note 7 to the Company’s financial statements (See Section F/S below), it is noted that subsequent to the 2018 year end, the Company's members approved increasing the authorized number of Class A Units to 9,000,000 units and authorized 1,000,000 Class B Units. There was no change to the percentage of membership for any Class A or Class B unitholder as a result of this increase in the number of units that took place on March 8, 2019. This was an administrative change with no financial impact as each class of units was increased by a multiple of 50. Therefore, the 180,000 Class A Units that were outstanding as of December 31, 2018 became 9,000,000 outstanding Class A Units as of March 8, 2019. No retroactive impact on the balance sheet was determined by the Company's independent auditors. No dilution to either class of units occurred, no change in membership percentages occurred and no dividends were issued.

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $5,000,000.00 of its Class B Units. The Offering is being conducted on a best-efforts basis without any minimum number of Units (other than the per investor minimum of 20 Units) or amount of proceeds required to be sold to distribute funds to the Company. The Company will not sell the Class B Units through commissioned broker-dealers other than Dalmore but may include others in the future. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1A-POS and Offering Circular to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in the bank account for more than approximately 30 business days assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in the bank account will be distributed to the Company, and the associated Units will be issued to all investors from said closing at the same time following each closing of the Offering. Funds tendered by investors will be kept in the bank account until the next closing after they are received by the bank.

All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Tasty Equity” which shall be deposited into the bank account and released to the Company at each closing. Should the Company choose to accept credit or debit cards as payment of the subscription amount, processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing such payments.

Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in the bank account will promptly be refunded to each investor without interest or deductions. The Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the planned termination date in the absolutely discretion of the Company.

None of the Class B Units being sold in this Offering are being sold by existing securities holders. All of the securities being sold in this Offering were authorized as of March 8, 2019.

This Offering has been qualified by the Securities and Exchange Commission (the “SEC”) and the Company is accepting tenders of funds to purchase the Units. The Company has engaged Prime Trust, LLC and Lending Club Bank, National Association to hold investor funds in a bank account until compliance is complete. Because an escrow agreement was  entered into with Lending Club Bank, National Association, that agreement was filed as Exhibit 1A-8 to this 1-POS of which this Offering Circular is a part.

The Company is using its website, www.InvestInTastyEquity.com, to provide notification of the Offering. Persons who desire information will be directed to either www.InvestInTastyEquity.com or a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Dalmore, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following functions in connection with this Offering, but not for underwriting or placement agent services:

1.Accept investor data from the Issuer, generally via a reputable software system or technology provider, but also via other means as may be established by mutual agreement;

2.Process potential investors, including, but not limited to, running reasonable background checks for anti-money laundering and PATRIOT Act purposes (together, “AML”), as well as comply with Know Your Customer (“KYC”) rules;

3.Review and process information from potential investors, including but not limited to running reasonable background checks for AML, IRS tax fraud identification and purposes, and to gather and review responses to customer identification information;

4.Review subscription agreements received from prospective investors to confirm their participation in the Offering;

5.Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6.Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors, investor relationship management, and record keeping;

8.Keep investor details and data confidential and not disclose to any third party except as required by regulators or by law (e.g. as needed for AML); and

9.Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Dalmore a broker-dealer services fee equivalent to 5% of all capital raised in the Offering on or after April 27, 2020 and 3% cashless exercise warrants on the number of Class B Units sold in the Offering on or after April 27, 2020, exercisable for up to 5 years, on all newly invested funds after April 27, 2020 following the issuance of a No Objection Letter by FINRA. Assuming that the remaining 987,150 Class B Units are sold, the company estimates that total fees due to pay Dalmore would be $246,787.50 for a fully-subscribed offering.

As for the warrants, $1,927.50 representing 385 Class B Units in warrants shall be issued to Cuttone & Co., LLC and iQ Capital (USA), Inc., who previously acted as broker-dealers in connection with this offering. The warrants may be exercised by Cuttone & Co., LLC and iQ Capital (USA), Inc. or their assigns for no cost and will, when exercised, provide Cuttone & Co., LLC and iQ Capital (USA), Inc. or their assigns with Class B Units. For sales of the Shares after April 27, 2020, all warrants shall be issued to Dalmore or their assigns. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Class B Units. The warrants are (a) not exercisable or convertible more than five years from the qualification date of the offering circular pursuant to FINRA Rule 5110(f)(2)(G)(i); (b) comply with lock-up restrictions pursuant to FINRA Rule 5110(g)(1); and (c) comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2)(A)(ii). The Company has also paid a FINRA 5110 filing fee of $2,000.00 and a due diligence flat fee of $15,000.00 to Cuttone & Co., LLC, at least $12,500.00 of this due diligence flat fee was paid to a third-party due diligence provider and any portion of the not paid to a third party due diligence provider will be refunded to the Company. The Company is also liable to reimburse Dalmore for any out-of-pocket expenses incurred in relation to the services provided. The total amount of out-of-pocket expenses that may be reimbursed to Dalmore is capped at $10,000.00, not including the $15,000.00 due diligence fee and the FINRA filing fee.

The warrants described in the preceding paragraph and the right to purchase securities upon exercise hereof shall terminate upon the earliest of (a) the close of business on the five year anniversary of qualification of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. For the avoidance of doubt, the warrants will not be exercisable more than five years from the qualification date of this Offering pursuant to FINRA Rule 5110(f)(2)(G)(i). The warrants shall comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2)(A)(ii).

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore are not underwriters and will not be paid underwriting fees but will be paid service fees. See “Plan of Distribution.”

Dalmore is not participating as an underwriter in this Regulation A Offering and under no circumstance will it solicit any investment in the Company in this Regulation A Offering, recommend the Company's securities in this Regulation A Offering or provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Dalmore is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering prospectus in this Regulation A Offering or the Regulation A Offering itself. Based upon Dalmore’s anticipated limited role in this Offering, they have not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Dalmore’s involvement in this offering as any basis for a belief that either has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Form 1A-POS and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering originally commenced on the qualification of the Offering Circular by the Securities and Exchange Commission on December 13, 2019. On December 10, 2021, the First Post-Qualification Amendment to the Offering Circular took the place of the Form 1A-POS and Offering Circular originally qualified by the Securities and Exchange Commission on December 13, 2019. This Second Post-Qualification Amendment and the extended Offering will terminate at 11:59 PM Pacific on December 10, 2022 unless terminated earlier by the Company. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or as otherwise set out herein.

If you decide to subscribe for any Class B Units in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $100.00 for 20

Units unless reduced on a case-by-case basis by the Company. If paying by check, all subscription checks should be made payable to “Tasty Equity” If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per Unit investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. The Units will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units. Investor suitability standards in certain states may be higher than those described in this Form 1A-POS and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Units for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Units, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Units. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Units may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Units may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Units may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Units of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Class B Units being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Integral Transfer Agency USA Inc. will serve as transfer agent to maintain Unitholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best efforts” offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering. The maximum gross proceeds from the sale of the Units in this Offering are $5,000,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $4,550,000.00 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations, general working capital and to open new restaurants. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or managers of the issuer. The officers and managers of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

USE OF PROCEEDS TABLE

(1) The Company took the following actions in 2018, 2019, 2020 and 2021 for the purpose of creating bridge financing for its current operations, continuing its restaurant development program and covering the costs of its legal, professional and marketing expenses related to this Offering:

•Initiated a new short-term note with Times Square Ventures on November 9, 2018 in the amount of $235,000 which was due to be repaid or renewed on August 6, 2019. A portion of that note was used to fund the Company's investment related to a pre-paid deposit for equipment on behalf of Wiley Ventures LLC for the pending installation of a new self-pour beer system in its Lima, Ohio Rapid Fired Pizza Restaurant. Another portion of that note was used to fund the Company's investment related to a pre-paid deposit for equipment on behalf of Wiley Ventures II LLC for the pending expansion of an existing self-pour beer system in its Bowling Green, Ohio Rapid Fired Pizza Restaurant. Another portion of that note was used to fund the Company's investment related to a pre-paid deposit for equipment on behalf of WD RFP Findlay LLC for the pending installation of a new self-pour beer system in its pending Findlay, Ohio Rapid Fired Pizza Restaurant and related liquor license application. The Company has agreed with Times Square Ventures to utilize about $100,000 of those funds held in the Company's First Republic Bank reserve account for the purposes of funding operational and marketing expenses to launch this Offering. That note was retired as scheduled and replaced with a new note with Times Square Ventures on August 6, 2019 in the amount of $235,000 with an interest rate of 18%.  That note was due to be repaid or renewed on May 1, 2020.  That note was retired and replaced with a new note with Time Square Ventures on May 4, 2020 where a portion of the interest due was capitalized into the new note in the amount of $261,607.50, as a measure of Covid-19 relief, with an interest rate of 18% with a maturity date of January 29, 2021 inclusive of accrued interest for a total amount due of $296,924.51 and a call date of October 20, 2020, at which time the total balance due would be $285,021.37.  That note was called by the lender on October 20th but then renegotiated in exchange for payment of $11,607.50 in deferred interest from the previous maturity and $23,413.87 in accumulated interest due to the call date and a new note was issued in the amount of $250,000 with a call date of April 28, 2021 and maturity date of July 27, 2021.  This note was extended by mutual agreement in the amount of $250,000 with  maturity date of April 27, 2022 subject to payment of interest payments in the amount of $11,250 due on October 28, 2021, January 28, 2022 and April 27, 2022.

•Initiated a short-term note with Times Square Ventures on November 26, 2018 in the amount of $150,000 that was due to be repaid or renewed on April 27, 2018. A portion of the original note was used to fund a portion of the Company’s investments related to Wiley Ventures II LLC during the development and opening of the Rapid Fired Pizza restaurant in Bowling Green, Ohio in September 2017. Another portion of that original note was used to fund the Company’s investment in WD HHB Toledo LLC during the acquisition of the two Hot Head Burritos restaurants located in Perrysburg and Holland, Ohio. That note was retired as scheduled and replaced with a new note with Times Square Ventures on July 26, 2019 in the amount of $150,000 with an interest rate of 18% and is due to be repaid or renewed on April 21, 2020. That note was retired and replaced with a new note with Times Square Ventures on April 21, 2020 where a portion of the interest due was capitalized into the new note in the amount of $163,750 as a measure of COVID-19 relief and is due to be repaid on January 19, 2021.  This note was extended by mutual agreement on its maturity date of October 15, 2021 based on a new principal balance of $183,356 which includes $19,606.25 in capitalized interest with a new maturity date of July 15, 2022 with accumulated interest due at maturity.

•Initiated a convertible note with existing Wiley Area Development LLC Member Willow Springs Group LLC in the amount of $100,000 on April 11, 2019. This note has an interest rate of 8% and a maturity date of December 31, 2019. It is being extended by mutual agreement to a maturity date of December 31, 2021. Proceeds of this note are specifically to fund the Company’s current operations and cover the direct costs of its legal, professional and marketing expenses related to this Offering. That convertible note is subject to repayment terms which include conversion redemption options clarified below in the planned discharge of indebtedness. By mutual agreement, that convertible note remains outstanding and accruing interest at the rate of 8% until the Company achieves a minimum capital raise of $500,000 or otherwise at the discretion of Willow Springs Group.

•Initiated a convertible note with angel investor Brand Imperatives SSG LLC in the amount of $40,000 on January 17, 2020.  This note has an interest rate of 8% and a maturity date of October 4, 2021.  It is being extended to a maturity date of November 18, 2021 inclusive of an increase in the note amount based on services provided to the Company in-kind in the amount of $8,000 each for January, February, March and July 2020 for a total note amount of $72,000 by mutual agreement. Based on the terms of the note, Brand Imperatives SSG LLC may lend to the Company, or provide services in kind, thereby increasing the note to a maximum of $100,000 subject to the convertible note terms and existing maturity date.  It is the intention of the Company to repay the note in full on or before the maturity date and not exercise the conversion provisions.  No additional work in-kind has been authorized and the principal balance of $72,000 continues to accumulate interest at the rate of 8% until the note is either converted to equity by December 31, 2022 or repaid in full by that date.

The Company specifically intends to retire each of the notes subject to the amount of capital raised during this offering subject to the following considerations:

The Company’s first priority is to retire the convertible note with Willow Springs Group LLC per the provisions of that note at such time as more than $500,000 in net proceeds have been raised from this Offering subject to the following considerations. In the event the net proceeds of the Offering are less than that amount, and the note has not been repaid by December 31, 2019, then that note shall be converted to equity by Byron C. Wiley and Peter A. Wiley each transferring a prescribed number of their personally held Class A Units to Willow Springs Group LLC. In the event that conversion or redemption of the convertible note occurs, there shall be no dilution effect on the Class B Unitholders and the obligations associated with the balance of the Convertible Note shall be retired. The originally agreed-upon date for the note conversion deadline of December 31, 2019 was extended to December 31, 2020 or the close of the Company’s Offering at the discretion of Willow Springs Group and by mutual agreement is being extended to December 31, 2022.

The Company’s second priority is to retire the $250,000 note with Times Square Ventures which is due to be renewed or repaid on April 27, 2022. If the net proceeds of this Offering exceed $2,000,000, then the Company plans to retire that note in order to reduce its ongoing borrowing costs.  In the event the note is not retired, it is anticipated that it will be renewed or replaced by a subsequent note with Times Square Ventures at that time.

The Company’s third priority is to retire the $183,356 note with Times Square Ventures which is due to be renewed or repaid on July 15, 2022. If the net proceeds of the Offering exceed $3,000,000, then the Company plans to retire that note in order to reduce its ongoing borrowing costs.  In the event the note is not retired, it is anticipated that it will be renewed or replaced by a subsequent note with Times Square Ventures at that time.

In the event that the Offering is delayed, deferred, or otherwise fails to achieve at least $500,000 in net proceeds to the company, then the convertible note will be converted and redeemed for Class A Units retiring that obligation per the considerations outlined above and each of the Times Square Ventures Notes will be renewed for an additional nine months. The Company will then service the Times Square Ventures Notes by exercising its rights to member distributions from Wiley Ventures LLC, Wiley Ventures II LLC and WD HHB Toledo LLC as well as proceed with the completion of the planned WD Findlay LLC restaurant in concert with the other members of those entities.

(2) The Offering Expenses are estimated at a total of $200,000 in the chart above but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Units, but which do not include fees paid to Dalmore or the previous broker-dealers or any type of commissions to be paid to any broker-dealer.

(3)Note the fees to be paid to broker-dealers as set out in Plan of Distribution above.

The Company notes that investor perks referenced elsewhere in this Offering Circular will not materially impact the use of proceeds. The Company believes that the estimated cost related to the investor perks is not material.

DESCRIPTION OF THE BUSINESS

General

Wiley Area Development LLC was formed on February 20, 2017 as an Ohio limited liability company. On February 1, 2019, Wiley Area Development LLC registered the trade name Tasty Equity in the state of Ohio in order to do business under that name. The Company was formed to leverage the extensive relationships, operational expertise and in-the-trenches operational experience of its founders to serve as the operating partner to independent restaurant owner operator franchisees of Rapid Fired Franchising and Hot Head Franchising.

Tasty Equity invests alongside restaurant owners, providing initial working capital to fund the startup costs that occur prior to securing bank financing based upon a bank pre-approval for each restaurant owner. In addition, the Company provides advisory services related to site selection, restaurant design, operations and serves as the back office operating partner for each restaurant owner. Tasty Equity has sponsored a restaurant owner in the development of two Rapid Fired Pizza restaurants and acquisition of two Hot Head Burrito restaurants and serves as the operating partner for those stores. Tasty Equity has additional new stores in development including a fifth one with that operator and several with other independent restaurant owner operators in various states nationwide from California to Connecticut.

Tasty Equity builds, owns, and operates “Fast Casual” restaurants as an independent owner operator franchisee, and must be regarded as a separate and distinct entity from any franchisor with whom Tasty Equity contracts for franchises. For the purposes of this Offering Circular, “Rapid Fired Franchising” and “Hot Head Franchising” will refer to Rapid Fired Franchising, LLC and Hot Head Franchising, LLC respectively.

Tasty Equity’s Original Four Restaurants

Tasty Equity owns 18% of Wiley Ventures LLC which operates the Rapid Fired Pizza restaurant located at 2815 Elida Road in Lima, Ohio and 18% of Wiley Ventures II LLC which operates the

Rapid Fired Pizza restaurant located at 852 South Main Street in Bowling Green, Ohio. Tasty Equity also owns 20% of WD HHB Toledo LLC which operates the Hot Head Burritos restaurant located at 104 East South Boundary Street in Perrysburg, Ohio and the Hot Head Burritos restaurant located at 1510 South McCord Road in Holland, Ohio. Tasty Equity will own 18% of WD RFP Findlay LLC which will own the Rapid Fired Pizza restaurant in development in Findlay, Ohio that Tasty Equity has deferred its plans to open out to Q3 or Q4 of 2022 with the delay due to the COVID-19 disruption of the market and the Company’s desire to opportunistically seek a more advantageous location in the vicinity of Findlay, OH.

How New Restaurants Will Fit Into The Tasty Equity Business

In addition to the four existing restaurants and the one originally scheduled to open in Fall of 2019 that was delayed due to the launch of our Offering and is now on hold with deposits outstanding until the COVID-19 related disrupted market conditions stabilize. Tasty Equity plans to use the proceeds of this Offering to open new Rapid Fired Pizza and Hot Head Burritos restaurants in cooperation with Area Developers in Ohio and throughout the United States. This will include regular Fast Casual formats of each brand and the large format Hot Head Mexican Grill & Cantina and Rapid Fired Pizza & Taproom versions. The large format locations will include a 60-tap Self-Pour iPourItTM system with beer, cider, wine, pre-mixed cocktails and some of the first Self-Pour top shelf liquor shot iPourItTM systems with shots of liquor such as tequila, vodka, rum and bourbon in the nation. The regular Fast Casual formats will generally include 24-tap Self-Pour iPourItTM alcohol systems where liquor licenses are available. For each new restaurant opened, Tasty Equity will own between 18% and 80% of the new store, depending on several factors.

A standard Rapid Fired Pizza restaurant, for example, typically costs approximately $500,000 to open. Tasty Equity will pay part or all of the 10-20% down payment necessary for its restaurant owner operator partner in each store and obtain a loan for the remainder of the funds required to open. In this scenario, Tasty Equity will own between 18% and 80% of that restaurant subject to the independent restaurant owner operator’s financial qualifications and the financial participation of the local franchise system Area Developer.

Each new large format Hot Head Mexican Grill & Cantina or Rapid Fired Pizza & Taproom is expected to cost approximately $1,000,000 to open. Tasty Equity will pay part or all of the 10- 20% down payment necessary for its restaurant owner operator partner in each store and obtain a loan for the remainder of the funds required to open. In this scenario, Tasty Equity will own between 18% and 80% of that restaurant subject to the independent restaurant owner operator’s financial qualifications and the financial participation of the local franchise system Area Developer.

In some cases, for certain experienced restaurant operators who may not be eligible to obtain a loan, Tasty Equity may obtain the loan itself or otherwise participate in the financing. Under such scenarios, Tasty Equity would likely own 60% to 80% of the new restaurant.

If Tasty Equity raises its just $2,000,000 of the $5,000,000 authorized in this Offering, then it will have the ability to open 10 to 20 standard Rapid Fired Pizza and/or Hot Head Burritos new restaurants, owning at least 18% of each new restaurant. Should Tasty Equity raise more than $2,000,0000 in this Offering, it will scale operations with a goal of adding another 10-20 new restaurants for each additional $1,000,000 raised depending upon the financial qualifications of the owner operator and franchise system Area Developer engaged in the financing of each restaurant.

Delivering on our Promise: Expanded from 4 to 11 restaurants under management in 2021

Our stated mission is to develop up to ten new fast casual restaurants every year for 2021, 2022 and 2023 to create a self-funding business fueled by the free cash flow generated by those restaurants.  Counterintuitively, the covid pandemic disruption actually created several immediate acquisition opportunities for the Company in 2021.

The first opportunity was to acquire seven additional Hot Head Burritos restaurants in from a retiring 75-year old independent franchisee who was also a Licensed Area Developer.  Our bankers determined that the $2.775 million transaction was too large for Tasty Equity to handle on our own as we had not raised sufficient capital as of April 2021 for a transaction that large.  Our bankers helped us facilitate the transaction for friendly private investors.

Peter Wiley and Chris Wiley personally helped the group buy the restaurants and secured a management contract with options to grant ownership to Tasty Equity in the future.  This increased our cash flows, grew our business from 4 to 11 restaurants under management, and expanded our service area from Toledo, OH to Pittsburgh, PA including restaurants we supervise in Cleveland, Youngstown and Hermitage PA markets.

Factors beyond our control may prevent us from completing the warrants, but as minority shareholders in WD HHB Cleveland LLC which acquired the seven stores, Peter Wiley and Chris Wiley are committed to creating upside for Tasty Equity investors in the same fashion they created equity in the original four restaurants.  We are working with our legal counsel, our bankers and our private partners in the deal to convey up to 10% equity in exchange for certain consideration locked in the valuation of the acquisition.

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The Founders of Tasty Equity

Peter and Chris Wiley are the founders of Tasty Equity. They are experienced in all aspects of restaurant development and are actively engaged with both building out the business and coordinating partners and vendors from site contractors to key investors with the franchised Rapid Fired Pizza and Hot Head Burritos restaurant owners that Tasty Equity sponsors.

Peter Wiley is an active member in eleven franchised Rapid Fired Pizza restaurant locations as well as being the coordinator between independent franchisees and the franchisor (which is owned by Peter and Chris’s brother Ray Wiley). Peter was responsible for every aspect of the Hot Head Burritos brand, which now grown to over 85 locations in more than a dozen states, when Ray tapped him to do the same for Rapid Fired Pizza in 2015 which now has 34 locations in several states.

Chris Wiley has been a consultant in financial services and capital markets for more than 20 years. He wound up his consulting work as SVP of Banking and Capital Markets for a global financial services consulting firm in spring of 2018 to expand Tasty Equity nationally. He is an investor in Tasty Equity and is also contributing his contacts and know-how to the business.

About Tasty Equity

Tasty Equity was created to leverage the skills, relationships, and energy of its founders and help independent owner operators build their own Rapid Fired Pizza and Hot Head Burritos restaurants as franchisees with it as their operating partners. Tasty Equity has developed a business model that brings together aspiring restaurateurs with institutional-grade back office and financial support in coordination with the franchise system Area Developers. This Tasty Equity model enables talented and ambitious restaurant owner candidates with limited financial resources to run the day-to-day operations of a restaurant without getting distracted by the complex challenges of building, opening and financing a small business. They are also planning to partner in a joint venture capacity with established multi-unit restaurant operators who are crossing over to include the Hot Head Burritos and Rapid Fired Pizza brands in their portfolio by accelerating their expansion into these brands and Self-Pour alcohol systems with the same financial and operational support and expertise.

It All Started With Ross

On Thanksgiving Day 2015, the Tasty Equity founders hatched a plan for Chris’ son Ross to come out of the military after 10 years of service and join the family business. Ross had just been certified as the 500th Surfman in the history of the Coast Guard. He had reached the pinnacle of success and he was ready to turn his drive and focus to creating security for his wife Elisha and three young girls. Chris and Peter pooled resources with their sister and their father (Ross’ grandfather) to create a five store plan to help Ross realize his dream. Together they opened his first Rapid Fired Pizza restaurant in Lima, Ohio in August of 2016. After that, the concept for Tasty Equity was born to leverage the same family resources plus some investors to help other restaurant owner operators like they did for Ross. As a result, the Tasty Equity adventure began on February 20, 2017. Tasty Equity then helped Ross open a second Rapid Fired Pizza on September 23, 2017 in Bowling Green Ohio, and purchase two Hot Head Burritos restaurants (one in Perrysburg Ohio and one in Holland, Ohio) less than a month later. The last of Ross’ 5 store portfolio is expected to open in Findlay, Ohio in Q1 or Q2 2021 as the first Rapid Fired Pizza & Taproom.

Creating Successful Restaurant Owners

The biggest challenge to expansion of Hot Head Burritos and Rapid Fired Pizza comes down to finding and retaining great restaurant managers. Tasty Equity chose to repeat the model it had used with Ross, allowing it to retain and develop its restaurant employees into great candidates for restaurant ownership, who like Ross would then be committed to the success of their own restaurants and would stop thinking of themselves as “just employees.”

Chris and Peter also realized that, like Ross, a potential restaurant owner may be great at managing people but may not have any experience running a business and raising capital. Tasty Equity formalized its plan to oversee site selection, construction, human resources, payroll, capital financing and cash management so that it could sponsor numerous restaurant operators who can focus on what they do best: recruiting and managing their own all-star team to operate their own restaurants. They perfected this process based on Pete’s experience with 24 stores owned by the two franchisors (his wife Mikel does the bookkeeping for half of them) and providing these services to the stores with

Ross. Tasty Equity is confident that by providing the business expertise required to build a small portfolio of successful franchised restaurants with each restaurant owner operator, it can help them succeed. Unlike Ray who is the franchisor for both the Rapid Fired Pizza and Hot Head Burritos concepts, Tasty Equity participates in each restaurant as the restaurant owner’s operating partner and a shareholder.

About the Franchisors: Rapid Fired Franchising and Hot Head Franchising

Tasty Equity is not affiliated with the two franchisors: Rapid Fired Franchising or Hot Head Franchising, both of which are owned by Ray Wiley, Tasty Equity’s founders’ brother, and his partners. Instead, Tasty Equity is a separate independently owned restaurant development company. As a consultant to the franchisors, Chris recruits independent owner operator franchisees, area developers, and helps identify ideal locations with a network of real estate development partners. In the process he identifies a large number of potential independent restaurant owner operators that are candidates for the Tasty Equity sponsored owner operator and joint venture programs. Tasty Equity is prepared to sponsor restaurant owners in any market in cooperation with Rapid Fired Franchising or Hot Head Franchising’s Area Developers as they expand the brands nationally, but its focus for now is in Ohio where it all began. Tasty Equity can’t sell anyone a Rapid Fired Pizza or a Hot Head Burritos franchise – only the franchisors have the right to do that through their Franchise Disclosure Documents. When you invest in Tasty Equity, you will own part of each Rapid Fired Pizza and Hot Head Burritos store that Tasty Equity owns a part of.

About Hot Head Burritos

Ray Wiley (Tasty Equity founders’ brother) founded Hot Head Burritos in 2007 after being a franchisee in the Subway system for more than 20 years. He was inspired by watching some associates create the Qdoba restaurant concept to compete with Chipotle (which does not franchise) and within a few years sell their entire franchise system along with many of their stores in an institutional sale which included many of their independent owner operator franchisee stores in a very successful liquidity event. There were only about 500 branded burrito shops at the time, led by Chipotle and Qdoba. Today there are more than 78 Hot Head Burritos stores operational with Area Developers in about a dozen states. The Hot Head Franchising system achieved a new store opening rate of about 1 store per month in 2019 and was projected to achieve more than 2 new locations per month based on existing Area Developer contractual commitments in 2020 prior to the COVID-19 crisis.

Nearly all Hot Head Burritos franchisees, including Tasty Equity, were reduced to offering Carry-Out service only due to the state issued stay-at-home orders.  The franchise system and franchisees all worked together to launch innovative social media marketing and created a Curb-Side Pickup program.  Some Hot Head Burritos locations quickly worked their way back to nearly 100% of prior year’s sales and some stores are actually beating prior year sales on occasion. Hot Head Burritos believes its variety has kept its core fan base loyal and believes Curb-Side Pickup has created a new business component that will continue help it grow its business especially for large family orders for years to come.

New restaurant construction has slowed down in markets where construction crews were considered non-essential industry, but planning new locations continues.  Hot Head Burritos has a history of expanding during economic downturns and growing its business as customers come down market from table service to Fast Casual service to save money and still enjoy high quality, freshly made meals before their eyes.  As Tasty Equity, we believe we will have ample new location opportunities as weaker brands fail to recover from the COVID-19 crisis.  Our capital partners and pending owner operators are equally excited in anticipation of things getting back to normal in time.  Clearly our expansion plans will be impacted short term but we are hopeful we will make up for it by building a backlog of pending locations in coordination with the Hot Head Burritos franchise system Area Developers in more than a dozen states outlined in the map below.

WA
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IN
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Ray forged a “multi-brand operator” approach by expanding Hot Head Burritos rapidly with many of his friends joining him from the Subway system. By bringing in experienced restaurant operators from other franchise brands, Ray believed that the chances of success operating a second brand would be far greater for each Hot Head Burritos franchisee. Little did Ray know that he was pioneering what is today referred to as “mass customization” in the Fast Casual restaurant market segment. He created his own recipes for Hot Head Burritos and opened his doors with more than twice the variety of ingredients of the competitors. He upped that game by offering a dozen custom sauces “From Mild to WildTM” to further customize the familiar burritos, bowls, tacos and quesadillas concept and quickly built a fan base in more than seven states. Ray essentially created the “anti-Chipotle” with the playful flaming Leroy logo, big screen TVs and a family friendly atmosphere. As of this writing, burritos are among the top three most popular restaurant meals, based on frequency of ordering, per a survey published in the April 2020 QSR Magazine.

Hot Head Burritos continued to expand steadily by one-upping market leaders with a variety of monthly limited time offers, online ordering, and third-party delivery - launched in 2017 quickly growing to more than 11% of sales. In 2018, Hot Head Burritos launched its popular “toasted option” for every burrito, bowl, soft taco, hard taco and quesadilla which remains unmatched by any competitor at the time of this offering. The launch of Curb-Side Pickup is helping Hot Head Burritos capture back its own patrons from the third-part delivery companies that are great partners but charge significant fees for their services.

Now maturing partnerships with Uber Eats, Door Dash, Grub Hub and Amazon continue to drive incremental average unit volume (“AUV”) and day part growth with orders flowing in even before the stores open and late into the evenings. Some stores have so much third-party delivery volume that they now dedicate staff to a second service line just to keep up with the orders. One benefit of the online ordering system is the even faster speed of preparing orders, because each customer has already made their custom choices before they ordered. This subtle dimension of speed is enabling Hot Head Burritos to grow volume especially in older, smaller footprint stores.

Original Hot Head Burritos locations had Subway-like, smaller, in-line shopping center footprints and very low build-out cost. Today, the higher profile end-cap locations account for most of the Hot Head Burritos top performers. Hot Head Burritos introduced their first full-bar Cantina format via remodel in May 2018 which became a top quartile performer for the franchise within 90 days and continues to be a top performer. Inspired by the popularity of the Self-Pour craft beer and cider installed by Pete and Chris in their Rapid Fired Pizza Bowling Green location, their brother Ray opened his newest format Hot Head Mexican Grill & Cantina with a 27-tap Self-Pour system offering beer, cider, pre-mixed cocktails and the first in the nation Self- Pour hard liquor shots featuring tequila, vodka, rum and bourbon that patrons can literally pour themselves in April 2019. While the alcohol created a significant addition to the business of that location, it is performing very well even in the Carry-Out and Curb-Side Pickup mode during the COVID-19 crisis further underscoring our brother Ray’s philosophy that the foundation of our business is outstanding food products that build customer loyalty through good time and challenging times.

About Rapid Fired Pizza

Building upon the foundation of 7 years of steady growth with the Hot Head Burritos brand, Ray began exploring the Fast Casual pizza space in 2014. At that time there were less than 200 Fast Casual pizza restaurants in operation from about five brands. He traveled the country researching the market segment and saw several opportunities to improve, starting with oven speed and variety of ingredients.

Rapid Fired Pizza has an Amazingly Good, Amazingly FastTM product, simplified operations and a low cost of entry. Rapid Fired Pizza restaurants utilize systems and equipment that enable their employees to produce a high-quality product every time. Rapid Fired Pizza’s pizzas are available on thin, pan, No DohTM or gluten free crusts. Rapid Fired Pizza restaurants also offer craft and custom salads for those who are counting calories or watching their carbs. Rapid Fired Pizza introduced calzones and pasta all delivered in its trademark “180 Seconds” in 2018. Combined with more than a dozen custom dipping sauces and hot sauces, they offer something for every member of the family.

Fast service is critical for today’s time-stressed families, busy professionals, and students in university locations. Rapid Fired Pizza restaurants are all about quick service with a personalized experience. A typical Rapid Fired Pizza restaurant has a crew of up to 36 team members and crew of 5 and 10 team members per shift so it can nearly double the number of craft pizzas served per hour compared to its quick service restaurant competitors. Everyone gets in fast, gets their custom craft pizza, pasta, calzone or salad exactly the way they want it, and gets on their way during busy lunch, dinner and late-night rushes. Rapid Fired Pizza restaurants make custom craft pizza, pasta, calzone and salads as fast as grabbing a sandwich, burrito or burger.

There are 34 Rapid Fired Pizza restaurants open in several states with more being planned or under construction. The Rapid Fired Franchising system achieved a store opening rate of about 1 store per month in 2019 and was projected to achieve more than 2 new locations per month based on existing Area Developer contractual commitments in 2020 prior to the COVID-19 crisis.

Nearly all Rapid Fired Pizza franchisees, including Tasty Equity, were reduced to offering Carry-Out service only due to the state issued stay at home orders.  The franchise system and franchisees all worked together to launch innovative social media marketing and created a Curb-Side Pickup program.  As of this offering, most Rapid Fired Pizza locations are sustaining 70 to 80% of prior year’s sales even though they only have 50% of their dining room tables available due to COVID-19 restrictions. Rapid Fired Pizza believes its variety has kept its core fan base loyal and contributed to the swift growth of its third-party delivery partnerships including GrubHub, DoorDash and Uber Eats in addition to its new Curb-Side Pickup which has created a new business component that will continue help it grow its business especially for large family orders for years to come.

New restaurant construction has clearly slowed down in markets where construction crews were considered non-essential industry.  But planning new locations continues.  Our brother Ray’s Hot Head Burritos stores have a history of expanding during economic downturns and growing its business as customers come down market from table service to Fast Casual service to save money and still enjoy high quality, freshly made meals before their eyes.  As Tasty Equity, we are confident we will have ample new location opportunities as weaker brands fail to recover from the COVID-19 crisis.  Our capital partners and pending owner operators are equally excited in anticipation of things getting back to normal in time.  Clearly our expansion plans will be impacted short term but we are confident we will make up for it by building a backlog of pending locations in coordination with the Rapid Fired Pizza franchise system Area Developers in more than a dozen states outlined in the map below.

WA
OR
CA
ID
NV
MT
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UT
AZ
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CO
ND
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NE
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OK
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Active Area Developer
RAPID FIRED

Rapid Fired Pizza restaurants have state of the art high performance ovens that can cook pizza, calzones and pasta in approximately 180 seconds. The time from when a customer picks his or her favorite toppings to when they have a fresh hot pizza in hand is Amazingly FastTM compared to most pizza restaurants. Every pizza is prepared exactly as the customer ordered it and ready moments after they swipe their credit card.

With more than eight pizza sauces, a dozen custom dipping sauces and four dozen available toppings cooked as fast as customers can order them (or added on fresh at the end), Rapid Fired Pizza is changing the way family and friends go out for pizza. Eating together no longer means putting up with toppings someone doesn’t like or splitting pizzas half and half. Everyone in the party gets exactly what they want. Diners can even get half of a pizza with a salad in participating locations.

Rapid Fired Pizza accommodates varying tastes and unlimited toppings at a single, simple price that means customers never have to share a pizza or pick off the toppings they don't like. Customers can also choose from a dozen different pizza and pasta sauces, eight cheese options, 10 meat offerings 20 different vegetable toppings. Rapid Fired also offers “No-DohTM” crust free pizza and offers gluten free crusts, vegan cheese and meat products. In the spring of 2018, the flour blend for Rapid Fired dough was altered to omit milk solids and now all of its pizza crusts are vegan.

While most pizzerias stop at the basics like mushrooms, olives, peppers, onions, pepperoni, ground beef and sausage, Rapid Fired Pizza has several gourmet choices such as jalapeno pepperoni, artichoke hearts, chopped roasted garlic, and Kalamata olives. With Rapid Fired Pizza mobile ordering, customers can order on their way, skip the line and grab their pizza as they walk in or use Curb-Side Pickup to go.

For years, pizza shops have offered garlic butter or marinara to customers as a dipping sauce. Rapid Fired Pizza takes it to the next level with more than a dozen varieties of custom dipping sauces. Customers can dip their pizza, calzone, Cheesy SticksTM, Pepperoni SticksTM or even drizzle them on their craft salad. There are also dessert pizzas and Cini SticksTM.

In August of 2021, Mike Kern and Chip Hurst, the Licensed Rapid Fired Pizza Area Developers for North and South Carolina, made an unsolicited offer to our brother Ray to acquire Rapid Fired Pizza Franchising.  It was a very attractive and well-planned offer lead by Mike who was a former Chief Marketing Officer of YUM Brands who became the CEO of Long John Silver’s when YUM Brands spun it off via IPO.  Ray accepted the offer on October 1st, 2021 and Mike’s investment group retired all of the debt of the business and set forth on their plan to grow the business aggressively in a manner consistent with our larger competitors such as Blaze Pizza which just announced it plans to open 300 locations in the next five years.  We know Mike and Chip very well and has contemplated partnering with then to build Rapid Fired Pizza locations in the Carolinas.  We believe this will be great for the brand and look forward to developing more Rapid Fired Pizza locations as they launch their new marketing campaigns and the existing locations emerge from the pandemic depressed sales back to full scale operations, which has been occurring for the last six months.  Most locations are back at 2019 sales levels including our two Rapid Fired Pizza restaurants where we plan to continue to operate, upgrade and grow the business.

Growing Brands in a Growing Market: The Fast Casual Revolution

Both Rapid Fired Pizza and Hot Head Burritos are part of the Fast Casual restaurant market segment assault on the legacy Limited Service/Quick Service Restaurants (traditional Fast Food) market segment. That category includes brands like McDonald’s, Burger King, Taco Bell, KFC and Arby’s. Fast Casual is also capturing business from the traditional menu-driven market segment which includes concepts like Applebee’s and TGI Fridays. Unlike those market segments which have experienced nearly flat year over year growth, the Fast Casual market segment has been growing at the rate of 9% annually for the last nine years according to industry analyst Technomic per a National Restaurant Association presentation.1  Industry analyst TechNavio just forecast accelerating growth for the Fast Casual restaurant segment 2020 through 2024 as a direct result of COVID-19 disruption for other restaurant industry segments as market share shifts to Fast Casual which is better suited to the market conditions.2

This is occurring mostly due to the sheer number of new store openings due to the migration from limited service and menu concepts which gives rise to competition for locations. Tasty Equity is solving this with exclusive real estate development partnerships to create prime retail locations for the sponsored owner operators and joint venture multi-unit operator partners.

The COVID-19 crisis comes as the Fast Casual market has been peaking with sheer numbers of store openings.  Many of those brands are new market entrants with less than 30 locations.  Overall, in-store traffic was reportedly flat or even slightly declining in publicly reporting brands.   In contrast, the Hot Head Burritos system had reported overall sales gains of 2019 versus 2018 continuing into 2020 before the crisis.  The Rapid Fired Pizza system had seen mixed results 2019 versus 2018

1 https://www.restaurant.org/Downloads/Events/FCIC/17_SHOW_PPT_5-4-compressed

2 https://www.google.com/imgres?imgurl=https%3A%2F%2Fstorage.googleapis.com%2Fafs-prod%2Fmedia%2F120a5627519893745769d7681b7ff2fb%2F800.jpeg&imgrefurl=https%3A%2F%2Fapnews.com%2F181eb6bb4b29444db96184edc67b7c3e&tbnid=INh74MSS69l1cM&vet=12ahUKEwjcpbWWzYLtAhURoFsKHTiBDqwQMygAegQIARAV..i&docid=yF103oMdjj-woM&w=800&h=450&q=technavio%20fast%20casual%20covid%20forecast&ved=2ahUKEwjcpbWWzYLtAhURoFsKHTiBDqwQMygAegQIARAV facing fierce competition from Dominos, Papa Johns and Pizza Hut.  Ironically, introduction of Curb-Side Pickup during the COVID-19 crisis creates a new dimension of its business for large family meals.  Rapid Fired Pizza has very aggressive social media marketing plans that were pioneered before the crisis which have enabled it to survive the crisis at near breakeven levels that it believes it can sustain and build upon as long as the COVID-19 restrictions continue likely through most of 2021.  Rapid Fired Pizza believes its innovative new program will further solidify its client basis and combined with its third-party delivery partnerships enable it to compete for its Fast Casual market share versus those top three pizza chains.  Rapid Fired Pizza also believes the addition of Self-Pour alcohol and our pending new large format Rapid Fired Pizza & Tap Rooms will change the competitive dynamic.  Rapid Fired Pizza plans to proceed cautiously building on what they have learned at the existing Tasty Equity Self Pour equipped location and innovative Self Pour formats opened by corporate franchise system stores.

Quick Service Restaurant Pizza Market Segment

The Fast Casual restaurant pizza market is currently made up of about than a dozen restaurant operating companies and has grown to more than 700 locations nationally with hundreds more in development. This is still barely at the point of maturity of the burrito business when our brother Ray created Hot Head Burritos.  This is in contrast to more than 23,000 Subway stores and more than 14,000 McDonald’s stores in the U.S. alone (the number of stores is more than double that internationally). Tasty Equity’s top five quick service restaurant pizza competitors each have a different spin on the business. These competitors include Blaze and Mod Pizza, who both have opened about 300 restaurants. Pie Five (a division of public company Pizza Inn), Pieology (a Panda Express allied chain), and Chipotle’s Pizzeria Locale are smaller, with less than 200 locations each according to their websites. Rapid Fired Pizza believes its restaurants are distinguished by having the fastest service, the most choices and now Self-Pour adult beverages. Moreover, Pizza is still the #2 most frequently ordered food category following burgers which are the perennial #1 in the United States according to survey published in the April 2020 QSR Magazine.

Pizza is a flourishing business and has been for the past 50 years. Some relevant statistics3 include:

$38 billionAnnual pizza sales in America

$3 billionNumber of pizzas sold in the U.S. each year

350Slices of pizza sold every second

46Slices of pizza the average American eats each year

93%Percentage of Americans who eat pizza at least once a month

Self-Pour Beer, Cider, Wine and Cocktails: A Difference Maker

Alcohol is a higher profit margin way to enhance sales and the total customer experience. It is a destination choice option that busy parents, young couples and mature adults expect switching to Fast Casual from menu concepts where they have been accustomed to enjoying a beer, glass of wine or cocktail with dinner. When done right, it can potentially reduce labor and costs of goods sold enhancing restaurant unit level profitability. Tasty Equity is determined to enhance its already fun family environment in its regular Fast Casual locations and become a neighborhood gathering place

3 http://theweek.com/articles/483784/americas-pizza-obsession-by-numbers with its large format Rapid Fired Pizza Taprooms and Hot Head Mexican Grill & Cantinas. Deploying “Self-Pour” alcohol responsibly is a cohesive part of its restaurant concepts.

The Great Experiment: Beer Wall Beta Testers Goes Viral

In October 2018, Tasty Equity deployed its first 18 tap iPourItTM “beer wall” system at its Bowling Green Rapid Fired Pizza location featuring a self-service system, open tab RFID bracelets, and 18 taps featuring domestic beers, craft beers and hard ciders. This initial test was undertaken as a result of studying some quick service pizza operators who had reportedly driven alcohol to an incremental and profitable 20% or more of sales.

The Company launched Self-Pour with only social media videos as promotion, one of which hit 30,000 views in a matter of days, beer and cider sales became instantly among the top five product categories every week in sales. A location that had been marketed for its first year as a place for aficionado pizza has now become a destination for craft beer fans and couples, out for a date night, and with the dinner business carrying later into the evenings. Tasty Equity immediately noticed patrons enjoying themselves, staying longer, talking and even laughing with friends and family. In April 2019, Tasty Equity introduced “flight trays” with 5-ounce taster glasses like microbreweries offer. Now Tasty Equity sees customers arriving in groups to try a flight with variety of beer or cider samples, all with the simplicity of the iPourItTM system of pay by the ounce, Self-Pour technology.

During the same time, inspired by the success of more bar-like small taco cantinas that were reportedly were generating sales of $30,000 to $50,000 per week in sales, Hot Head Burritos retrofitted an existing restaurant near Dayton, Ohio and rebranding it as the first Hot Head Burritos Cantina with a small counter-service bar area featuring a variety of Tequilas, Margaritas fountains and tap beer. It features space for a dedicated bartender with counter-seating within a slightly revised 2,400 square foot floorplan. The store jumped nearly 30% in sales the first 90 days post- remodel and is now one of the highest performing stores in the system.

Tasty Equity founders’ brother Ray and his partners opened the first purpose-built Hot Head Mexican Grill & Cantina with a 27-tap Self-Pour system in April 2019. It was the first location in the nation with Self-Pour tequila, vodka, rum and bourbon shots to make any margarita or pre- mixed cocktail a “double” with the flick of a tap handle. Patrons can enjoy a single or double shot on ice or mixed with any more than 240 flavor combinations of mixers from the Pepsi Spire system.

Tasty Equity is developing its first Rapid Fired Pizza & Taproom location with 60 taps of Self- Pour beer, cider, wine, pre-mixed cocktails and top shelf liquor shots with plans to open in fall 2020 in Findlay, Ohio subject to relief from the Ohio COVID-19 operating restrictions and market activity coming back to life.

Real Estate Development Partnerships for Prime Retail Locations

At this time, there are less than 800 Self-Pour operators nationwide out of more than 350,000 restaurants and bars. Of those, only a small number of these locations have more than 40 Self-Pour taps. After months of due diligence and operator interviews, Tasty Equity discovered that the 60- tap operators pour nearly twice as many ounces per tap as the 18-24 tap operators. Also, more than two dozen operators Tasty Equity interviewed with 40 or more taps and full restaurant menus are rushing to open their next locations due to the success of their first installations. Based on the success of their own installation, Tasty Equity worked with the franchisors to design the Taproom and Cantina formats which will also feature more than a dozen taps of wine which is extremely popular with their female clientele. Tasty Equity’s large format Rapid Fired Pizza & Taproom and Hot Head Mexican Grill & Cantina formats are planned for 4,000 to 5,000 square feet locations.

This is just in time for a significant shift in available real estate. Even though available shopping center locations are very limited, there is very large number of 4,000 to 5,000 square foot prime retail buildings available. Tasty Equity is considering partnership opportunities with retailers who have more than 900 locations nationally that are available and suitable to convert for Tasty Equity’s use with substantial incentives. Preliminary analysis with those parties indicates that about 10%, or 90 of their buildings meet Tasty Equity’s demographic and site selection criteria, which is based on the top performing locations in Rapid Fired Pizza and Hot Head Burritos franchise systems. Tasty Equity has already evaluated more than two dozen of those locations in detail with pending sponsored owner operators.

A Rapid Fired Pizza & Taproom or Hot Head Mexican Grill & Cantina format, with 5,000 square feet, would allow for installation of the full scale 60-tap iPourItTM Self-Pour systems. As noted above Rapid Fired Pizza and Hot Head Burritos locations currently feature beer, cider, wine, pre- mixed cocktails and top shelf liquor shot taps. These larger locations would allow us to feature Tasty Equity’s traditional Fast Casual queue line format, in 1/3 of the building, with an appropriate but flowing visual separation featuring the 60-tap Self-Pour system for all patrons to access. The other 2/3 of the building would be allocated to casual adult environment with the best features of a sports bar and neighborhood meeting place. Tasty Equity plans to feature additional ways to relax including pool tables, modern hi-tech dart systems that allow play with friends anywhere in the nation, retro arcade games and quiet areas for board games that have become popularized as “geek lounges.”

Social Media Matters

Tasty Equity launched its first Self-Pour system with help from its social media partnership with Driven Media Solutions (“DMS”). This was part of an eight store pilot that included Tasty Equity locations and stores owned by Ray Wiley and his partners, but not owned by Tasty Equity. That pilot expanded in January 2019 to include 4 Tasty Equity restaurants and 24 restaurants owned by Ray Wiley and his partners. As of the date of this Offering Circular, each store continues to engage about 500 new Facebook Rewards system patrons per month who are highly responsive to Tasty Equity’s promotions and becoming regular customers. About 900 patrons per day join the program via those 28 stores. Rapid Fired Franchising and Hot Head Franchising have each agreed to allow Tasty Equity to promote this Offering to those four stores that are owned by Tasty Equity and the 24 stores that are owned by Ray Wiley and his partners. The Company believes this is a win-win proposition as capital raised in this Offering by Tasty Equity will enable the Company to sponsor more independent owner-operator franchisees and develop more independent owner-operator franchisee restaurants for both franchise systems while enabling the customers of those stores to own at least a “bite-size” piece of equity in the proposed new locations to be developed by Tasty Equity.

This social media marketing program is building upon more than 1,000,000 web site and social media interactions across the two franchise systems per month. More than 50,000 of those interactions are not just page views; they are comments, suggestions, reviews and direct interactions with the franchisor teams and the systems developed as part of the 28 store pilot with DMS. Patrons are becoming highly engaged in promotions such as voting on their favorite toppings at Rapid Fired Pizza and hot sauces at Hot Head Burritos. Based on that direct, real-time, customer feedback, the franchise systems have converted limited time offers such as Teriyaki Chicken Bowls at Hot Head Burritos to regular menu products.

Social media now enables Rapid Fired Franchising and Hot Head Burritos Franchising to support numerous local fund raisers systemwide each month. Tasty Equity conducts local fundraisers on Tuesdays or Wednesdays each week depending upon location. Customers book their fundraisers online and Tasty Equity has, in the past, been fully booked up with a up to two month waiting lists in some stores. Tasty Equity contributes a portion of proceeds of each event to local charitable organizations, sports teams, school groups and other worthy causes.

Moreover, social media analytics indicate that across the Rapid Fired Pizza and Hot Head Burritos brands and Tasty Equity locations, the most prized market segment is being served: young families with children. Many Rapid Fired Pizza and Hot Head Burritos customers say that letting every family member have their meal their own way is a big part of what keeps them coming back.

Driving Growth

When Rapid Fired Pizza, Hot Head Burritos and Tasty Equity introduced online ordering in 2017, it quickly became more than 10% of sales for participating stores. Order online and “cut the line” to dine is how it started. Then came third-party delivery via Uber Eats, Door Dash, Grub Hub and Amazon which has been steadily phasing in market by market as the providers expand their coverage. Then came direct delivery for Rapid Fired Pizza locations where they deftly avoided the “$5.00 pizza wars” because Rapid Fired Pizza fans order all manner of strange combinations of the eccentric ingredients offered which cannot be ordered from Pizza Hut, Papa Johns or Dominos. Now that the third-party delivery services have reached most of our Tasty Equity markets so we are leaving the delivery to them and focusing on producing craveable food that keeps customer orders flowing in. A silver lining of the COVID-19 crisis has been our entry into Curb-Side Pickup. It is characterized by large family style orders at much higher than average per ticket price points.  It remains to be seen if the popularity will be sustained after the COVID-19 operating restrictions are lifted but we expect it will remain a long-term component of our business.

Sponsored Owner Operators as Restaurant Owners: Mitigating the Risk of Being a New Owner Operator

Experienced restaurant operators attempt to spread their risk in a business where selecting locations is both an art and a science. They often build multiple restaurants with teams of business and capital partners. However, when cost overruns and delays happen, bank loans don’t cover them. Tasty Equity attempts to mitigate this problem to ensure its restaurant owners get up and running smoothly. Tasty Equity has clout with vendors, contractors and financial partners to work together to solve challenges as they arise. Contractors, equipment and materials don’t show up as planned. Local regulatory and permitting issues are predictably unpredictable. Tasty Equity’s restaurant owners don't have to learn how to open a restaurant. They “arrive and drive” just in time, train in an existing restaurant, and hire their crew with Tasty Equity’s team and its franchisor partners at their side.

Tasty Equity plans to open three to five restaurants per restaurant owner at the rate of one new location per year per sponsored owner operator. This helps the restaurant owner to build a sustainable business and not get stuck in a single restaurant “job” which happens with so many franchise concepts. Tasty Equity’s restaurant owners also have the option to buy out Tasty Equity in the future. Tasty Equity believes most will opt to expand beyond their initial plan with Tasty Equity as their strategic partner rather than trying to build more restaurants on their own without the Company‘s support. The Fast Casual restaurant segment evolves continuously and Tasty Equity intends to work with the two franchisors and the restaurant owner-operators to keep them on the leading edge of marketing, product, technology and equipment innovation. This is all accomplished in partnership with the local franchise system Area Developer who in many cases will co-invest in each restaurant with Tasty Equity serving as our “local boots on the ground.”

Restaurant Owner Selection Criteria

Tasty Equity helped Ross Wiley “parachute” out of the military just in time for his first Rapid Fired Pizza restaurant to open. Tasty Equity provided the financial runway for him to train in multiple existing Rapid Fired Pizza restaurants with lead time to hire his crew personally with his wife Elisha, herself a seasoned manager from 10 years in the Starbucks system and walk into a restaurant that was ready to operate. Inspired by his success, Tasty Equity is also committed to enabling military veterans who have served our country to realize the American dream of owning a business of their own with the opportunity for security for their families who sacrificed during their time of service.

Along with military veterans with management training and experience, Tasty Equity plans to support qualified managers from other fields and quick service restaurant concepts who are seeking real ownership or equity opportunities they cannot have with their current companies. Tasty Equity wants to enable committed professionals to become independent owner operators of Rapid Fired Pizza and Hot Head Burritos restaurants with us as their operating partner.

Tasty Equity believes that every crew member that joins its team is a candidate for owning their own restaurant in the future. For team members who work their way up through shift leadership and assistant management, Tasty Equity is committed to investing with them to build restaurants of their own if they demonstrate the commitment, work ethic and aptitude to be a successful restaurant owner. In this way Tasty Equity stabilizes the management teams for its restaurant owner-operators and builds its own farm team. Tasty Equity is committed to help team members achieve their dreams just like it did for Ross and Elisha.

Capital Arrangements

Tasty Equity is equipped to cover typically more than $50,000 in expenses that occur before a Rapid Fired Pizza or Hot Heads Burritos franchisee can even apply for bank loan financing. Tasty Equity participates as capital partner, location scout, restaurant builder, treasurer, advisor, and can step in as restaurant operator when necessary to protect its interests. To be eligible for bank loan financing, a franchisee must sign a franchise agreement with Rapid Fired Franchising or Hot Heads Burritos

Franchising, or in some cases Tasty Equity itself will become the franchisee of record for a specific location in which case the pending owner-operator will execute related Operating Agreement documents for that location. Then the initial franchise fee must be paid for that location, a suitable location must be secured with a lease executed and deposits paid, architectural drawings must be completed, and a general contractor must be engaged under contract to build out the location committed to a specific project budget and timeline. During the construction process, deposits for signage and equipment must be paid along with the costs to obtain permits and licenses such as the liquor license required to for Tasty Equity’s Self-Pour systems.

Professional services including attorneys to set up the needed business entities and negotiate the lease terms and certified public accountants to help with loan applications and oversee the bookkeeping are also significant out of pocket expenses months before a restaurant opens. Some capital raised through this Tasty Equity crowdfunding offering is earmarked specifically for this stage of development for the restaurant owner-operators that it chooses. Tasty Equity has access to joint venture and limited partner investors who can provide matching funds for Tasty Equity’s own investment to cover these up-front costs and equity down payments required for its restaurants subject to Tasty Equity facilitating bank loan pre-approvals for the proposed restaurant owner-operator or itself as the managing member associated with that location depending upon the financial capacity of the proposed owner-operator.

A critical qualification for a most candidates in the franchise world is personal net worth or a “balance sheet.” Many operationally qualified people have the ability to be successful restaurant owners but lack the financial capacity to qualify on their own as a franchisee or for the required financing. For example, few commercial property leasing agents will consider an application from a prospective tenant who cannot demonstrate a current balance sheet of in excess of $100,000. Tasty Equity provides the financial capacity to satisfy the landlord balance sheet requirements. Tasty Equity has the capacity and expertise to direct sign or co-sign the leases and negotiate favorable concessions including contributions for tenant improvements that significantly reduce restaurant build and opening costs. It is also engaged with multiple real estate development partners to acquire locations that suit Tasty Equity and the franchisor’s demographic site requirements, then build and develop new buildings when those opportunities are available that can accommodate one or more Tasty Equity restaurants.

Typical Restaurant Project Budget

A well-located Rapid Fired Pizza restaurant costs between $271,500 and $645,000 to build and open according to the Rapid Fired Franchising Franchise Disclosure Documents, available directly from them. A well-located Hot Head Burritos location costs approximately 75% of that according to Franchise Disclosure Documents available from Hot Head Franchising. To build a Rapid Fired Pizza & Taproom or a Hot Head Mexican Grill & Cantina, Tasty Equity estimates that the cost is closer to $1,000,000 to get it up and running as those format are roughly twice the size of the regular formats for each brand. Tasty Equity has secured favorable financing terms for traditional bank loans backed by Small Business Administration (“SBA”) and Veteran’s Administration guarantees at 80% to 90% of the construction and restaurant opening costs of its existing stores an anticipates securing those same types of loans for future Tasty Equity restaurant owner-operators. Tasty Equity also has a wide range of available bank and non-bank financing options available to it based on Chris’ capital markets relationships and lenders with established track records of financing Rapid Fired Pizza and Hot Head Burritos locations. Among others, Tasty Equity works with regional CPA firm Brady Ware & Company who maintains standard SBA financing packages specific to both brands and operates arms-length from Tasty Equity, Rapid Fired Franchising and Hot Head Franchising. Tasty Equity has arranged commitments from joint venture and limited partner investors to provide matching funds for its own investments with owner-operators to cover equity down payments as passive investors because of Tasty Equity’s involvement as an operating partner. Tasty Equity has established commitments with banks and SBA lenders that enable it to partner with its restaurant owners to secure real estate leases and provide the down payments on their behalf so it can get the restaurants opened just in time for the owner to arrive and operate. By helping to bride this gap from present employment or military service to restaurant owner-operator, Tasty Equity is expanding the opportunities for aspiring military veterans and entrepreneurs to achieve their dreams in their own hometowns and communities Tasty Equity seeks to serve.

A proper store opening and operating budget and working capital reserves are also a big consideration in restaurant operations. The general store opening approach in the Fast Casual restaurant segment is to create big openings in order to create “buzz” in the local community, broadcast media and social media. Tasty Equity has the resources and expertise to market to each restaurant’s community via all forms of advertising including radio, television, billboards, direct mail, social media, public relations and media relations, to create that big opening buzz. In the course of this Offering, Tasty Equity seeks to engage its local communities with the opportunity to own a “bite size” piece of equity in each new restaurant.

For its restaurant owner-operators, Tasty Equity plans to cover some or all pre-opening marketing and payrolls until the restaurant is open and begins to generate a profit. It plans to enable its restaurant owner-operators to have cash reserves and a rainy day fund in case of delays, a slow opening, inclement weather and even equipment failures and unforeseen operational challenges.

Tasty Equity plans to transition its new restaurant owner-operators from their day jobs or military service after their first restaurant is actually under construction and when about eight weeks lead time exists to recruit and hire their crew. This may even include relocation and temporary living expenses to move into a new town where a great location has been identified to open their first restaurant. The additional capital Tasty Equity raises via this Offering will enable it to expand this capacity especially for those leaving military service who have tricky schedules to manage for their “out” dates and cross-country moves just as Chris’ son Ross Wiley experienced after his 10 years of service in the Coast Guard.

Operating Partner: Run the Restaurant and Let Tasty Equity Help Run the Business

Tasty Equity believes that the ideal restaurant owner-operator is someone with aptitude, experience, and training in team management, but not necessarily experienced in a restaurant or even a small business of their own. For that reason, Tasty Equity plans to handle all of the following business operations for its restaurant owner-operators in order to provide a safety net for them and to provide additional protection for the Company’s own interests even if they are an experienced owner operator simply looking to expand their number of stores or cross-over from another brand.

Construction and Build Out

Tasty Equity’s founders and team have managed and coordinated restaurant development from leases and permits through full operations of multiple quick service restaurant concepts and various other businesses. They have deep relationships with their brother Ray Wiley and his Rapid Fired Franchising and Hot Head Franchising teams, authorized contractors, architects, fixture vendors, small ware providers, technology providers and food service vendors. All of these may be established and contracted for the location even before the restaurant owner-operator is selected. Subway pioneered this same model with its development agents more than 20 years ago, which provided Ray Wiley with his start in the first Subway restaurants that he owned with friend who is still one his partners today. Ray operated many Subway restaurants before he ever participated in the actual restaurant construction process thanks to his mentor, a Subway development agent, who taught Ray how to handle almost everything Tasty Equity provides today for its restaurant owners. We are emulating the best practices developed in that system as we engage with restaurant owner-operators.

In coordination with Rapid Fired Franchising and Hot Head Franchising, Tasty Equity will select the location, design the floor plan, secure the general contractor for construction, coordinate the licenses, deliveries, and ancillary vendors, and attempt to ensure that the restaurant is opened on time and on budget. Tasty Equity will execute the 100+ item pre-opening checklist developed by each franchisor system so there is no dependency on the new restaurant owner struggling to figure it out for their first, second or even third restaurant. Tasty Equity will handle the hundreds of location specific decisions that must be made to get a restaurant open.

The primary responsibilities for the new restaurant owner will be to hire and train a staff, and to build relationships with local businesses, charities, community leaders, and organizations. In time, each restaurant owner will learn the system with the support of Rapid Fired Franchising or Hot Head Franchising and their area developers, but with Tasty Equity engaged as their operating partner. Tasty Equity believes there is little more powerful than the local restaurant owners introducing themselves personally and shaking hands in their local community, and Tasty Equity gives them time to do this before a restaurant opens and after it commences operations.

Restaurant Opening Support

A new restaurant owner-operator, even one with a military or quick service restaurant background or experience in existing Rapid Fired Pizza or Hot Head Burritos restaurants, is going to encounter problems and questions that they are unprepared to handle during those critical first few months. Tasty Equity brings the steadying hand to solve most operational issues and knows who to call if help is needed. Tasty Equity team members plan to be onsite, or on call nearby, for the first 30 days of any Tasty Equity sponsored new restaurant. In coordination with the local franchise system area developers, help is always just a phone call away and oversight is continuous and real-time.

Accounting and Cash Management

Revenue from each restaurant account is managed by the Tasty Equity management team. Tasty Equity ensures that bills are paid, revenue is tightly managed, exceptions are investigated, and proceeds are properly allocated to the appropriate parties. With finance, accounts payable, payroll and taxes, the timing of revenues and expenses don't always match. Each individual restaurant has dozens of vendors and regulatory parties to deal with. This can be overwhelming for even experienced restaurant owners. Tasty Equity will act as the operating partner to handle this responsibility for the restaurant owner and to protect its interests and that of Tasty Equity investors.

Operating Cost and Expense Analysis

Marketing effectiveness, excessive promotional discounts, over-staffing shifts, over-portioning products, incorrectly recorded weekly inventory counts and other hard-to-identify cost leakage will be controlled though Tasty Equity’s rigorous near real-time reporting and data analysis in conjunction with the two franchisors. Tasty Equity will have visibility to all restaurants systemwide to control for cost ratios, promotional trends, holiday and location specific anomalies in the context of same restaurant/similar restaurant numbers. Tasty Equity’s oversight enables its restaurant owners to track and monitor their high level operational results. Tasty Equity has the capacity to invest to build up slower, low performing restaurants and fine tune high performing restaurants to maximize throughput by adding ovens, tables and other operational refinements as warranted.

Human Resources

Small businesses have an overwhelming human resources (“HR”) reporting burden and must conform to most of the same standards and regulations as global corporations. Individual franchisees have to handle these burdens at the restaurant level. HR, Wage and Hour, and Affordable Care Act compliance is mission critical, and healthcare along with other benefits administration is extremely time consuming. During new restaurant pre-opening activities, more than three dozen crew members must be recruited, background checked, hired and onboarded onto payroll and benefits systems via multiple providers. Typically, this requires hundreds of initial interviews and thousands of pages of applications, resumes and supporting documentation. Tasty Equity will handle the HR, recruiting, benefits and payroll processing across multiple restaurants and enable each restaurant owner to have “big company” HR services with the economy of scale that is not otherwise possible for independent franchisees.

Vendor & Landlord Management

Initially, Tasty Equity is focused on Northern Ohio, where it is based, along with surrounding states. As a result of Chris’ work with the franchisors and related partners, Tasty Equity is already exploring opportunities nationwide in conjunction with area developers for each of the franchisors. In cooperation with the Rapid Fired Franchising or Hot Head Franchising teams and local area developers, Tasty Equity plans to ensure that vendors – from plumbers who fix the sink to the guys that provide floor mats – will see its restaurants as a “big client” and not just a single restaurant. Scale matters when requesting expedited or value-priced services, and Tasty Equity is able to provide that scale and urgency when needed. With multiple restaurants in diverse locations, with multiple landlords, Tasty Equity plans to have the respect and influence to solve for issues of Tenant and Leasehold Improvements (“TI”). Tasty Equity plans to negotiate significant TI contributions or allowances that dramatically reduce restaurant opening costs. Moreover, Tasty Equity will enforce the landlords’ obligations when roofs leak, HVACs breakdown and parking lot issues surface.

Advertising

The Rapid Fired Franchising or Hot Head Franchising teams include experts in marketing program development, but Tasty Equity believes that grass roots, face-to-face marketing locally at the restaurant level is critical to the success of each restaurant. Tasty Equity provides its restaurant owners with the sophistication of big data combined with program oversight to ensure that its restaurant owners maximize their benefits from the franchisors’ advertising funds while immersing themselves in their local community. Moreover, Tasty Equity’s oversight ensures that its restaurant owner-operators execute the local “boots on the ground” business to business and community- based marketing to endear them with local Chamber of Commerce, police, firefighters, military, schools, charities, sports teams and related charity fundraising activities even before their first restaurant opens. Tasty Equity makes sure the ribbon cutting happens with great fanfare, and social media buzz is created to maximize the chance of big audiences on Opening Day and every event thereafter. Long term success is all about becoming part of the fabric of the community and today that includes extensive social media.

Management Assistance

Owning a Fast Casual restaurant is a 24/7/365 commitment, but Tasty Equity understands even the most dedicated managers must have quality time off to refresh and be with their families. Tasty Equity ensures that each restaurant owner-operator trains and develops their team of assistant managers to cover many of these hours, but managers get sick, hurt, distracted, washed-out or get recruited away due to extreme competition for Fast Casual restaurant management and staff. Tasty Equity believes the opportunity for every team member to achieve their dreams of becoming a restaurant owner-operator will significantly improve retention of quality staff and managers until they earn the opportunity of restaurant ownership with us but recognize that its restaurant owners need backup. The Tasty Equity team has the depth and experience to deal with unforeseen personnel and logistics challenges and can leverage personnel from other restaurants to step in at a time of need. With Tasty Equity’s support, its restaurant owners can spend the time they need with their families and take real vacations, because Tasty Equity is invested in their health and success. Our management team assistance has been critical to navigating the COVID-19 crisis, SBA and FEMA disaster relief loan applications and negotiating concessions with our banker and landlords.  These are resources that very few independent franchisees have had at their disposal.

Staff Training

Tasty Equity’s restaurant owners spend time training in multiple existing restaurants to learn how to respond to the daily challenges of restaurant operations. Then, with Tasty Equity’s support and that of the franchising team, they train and groom their own staff to do the right thing every time for the company and its customers. This is an exercise in detail, repetition and standards enforcement to ensure that training sticks and requires constant vigilance. Tasty Equity’s restaurants have more than a dozen live cameras each and are inspected and shopped by the Company and franchise system representatives regularly. Tasty Equity leverages the operating manuals, training programs and state of the art online systems produced and constantly updated by Rapid Fired Franchising and Hot Head Franchising and employs a “trust but verify” approach to overseeing its restaurant owners.

Building Communities And Creating Local Jobs

A typical Rapid Fired Pizza restaurant location employs a crew of about two dozen team members, and a Hot Head Burritos restaurant about half of that. Tasty Equity’s restaurant owner-operator acts as the General Manager of their first location until they expand to open additional restaurants. Up to one third of the jobs they create are full-time, including two or three full time Assistant Managers per restaurant who themselves are eligible to be future restaurant owner-operators with Tasty Equity. As restaurant owner-operators open additional locations, Tasty Equity is committed to promoting Assistant Managers into General Managers and preparing them to become restaurant owners within about a year, as growth of Tasty Equity’s program and support from its equity crowdfunding investors, joint venture and limited partners allows. A restaurant owner with multiple restaurants becomes their own Area Supervisor, solving yet another critical challenge in quick service restaurant development – retaining great Area Supervisors. Tasty Equity’s experience with the two franchisor systems indicates that Area Supervisors can effectively manage three to five restaurants.

Amazing for the Community

Restaurant owner-operators with three or more restaurants have what Tasty Equity believes to be very good earning potential and the ability to become an asset to their local communities. Tasty Equity’s restaurant owner-operators are asked to participate in sponsorships and charitable fundraisers to develop relationships in their communities and improve the overall well-being of society and their local environment. For example, “Pizza Day” or “Burrito Day” fundraisers donate a percentage of all proceeds on that day to the charitable group, school, community group or team that is celebrating the event. Moreover, Tasty Equity is committed to working with community groups to employ team members with disabilities that may be suitable for a variety of specialized roles in its restaurants.

Notable organizations that have worked with Rapid Fired Franchising and Hot Head Franchising include the United States Air Force, Wright State University, Relay for Life, the American Cancer Society and the American Humane Society. Tasty Equity’s Lima, Ohio Rapid Fired Pizza restaurant works with the nationally recognized UNOC High Performance Motor Sports program. Its Bowling Green restaurant works with BGSU student programs including internships and has become a top fundraising location with many Fundraiser Tuesdays booked months in advance.

Supporting the Small Business Administration (“SBA”) Mission

Both Rapid Fired Pizza and Hot Head Burritos are approved for VA and SBA bank and non-bank financing programs, which Tasty Equity will facilitate for its restaurant owner-operators. Through Chris Wiley’s relationships in the financial services community, the Tasty Equity program was designed in cooperation with national leaders in SBA lending who embrace the operating partner model Tasty Equity has developed for its restaurant owners with special provisions that give Tasty Equity standing in the VA and SBA loans in the event the owner-operator experiences catastrophic events in their life.

By design, Tasty Equity participates in the SBA loan process as the appointed managing member of the Limited Liability Corporation created for each owner-operator restaurant location. Tasty Equity arranges the real estate leases or acquisitions for each restaurant and participates in the leases. This gives Tasty Equity standing in the SBA loan and the leases with the authority to assume control of restaurant operations if necessary. Tasty Equity endeavors to protect its interests and can “take the wheel” in cases of illness, disability or dereliction. In the case of military service veterans, if an owner-operator is called back to military duty as a reservist or even for non- reservists in times of war, Tasty Equity can operate their restaurant for them while they fulfill their duty, if need be.

Tasty Equity attempts to mitigate individual restaurant performance risks that are common with all quick service restaurant and franchise concepts. A restaurant can underperform for a variety of reasons. Tasty Equity is committed to develop multiple restaurants per restaurant owner-operator based on certain success criteria. If a restaurant owner’s first restaurant opens at a low volume, Tasty Equity has the capacity to invest in marketing and even relocate it if necessary. Tasty Equity’s strength ensures that its well performing restaurant owner-operators will have the opportunity to complete their three to five restaurant plans and, if necessary, carry an underperforming restaurant until it is cash flow positive.

Phased Plan: Data Driven Market Developer

During the coming months, Tasty Equity’s focus is on robust small towns and suburbs like Lima and Bowling Green in Northern Ohio and surrounding states. This will enable Tasty Equity to leverage the nearby Rapid Fired Franchising and Hot Head Franchising’s support teams while Tasty Equity builds its base of restaurants and restaurant owner-operators and explores opportunities with operators nationwide. Existing Hot Head Burritos and Rapid Fired Pizza restaurants have shown that “big small towns” and substantial suburbs isolated from metro market areas, provide a solid base of customers without excessive competition and marketing costs.

Tasty Equity’s big data approach is based on matching the local market characteristics and demographics of successful existing Rapid Fired Pizza and Hot Head Burritos restaurants. It is Tasty Equity’s intention to lease locations only in proximity to comparable quick service restaurant concepts which are ranked well by the major restaurant performance data services on a local and/or national scale. Tasty Equity understands its correlations to other ranked concepts which are a key indicator of market demand and health of a community.

Tasty Equity is employing a phased approach, starting in Northern Ohio and surrounding states, that will expand to any market where Rapid Fired Franchising or Hot Head Franchising has an established and licensed Area Developer who can identify and support good candidates for Tasty Equity’s restaurant owner-operator program. In those markets, the franchise system Area Developer will handle the responsibilities of the Rapid Fired Franchising or Hot Head Franchising while Tasty Equity focuses on being the operating partner for restaurant owner-operators. Tasty Equity believes this will give it the best opportunity to enable steady year-over-year growth by building multiple stores in any regional market. Tasty Equity also anticipates future equity crowdfunding offerings in major markets overseen by the Area Developers to engage the support of those communities for our restaurant owner-operator program. Our skills and capacity have never been more evident that in the COVID-19 crisis which nearly closed our stores before the permission to proceed with Carry-Out service was made early on in the stay at home orders.  We took radical steps in concert with Ray and his franchise system team to scale back operations to a level that is sustainable. Moreover, our swift SBA loan approvals are a testament to how closely engaged we are with our bankers and how respected the Hot Head Burritos and Rapid Fired Pizza franchise systems are with SBA.

Rapid Fired Pizza of Northern Ohio was Phase 1 of our plan

With support from the Rapid Fired Pizza and Hot Head Franchising teams, Tasty Equity has assessed the Northern Ohio market potential as about 20 Rapid Fired Pizza restaurants and 20 Hot Head Burritos restaurants while keeping them far enough apart to achieve maximum Average Unit Volume (“AUV”) which is a key measure of quick service restaurant concepts. For all of 2019 into the summer of 2020, Tasty Equity’s focus was to attempt to secure locations and develop ten locations within easy driving distance of Dayton while also considering other markets nationwide that are supported by area developers in the two franchisor systems.

The covid pandemic put location development on hold in 2020 while we managed existing operations through the crisis.

Tasty Equity believes that its brands’ products, service, and social media programs are the key to building a community of customers who eat at one of its restaurants every week and bring their friends and family. While restaurants located near direct competitors have fared very well with minimal impact on weekly sales volume, Tasty Equity intends to avoid going head to head as long as possible by employing its focus on robust “big small towns” and suburbs to maximize AUV, profitability and the individual success of its restaurant owners.

Restaurant Project Plan: Restaurant Opening Budget

A typical Rapid Fired Pizza or Hot Head Burritos restaurant will be located as an end-cap leased location in a shopping center with a major daily needs anchor such as a grocery store, home improvement store or equivalent big box high traffic business. Tasty Equity is specifically avoiding legacy shopping mall locations due to the “Amazon Effect” which has adversely affected specifically those discretionary, non-daily needs retail businesses. By securing aggressive tenant improvement contributions from landlords to significantly reduce store opening costs. Tasty Equity is establishing multiple real estate development build to suit partnerships to buy land, such as undeveloped “retail pads” commonly in front of shopping centers, which may have significantly lower store opening costs and create opportunities to open one store for each brand in the same location. Tasty Equity anticipates that Rapid Fired Pizza & Taproom or Hot Head Mexican Grill & Cantina formats will be very suitable for a significant number of 4,000 to 6,000 square foot former retail operator locations that are not otherwise suited to quick service restaurant formats. Tasty Equity prefers end-caps, corners of shopping centers and, when feasible, will secure free standing locations for slightly higher investments. Tasty Equity adheres to the location selection criteria defined by Rapid Fired Franchising and Hot Head Franchising and works together with each of them, and their area developers where applicable, to evaluate each candidate locations with final decisions being made in conjunction with Tasty Equity owner-operators.

Tasty Equity Compliments Franchisor Role

As an independent restaurant development company, Tasty Equity executes the restaurant opening checklist, site selection process and all training guidelines set forth by Rapid Fired Franchising or Hot Head Franchising along with all provisions outlined in each brand’s Franchise Disclosure Document. As a restaurant owner-operator’s operating partner, Tasty Equity’s contribution to the opening and management of restaurants is many layered and goes far beyond the scope of support given by the franchisor and its area developers. In some cases, Tasty Equity will be the franchisee and the restaurant owner-operator will earn equity into the business on a sweat-equity basis that vests over a specified number of years of service.

Tasty Equity coordinates with the franchisor and its area developers to locate, qualify, and secure suitable locations. Then, Tasty Equity’s team creates an extended support infrastructure for its restaurant owners, especially in small towns and suburban communities, to support each other when direct support from the franchisor or its area developer may be long drive or flight away in a crisis. Tasty Equity has already identified many candidate locations and will support its restaurant owners who may be interested in more remote hometown communities subject to meeting the site selection demographic criteria of each franchisor.

Restaurant Formats: Inline, Endcap, Freestanding

Site selection is critical. Everyone has heard the real estate mantra that the three most important elements to a successful restaurant, even with amazing product and service, are “Location, Location, and Location.” In cooperation with the Rapid Fired Franchising and Hot Head Franchising, Tasty Equity makes sure every detail is addressed to ensure it can handle smooth in- restaurant flow, maximum line speed so nobody waits too long for their pizza or burrito and each location has easy access and parking. The franchisor oversees every aspect of site selection and design to protect the brand, but the final decision and literally hundreds of location specific design decisions are handled by the Tasty Equity team so its new restaurant owner-operators can focus on operating the restaurant instead of building it. In time, Tasty Equity’s restaurant owners will learn how to open a new restaurant, but even the most experienced quick service restaurant general managers usually lack experience in actually building and opening a new location.

An example of a good candidate location for a Rapid Fired Pizza or Hot Head Burritos restaurant is near businesses, schools and families. Tasty Equity carefully reviews the number of homes within a prescribed distance depending upon location and focuses on communities with young children. Tasty Equity understands the demographics that drive balanced day and evening sales and confirms that its locations have solid traffic patterns on weekdays and weekends. Tasty Equity focuses on communities with local household incomes that match its demographics and carefully analyzes nearby quick service restaurant concepts and other restaurants, including interviewing their staff, before making a final site selection decision. While Tasty Equity’s team are data junkies, it firmly believes there is no substitute for eyes-on property and live local community input before choosing a location.

Exit Strategy: Tasty Equity’s Long Term Approach

Tasty Equity is committed to attempting to create profits for the Company, its equity crowdfunding investors and restaurant owner-operators while responsibly serving its communities. Tasty Equity is focused on reinvesting profits to keep building restaurants to create the opportunity to increase the Company’s value over time.

As a financial services and capital markets veteran, Chris Wiley has a wide range of investor and bank financing partnerships. Some have already helped with Tasty Equity’s initial stores and others have expressed interest in enabling it to scale the business. Peter and Chris Wiley deliberately set forth to build the company with personal resources in concert with equity crowdfunding so that Tasty Equity can achieve a scale that brings attracts institutional partners when it makes sense.

Sale of Individual Restaurants

Tasty Equity understands that its restaurant owners may opt to sell restaurants opportunistically to motivated buyers who may themselves be prospective franchisees and who simply prefer to buy an existing restaurant instead of building their own. In the event a restaurant owner opts to sell one or more their restaurants, then capital gains may be realized by Tasty Equity and shared as dividends or distributions with its unitholders. Rapid Fired Pizza and Hot Head Burritos restaurants, like other comparable quick service restaurant concepts, are generally valued at as much as double the cost to build and open, as each restaurant completes its first year of profitable operations. The market for existing profitable quick service franchise restaurants has been strong for many years. The buyers include new franchisees who prefer to buy an existing restaurant instead of build one, multi-unit restaurant quick service operators diversifying into a new brand and institutional investors who may invest in the business while retaining the owner-operator to stay on an manage the business as part of a larger investment. We believe this sort of transaction creates a potential win-win opportunity for the Company, Tasty Equity investors and the owner- operator when the institutional offer is compelling for all parties.  Each of these scenarios is governed by our Operating Agreement for each LLC which include usual and customary Buy-Sell and Drag-Along/Tag-Along provisions assure that our franchisee operators and Limited Partner co-investors in each restaurant have the opportunity for upside but cannot prevent us from realizing the benefits of an institutional transaction in the future. These provisions keep all of our interests aligned from Class A to Class B to Limited Partners and franchisee operators.

Future Institutional Transactions

Chris and Peter, along with their brother Ray, have been involved in the restaurant industry since they were kids. Tasty Equity has watched franchise brands launch and grow as many have been created by Pizza Hut family friends. Achieving 200 operating locations is a significant milestone for any franchisor and is generally the point at which large institutional investors are attracted to a brand. Combined, the Rapid Fired Pizza and Hot Head Burritos franchise systems now have over 100 locations. Stores currently under development, should they come to fruition, will grow the brands significantly over the next two years, based on commitments from the existing franchisees and area developers.

Tasty Equity is committed to being one of the largest independent operators when the brands reach 200 units combined.  The two brands were on track to achieve that in the next few years based on the pace of new restaurant openings prior to the COVID-19 crisis. Traditionally, institutional investors seek to invest in groups of franchised restaurant locations once a brand achieves 200 units or more and national recognition. The Tasty Equity team has relationships with many of the top 100 institutional restaurant brand investor groups.  We are cultivating those relationship so that we have the opportunity to sell some or all of our stores after the brands reach 200 stores combined.

In many cases, events such as the IPO of Pizza Hut in 1968 that Chris and Pete’s father was part of, or more recently, IPOs of brands such as Shake Shack, Wing Stop or Freshii, created significant value for the franchisors, their investors and the franchisee owner-operators.  It is important to note that Tasty Equity is completely independent of Hot Head Franchising and Rapid Fired Franchising.  While we may identify opportunities to sell some or all of the interest in restaurants that we develop in order to achieve capital gains for our Tasty Equity investors, we have no influence over the decisions that the franchisors might make regarding their own stores or the franchise systems themselves.  That said, we would be inclined to follow their lead if an institutional transaction presents itself in the future and would not resist unless it was not in the favor of our Tasty Equity investors.

Our COVID-19 Response

As described above and throughout this Offering Circular, the COVID-19 crisis created both challenges and opportunities for Tasty Equity and the two franchise systems at we are a part of.  In the first week of the Stay at Home orders, our brother Ray and his two franchise system teams commenced daily all-hands calls.  They swiftly assessed the opportunity to temporarily convert to carry-out only business while simultaneously assessing the government response in concert with lobbyists at the National Restaurant Association.

Tasty Equity simultaneously took multiple actions:

•Installed counter to ceiling plastic sheeting to protect our crews and carry-out customers who still would enter the restaurant to point out their build your own options for our Hot Head Burritos and Rapid Fired Pizza entrees.

•Began assessing how to implement Curb-Side Pickup which resulted in the franchise system rapidly developing and deploying a new web application to go with existing online ordering.

•Launched a massive social media and advertising campaign combining “We’re Still Open” with support your local business and meal deals.

•Proceeded with the SBA Economic Injury Disaster Loan (“EIDL”) applications directly with SBA/FEMA for each of our restaurants and for Tasty Equity itself.

•Proceed with the SBA Paycheck Protection Program (“PPP”) loan applications directly with our loyal bankers.

•Engaged our landlords in rent abatement or deferral options negotiations.

•Engaged our bankers in loan payment deferral options.

We completed all five of our EIDL loan applications within 5 days of the website becoming operational at an average of more than 8 hours per application.  We then proceeded with all five of our PPP loan applications the day the services and/or websites became operational with our bankers. As of this Offering Circular, the following loans are funded or are approved with funding expected very soon:

•$500,000 SBA EIDL loan funded for Tasty Equity entity. This is a 30 year loan at 3.75%

with no payments due for the first 12 months. Use is restricted to overcoming our economic injury which is essentially the interruption of this Offering. This loan is not forgivable but has been critical to enabling us to achieve our Offering objectives after the market disruption of COVID-19.  We invested more than $350,000 of those funds with our advertising agency and programs.

•$66,147 SBA PPP loan funded for our two Hot Head Burritos in Holland and Perrysburg, Ohio. This is a 2-year loan at 1% of which up to 100% is forgivable. Use is restricted to Payroll, Rents, Utilities and Loan Payments. Our Hot Heads Burritos are operating at nearly 70% of capacity and we expect to spend the required amount on Payroll and Rents including rehiring when the stay at home order is lifted such that we will have at least 75% of the loan forgiven.

•$54,186 SBA PPP loan Funded for our Rapid Fired Pizza restaurant in Bowling Green, Ohio. This is a 2-year loan at 1% of which up to 100% is forgivable. Use is restricted to Payroll, Rents, Utilities and Loan Payments. This store is operating below 50% of capacity as Bowling Green State University campus was closed immediately and will not reopen until fall. We expect to spend the required amount on Payroll and Rents including rehiring when the stay at home order is lifted such that we will have at least 75% of the loan forgiven.  This PPP-1 loan is already forgiven.  We received a PPP-2 loan in 2021 in the amount of $69,200 and anticipate that it too will be forgiven via a web application we are filing in December.

•$55,000 SBA PPP loan is approved and funding soon for our Rapid Fired Pizza restaurant in Lima, Ohio. This is a 2-year loan at 1% of which up to 100% is forgivable. Use is restricted to Payroll, Rents, Utilities and Loan Payments. This store is operating below 50% of capacity as most of the University of Northwestern Ohio campus was closed immediately and will not reopen until fall. We expect to spend the required amount on Payroll and Rents including rehiring when the stay at home order is lifted such that we will have at least 75% of the loan forgiven.  This PPP-1 loan is already forgiven. We received a PPP-2 loan in 2021 in the amount of $69,200 and anticipate that it too will be forgiven via an web application we are filing in December.

•$150,000 SBA EIDL loan funded for our Rapid Fired Pizza restaurant in Lima, Ohio.  This is a 30 year loan at 3.75% with no payments due for the first 12 months. Use is restricted to overcoming our economic injury which is essentially significant reduction in our sales to 70-80% of 2019 levels. This loan is not forgivable but has provided an economic safety net during the continuing market disruption of COVID-19.  Our application is currently being processed for a Loan Modification under EDIL-2 guidelines whereby we may receive up to $350,000 more on 30-year, low interest terms to help us retire short-term debt, upgrade the restaurant as necessary and generally position us for growth.  We received notice November 22nd that this Loan Modification has been processed and is pending next steps required for funding.

•$150,000 SBA EIDL loan funded for our Hot Head Burritos restaurant in Perrysburg, Ohio.  This is a 30 year loan at 3.75% with no payments due for the first 12 months. Use is restricted to overcoming our economic injury which was the temporary but significant reduction in our sales.  We are utilizing a portion of these funds to remodel this now 7 year old restaurant with a full digital upgrade, upgraded table layout to meet COVID-19 restriction and new external signage all with the objective of significantly growing our weekly sales revenue. This loan is not forgivable but has provided an economic safety net during the continuing market disruption of COVID-19.  Our application is currently being processed for a Loan Modification under EDIL-2 guidelines whereby we may receive up to $350,000 more on 30-year, low interest terms to help us retire short-term debt, upgrade the restaurant as necessary and generally position us for growth.

In addition to those loans listed above, we confirmed that we still have two more EIDL loan in-processing, one for each of our two additional restaurants.  The SBA representative indicated they have been allocated randomly to loan officers and will processed as soon as possible now that we overcame errant conditions on our files that mistakenly marked them as duplicate application through an SBA system fraud control system.  We anticipate receiving that funding by year-end 2021 based on an update on November 19th, 2021.

The SBA provided six month payment deferral for our primary constructions loans for our Rapid Fired Pizza Lima and Bowling Green, OH.  That relief expired in October 2020.  Our loan for our Hot Head Burritos Holland and Perrysburg, OH restaurants deferred to interest only for three months but that relief has also expired as of October 2020.    In any case will utilize some of our PPP and EIDL loan funds to cover the rents and loan payments to remain in full compliance with our loan and lease covenants.

Combined all of these actions enable us to achieve essentially self-sustaining operations in all four of our restaurants for as long as the COVID-19 disruption may continue into 2021. We are delighted with the loyalty of our patrons supporting us through these challenges.  As noted above, our Hot Head Burritos restaurants are performing at nearly 100% of 2019 sales levels.  Our two Rapid Fired Pizza restaurants are performing at about 70-80% of 2019 sales levels.

As Tasty Equity, we are exercising our authority as treasurer for all of the entities to balance cash as needed to sustain operation, managing the SBA loan process and work through the deferments with our bankers and landlords.  We have been able to retain all of our full time staff who chose to stay with us.  Ironically, we lost our part-time and some full-time staff immediately to grocery stores, delivery companies and other “essential businesses.”  That said, we are confident we can re-staff the part-time crews quickly once the stay at home ordered are lifted due to the very high unemployment and likelihood that weaker, order or less organized operators may not re-open after the crisis abates.

Longer-term, we see the silver lining of opportunity: available personnel and locations.  While we will be prudent and cautions in our location selection, industry analysts have forecast as much as 10% of current restaurant businesses will never re-open.  We believe we will be stronger for the challenges that put us to the test and we have demonstrated we have the experience and fortitude to put our heads together with our operators and the franchisor team and prevail in the face of adversity.

PERKS

All investors in this Offering receive the following benefits or “perks”, in addition to the Class B Units purchased by each investor:

All Investors Receive:

•Your name displayed on our scrolling list of investors at all Tasty Equity restaurants

•Personal invitation to participating* Rapid Fired Pizza and Hot Head Burritos Grand Opening Friends & Family night events where you can enjoy free food and 50% off Self-Pour where available***

•Tasty Equity Ceremonial Member Certificate.

$100 investment:

•Blue Tasty Equity RFID Membership ID Card good for 5% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

$250 investment:

•2 Buy One Get One Free Entree Cards good at participating restaurants*

•2 Free Entrée Cards good at Tasty Equity restaurants

•Blue Tasty Equity RFID Membership ID Card good for 5% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

$500 investment:

•3 Buy One Get One Free Entree Cards good at participating restaurants*

•3 Free Entrée Cards good at Tasty Equity restaurants

•Gold Tasty Equity RFID Membership ID Card good for 10% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

$1000 investment:

•4 Buy One Get One Free Entree Cards good at participating restaurants*

•4 Free Entrée Cards good at Tasty Equity restaurants

•Tasty Equity, Rapid Fired Pizza or Hot Head Burritos T-Shirt

•Gold Tasty Equity RFID Membership ID Card good for 10% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

$2500 Investment:

•Personal invitation to participating* Rapid Fired Pizza and Hot Head Burritos Grand Opening VIP night events where you can enjoy free food and 50% off Self-Pour where available with the Tasty Equity and Franchisor executive teams**

•Gold Tasty Equity RFID Membership ID Card good for 10% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

•4 Buy One Get One Free Entree Cards good at participating restaurants*

•4 Free Entrée Cards good at Tasty Equity restaurants

$5000 investment:

•Your name engraved on the Investor Plaque in your nearest Tasty Equity restaurant

•Personal invitation to participating* Rapid Fired Pizza and Hot Head Burritos Grand Opening VIP night events where you can enjoy free food and 50% off Self-Pour where available with the Tasty Equity and Franchisor executive teams. **

•Gold Tasty Equity RFID Membership ID Card good for 10% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

•4 Buy One Get One Free Entree Cards good at participating restaurants*

•25 Person Pizza or Burrito Party good at any Tasty Equity restaurant

•We will put Your favorite beer, cider, wine or cocktail on tap at our nearest Self-Pour equipped Tasty Equity restaurant and display it in Your honor

•Dinner with Chris & Peter to talk business… or just have a good time together**

$10,000 investment:

•Your name engraved on the Investor Plaque in your nearest Tasty Equity restaurant

•Personal invitation to participating* Rapid Fired Pizza and Hot Head Burritos Grand Opening VIP night events where you can enjoy free food and 50% off Self-Pour where available with the Tasty Equity and Franchisor executive teams.**

•Gold Tasty Equity RFID Membership ID Card good for 10% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

•4 Buy One Get One Free Entree Cards good at participating restaurants*

•50 Person Pizza or Burrito Party good at any Tasty Equity restaurant

•We will put your favorite*** beer, cider, wine or cocktail on tap at our nearest Self-Pour equipped Tasty Equity restaurant and display it in your honor

•We will feature a custom limited time offer entrée just that way you like it our Tasty Equity restaurants and name it after you

•Dinner with Chris & Peter to talk business… or just have a good time together**

$25,000 Investment:

•Your name engraved on the Investor Plaque in your nearest Tasty Equity restaurant

•Personal invitation to participating* Rapid Fired Pizza and Hot Head Burritos Grand Opening VIP night events where you can enjoy free food and 50% off Self-Pour where available with the Tasty Equity and Franchisor executive teams **

•Gold Tasty Equity RFID Membership ID Card good for 10% discount on food and beverages in all Tasty Equity restaurants. Adults can activate the card each time they visit a Self-Pour equipped Tasty Equity Rapid Fired Pizza and Hot Head Burritos restaurant along with participating corporate stores and franchisee locations* to control the taps and Pour Your Own beer, cider, wine, pre-mixed cocktails and even liquor shots.

•4 Buy One Get One Free Entree Card good at participating restaurants*

•50 Person Pizza or Burrito Party good at any Tasty Equity restaurant

•We will put your favorite beer, cider, wine or cocktail on tap at our nearest Self-Pour equipped Tasty Equity restaurant and display it in your honor

•We will feature a custom limited time offer entrée just that way you like it in our Tasty Equity restaurants and name it after you

•Dinner with Chris and Peter with their brother Ray, CEO and Co-Founder of Rapid Fired Franchising and Hot Head Franchising to talk business… or just have a good time together**

* Please see list of participating Hot Head Burritos and Rapid Fired Pizza locations featured on www.tastyequity.com.

** Travel is not provided for any perks.

*** Subject to limitations such as the ability for Tasty Equity to sell certain alcoholic beverages under its liquor license, distribution contracts, etc.

DESCRIPTION OF PROPERTY

The Company owns no real property.

LITIGATION

The Company is not involved in any litigation and is not aware of any pending or threatened legal actions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward- looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Wiley Area Development LLC was formed on February 20, 2017 as an Ohio limited liability company. On February 1, 2019, Wiley Area Development LLC registered the trade name Tasty Equity in the state of Ohio in order to do business under that name. The Company was formed to leverage the extensive relationships, operational expertise and in-the-trenches operational experience of its founders to serve as the operating partner to independent restaurant owner- operator franchisees of Rapid Fired Franchising and Hot Head Franchising.

The grand majority of the equity of Tasty Equity is presently owned by Chris Wiley and Peter Wiley, but as Class B Units of the Company are issued pursuant to this Offering, Chris Wiley and Peter Wiley’s ownership in the Company will be diluted. If the maximum amount is raised in this Offering, investors in this Offering will own 10.0% of the Company. All equity in the Company are Class A or Class B Units with the rights and privileges of said class of securities as set out herein.

Overview

There are two classes of Units in the Company: Class A Units and Class B Units. Units to be issued pursuant to this Offering will be Class B Units. For more details on the rights of the Units, see the Amended and Restated Operating Agreement attached hereto and the section “Securities Being Offered” below.

Results of Operations

The period of February 20, 2017 (date of inception) to December 31, 2017 and from January 1, 2018 to December 31, 2018.

Revenue. Total revenue for the period from February 20, 2017 (date of inception) to December 31, 2017 was $0 as the Company was in the start-up phase. Total revenue for the period from January 1, 2018 to December 31, 2018 was $450 in the form of a nominal charge back to a restaurant owner-operator to reimburse for a specific expense. There was no material change as the Company was still in the organizing phase of operations and did not receive income from the four restaurants in which it is invested with owner-operators.

Operating Expenses. Operating expenses for the period from February 20, 2017 (date of inception) to December 31, 2017 was $19,467. Operating expenses for the period from January 1, 2018 to December 31, 2018 was $47,266. This material change is due to the Company’s continued investment in the four stores and fifth store in development along with preparations for this Offering primarily in the form of legal, professional, travel and marketing program related expenses.

Net Loss. Net Loss for the period from February 20, 2017 (date of inception) to December 31, 2017 was $51,459. Net Loss for the period from January 1, 2018 to December 31, 2018 was $85,117. This material change is due to the activities noted above, related borrowing costs and GAAP accounting basis Net Loss reported for the four operating restaurants (Please see Trend Information below for discussion of one time and unusual expenses associated the owner-operator restaurants during those periods and cash flow impacts of deposits advanced on behalf of them for pending projects).

The period of January 1, 2019 to December 31, 2019

Revenue. There was no material change as the Company was still in the organizing phase of operations and did not receive income from the four restaurants in which it is invested with sponsored owner-operators.

Operating Expenses. Operating expenses for the period from January 1, 2019 to December 31, 2019 was $226,329. This material change is due to preparations for the launch of the Company’s Offering including significant advertising agency and premarketing expenses plus professional services in the form of legal, audit and CPA services.

Net Loss. Net Loss for the period from January 1, 2019 to December 31, 2019 was $226,329. This material change also reflects significant interest expense for the short term and convertible notes the Company has outstanding to support the underwriting cost of the Company’s Offering.

The period of January 1, 2020 to December 31, 2020

Revenue. The company implemented its planned Franchise Management Services (“FMS”) Agreements with our original four restaurants that it invests in with sponsored owner operators, effective August 1, 2020. The FMS agreements include Management Fees for services provided to those four restaurants totaling $40,338 from August 1, 2020 to December 31, 2020.  The company did not receive distributions nor distribute earnings from the four restaurants as a result of the COVID-19 disruption and our intention to accumulate cash reserves to fund down payments on several more restaurants.

Operating Expenses. Operating expenses for the period from January 1, 2020 to December 31, 2020 were $720,533. This reflects a material change based on significant advertising and professional services expenditures related to the direct marketing of this Offering.

Net Loss. Net Loss for the period from January 1, 2020 to December 31, 2020 was $783,829. This reflects a material change based on the peak of the COVID-19 market disruption during which we undertook significant emergency actions to support the four restaurants with our sponsored owner-operators which resulted in securing SBA PPP-1 and EIDL-1 loans to create a financial reserve for each business.

The period of January 1, 2021 to June 30, 2021

Revenue. The company generated $67,434 in FMS agreement-related Management Fees from our original four restaurants. The company elected to not receive distributions from the four restaurants as a result of the COVID-19 disruption and our commitment to accumulate cash reserves for down payments on additional restaurants.

Operating Expenses. Operating expenses for the period from January 1, 2021 to June 30, 2021 were $347,017  This reflects a material change based on significant, but lower, advertising and professional services expenditures related to the direct marketing of this Offering.

Net Loss. Net Loss for the period from January 1, 2021 to June 3, 2021 was $318,118. This also reflects the on-going costs of the COVID-19 market disruption and the commitment we made to reinvest capital generated to build our investor base to more than 2,000 individual parties in anticipation of post-covid growth opportunities.

Liquidity and Capital Resources

The Company had net cash of $60,473 at December 31, 2020 and $22,527 at June 30, 2021. This change reflects our fluctuating cash balances as we invested the cash provided by the EIDL-1 loan to implement new marketing campaigns for this Offering.

The Company will have additional capital requirements during 2022. The Company does not expect to be able to satisfy our cash requirements through revenues and distributions from its existing four restaurants with sponsored owner-operators, and therefore will attempt to raise additional capital through the sale of its Class B Units in this extension of the Company’s Offering, and perhaps additional securities in additional offerings. The company is also pursuing the acquisition of multiple existing franchisee restaurant operations that would be significantly accretive to sales, revenue and distributions from those operations if those transactions are approved by our banks and those operators.  We are pressing all parties to complete them prior to December 31, 2021 but expect that they may take until March or April 2022.

The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Plan of Operations

The Company's plan of operation for the 12 months following the qualification of this Second Post Qualification Amendment of this Offering includes proceeding, as quickly as our capital raise via share sales in the Offering allows, with the following Hot Head Burritos and Rapid Fired Pizza restaurant development or enhancement projects in conjunction with local owner-operators, franchise system area developers and local limited partners:

•We did not anticipate the opportunity that came up for us to acquire interests as described herein in the seven restaurants from the retiring 75-year-old franchisee in Youngstown in our plans but we opportunistically pounced on it, facilitated by a group of friendly partners with Chris and Pete Wiley as minority shareholders.  The immediate focus for that group is to complete the Warrant or Stock Purchase Options agreements with permission of that group’s bankers and partners such that that group can convey up to 10% of the equity from that $2.775 million transaction to Tasty Equity for certain equitable consideration.

•Remodel and digital upgrade of our existing Hot Head Burrito location in Perrysburg, OH was completed in February 2021 and sales have subsequently grown from about $12,000 per week to about $15,000 per week and profitability has increased.

•Proceed with the full remodel and digital upgrade of our existing Hot Head Burritos location in Holland, OH which is now approaching 6 years old. A completely new pylon sign will be installed which will significantly improve visibility from surrounding intersections.  Enhancements will be implemented to our existing Pick-up Window to further expand Off-Premise sales.  Dining room booths and tables will be reconfigured to support COVID-19 restrictions.  We anticipate completing the remodel project and executing a re-grand opening by January 2021.  Based on results from the Hot Head franchising system, we anticipate that this will result in a material sales increase and generate substantially higher earnings for the Company and our investors. Remodel and digital upgrade of our Hot Head Burritos location in Holland, OH was completed in February 2021 and sales have subsequently grown from about $9,000 per week to about $11,000 per week and profitability has increased.

•Proceed with plans to upgrade the Company’s existing Lima, Ohio Rapid Fired Pizza restaurant with a 24 tap Self-Pour system for which the Company has already advanced the deposit and secured contractor bids. The Company believes this will create an opportunity for potentially increased sales and cash flows. We look forward to the opportunity to complete this project as a pilot for our large format Rapid Fired Pizza & Taproom building upon an already top performing location. This project is on hold pending the funding of our CARES Act EIDL-2 Covid Increase loan modification that is supposed to provide $350,000 in additional long-term, low interest funding as soon as December 2021.

•Proceed with plans to upgrade the Company’s existing Bowling Green, Ohio Rapid Fired Pizza location by building out an adjacent 2,000 square feet that is already part of its lease and converting it to a large format Rapid Fired Pizza & Taproom through the finishing of that space and expanding the existing 18 tap Self-Pour system, for which the Company has already advanced deposits and secured contractor bids, to a total of 30 taps and adding pool tables, darts and other adult recreation space. This will include reconfiguration of existing dining room booths and tables to support COVID-19 restrictions.  The Company believes this will create an opportunity for potentially increased sales and cash flows. This project is on hold pending the funding of our CARES Act EIDL-2 Covid new loan that is supposed to provide up to $500,000 in additional long-term, low interest funding as soon as February 2022.

•Proceed with exploratory discussions to acquire additional Hot Head Burritos restaurants within the proximity of our northern Ohio footprint from existing franchisee operators. The COVID-19 market disruption led to one or more franchisees considering retirement or otherwise existing the restaurant business.  The Company is well equipped to acquire additional restaurants which would leverage its existing management team and operations and therefore be accretive to both revenues and profits for the Company and its investors.  We plan to engage in these discussions as of December 2021 and hope to consummate an direct acquisition or 50/50 joint venture.

•Proceed with construction for the fifth restaurant of the five store plan with owner-operator Ross and Elisha Wiley in Findlay, Ohio as a Rapid Fired Pizza & Taproom for which a liquor license is approved and the Company is seeking potentially more favorable location. The Company originally anticipated selecting a final location then proceeding with construction and commencing operations in Q1 or Q2 2021 subject to relief from COVID-19 restrictions on bar-restaurant operations.  This project is being deferred until summer 2022 and we still maintain over $100,000 in equipment deposits and the liquor license we have the option of transferring to another more optimal location.

•Proceed with plans to develop a Hot Head Mexican Grill & Cantina in Lima, OH as an alternative to our original plans to partner with what was a pending Area Developer in Chicago.  Subject to COVID-19 restrictions on bar-restaurant operations, we anticipated completing site selection and proceed with construction in Q2 or Q3 2021.  We are actively planning to create this location in the same building with our Rapid Fired Pizza, Lima location and anticipate formal architectural drawings, lease negotiation and ultimately construction in Q2 2022 subject to receiving the anticipated EIDL-2 funding for the Lima Rapid Fired Pizza which would provide cash reserves to support this project even though we can’t use the EIDL-2 funding to build or buy a new restaurant.

•Proceed with the potential acquisition of a Rapid Fired Pizza restaurant in Sandusky, Ohio from an existing franchisee who is retiring and promote an existing employee to become the owner-operator on a sweat equity vesting basis creating an equity opportunity for them and providing a potential additional source of near-term cash flow for Tasty Equity. The Company also plans to upgrade that restaurant with a 24 tap Self-Pour system. Next steps on this project were delayed by the delay in the launch of our Offering.  We look forward to proceeding with this project as soon as share sales generate sufficient working capital to support the Self-Pour upgrade project and any costs associated with assuming control of the business.  We have already come to a conceptual agreement to assume control of the restaurant from the franchisee in a cooperative, non-cash arrangement whereby we would restructure and assume the current debt and they would enjoy their retirement as a limited partner investor.  Assuming control of this restaurant is a short-term opportunity to broaden our Ohio base and increase our cashflows without the lead time of construction.  The current owner lives more than three hours’ drive away and is not able to oversee day to day operations.  By contrast, the restaurant is within 50 miles of our current Toledo restaurants and would be supervised by our current team that pioneered the Self Pour Alcohol in our Bowling Green, Ohio Rapid Fired Pizza.  We are confident this would be additive to our revenues and profits.  We are still considering this acquisition or joint venture subject to the existing franchisee operator sustaining operations long-enough to receive EIDL-2 Relief funding either on our behalf or his, but we will not take on undue risk if we are concerned about sustainability of sales and securing concessions from the bank and landlord.

•Proceed with plans to develop a Rapid Fired Pizza & Taproom in a Detroit, Michigan suburb at a site the Company has already evaluated and selected with a lease pending in partnership with a pending Rapid Fired Franchising Area Developer who would also become the owner-operator for that location as part of three store plan that potentially also will include a one or more Hot Head Mexican Grill & Cantinas. That plan includes sites the Company has already evaluated with the same landlord in other Detroit suburbs along with an Ann Arbor, MI location, each of which would include the financial participation of one or more pending joint venture or limited partners in that market. The Company anticipates that the Detroit suburb location, which is an existing retail building conversion, can proceed swiftly once we have raised sufficient working capital and our matching funds for the down payment from share sales of our offering.  We originally envisioned opening this first Michigan location by Q1 2020 followed by the others at six month intervals.  We believed we would have restarted the location selection effort with the pending Area Developer in Q1 2021 with the objective of fully engaging in Q2 2021 though it appears we may focus switch to a large format Hot Head Cantina for the initial location.  We have deferred plans for this location.

•Proceed with plans to develop a Rapid Fired Pizza & Taproom, or alternatively a Hot Head Mexican Grill & Cantina format, in a Toledo, Ohio suburb site that the Company has already evaluated with a landlord related to several of the sites noted above. That location may be developed in conjunction with pending limited partners and the Company intends to promote an existing employee to become the restaurant owner-operator. This site and partner remain a high priority as they are within our Toledo operational footprint.  We will delay action on this site until one of the other large format Rapid Fired Pizza & Taprooms is fully operational including possibly the Bowling Green upgrade, the Lima upgrade or the pending new location construction in Findlay. We have deferred plans for this location.

Proceed with plans to develop a Rapid Fired Pizza & Taproom in Morgan Hill, California in conjunction with the Rapid Fired Pizza Area Developer who already opened the brand’s first California location in the Freemont suburb of Oakland, CA. This would be the first restaurant in a three store plan with a pending owner-operator who is an Ohio native who recently retired from the public service as a County Sheriff’s Deputy, and who would become the Company’s restaurant owner operator for that location. She and her wife plan to open one or more Hot Head Mexican Grill & Cantina in nearby markets subject to the final site selection based on multiple candidate sites and lease restrictions on either pizza or burritos operators, with subject to lease negotiations, financing approvals and securing a pending limited partner who is based in California. This project may be launched in parallel with the projects above subject to raising sufficient capital from share sales.  Due to large format size, capital requirements and lead time for a liquor license in California, we anticipate that this will be a Q3 or Q4 project in 2021. We have deferred all action on this opportunity to due covid pandemic travel restrictions and until the Rapid Fired Pizza franchise system is consistently back at sales gains over 2020 and 2019 and to focus our resources on the local to Ohio opportunities outlined herein.

•Proceed with plans to develop a Hot Head Mexican Grill & Cantina in conjunction with the Hot Head Franchising Area Developer who recently opened the brand’s first Connecticut location in Windsor Locks. This would be the first of a three store plan with a three partner team who has been lobbying the regulatory approval of Self-Pour alcohol with the Connecticut state legislature and who anticipates final approval in the current legislative session. This location would be subject to final site selection, lease negotiations and possible pizza or burrito restrictions in the retail development, therefore the restaurant owner operator, may opt to proceed with a Rapid Fired Pizza & Taproom instead. This project was delayed both by the timing of our Offering and the delay securing final approval for proposed legislation sponsored by our pending operating partner that would fully legalize Self Pour alcohol in Connecticut.  It remains as one of less than six states without laws specific to Self Pour alcohol which is now preferred due to is automatic consumption controls in more than three dozen states.  The next opportunity to pass the legislation was delayed by the COVID-19 crisis so we anticipate this will become a Q2 or Q3 2021 opportunity.  We are still considering supporting expansion of Hot Head Burritos locations in Connecticut with our Area Developer but will no longer be pursuing it with the original co-investor group as they have decided to create their own brand from scratch and not participate with a franchise system partners such as us.

•The company currently has Franchise Management Services agreements with nine Hot Head Burritos locations and two Rapid Fired Pizza locations and direct equity in two Hot Head Burritos locations and two Rapid Fired Pizza locations.  The company is actively preparing to make offers to acquire up to seven more Hot Head Burritos locations that are spread across our NE Ohio and NW Ohio operating footprint and those operators have file paperwork with Hot Head Burritos Franchising to declare their intention to offer the restaurants for sale.

The Company's plan of operation for the 12 months following the filing of this Post Qualification Amendment to the Offering Circular is to utilize some proceeds of our SBA/FEMA Economic Injury Disaster Loans to fully scale up the marketing our Offering on a national basis building upon our foundation of more than 2,200 investors in 49 states and 3 countries that we developed despite COVID-19 market disruption in 2020 and 2021.

We completed our first Investor VIP Party at the corporate Hot Head Cantina location in Centerville, OH on February 29, 2020.  Little did we know the COVID-19 crisis was upon us. More than thirty Tasty Equity investors joined us for the event, making their own masterpiece entrees, sharing their stories and spending the evening with us. Just days later on March 16, 2020, we suspended our paid advertising for our Offering after the stock market crashed. We kept up our daily social media posting and amped up our store advertising “We’re Still Open for Carry-Out” campaigns.  As noted above, we filed for immediately for the SBA/FEMA Economic Injury Disaster Loans and Paycheck Protection Program loans for both Tasty Equity and each of our restaurants.  Through our immediate efforts and the cooperation of our bankers and landlords, we have achieved nearly cashflow neutral operations in all stores which we can sustain for many months.

That said, the State of Ohio authorized the return to full service dine-in operations in 2021 and the pent up demand is apparent.  All four of our restaurants were swamped with full queue lines within days of the stimulus checks reaching our patrons.  Enforcing social distancing has proved to be a challenge but we are up to the task and patrons are generally cooperating.  Counterintuitively, and by good fortune, our original 2 Hot Head Burritos restaurants and the 7 for which we secured a management contract and have a pending equity arrangement, all achieved sales gains in 2020 vs 2019 of nearly 5%; then again in 2021 vs 2020 of nearly 10%.  This helped us return to profitability despite excess supply change product substitutions and temporary price increases.  The excessive consumer demand created an environment where our competitors took price increase three time and we followed suit.  Our Rapid Fired Pizza locations did not fare as well as the suffered a 25% sale decline due to the nature of group dine-in operations.  That said, those two location are also back to 2019 sales levels and have returned to profitability.

We have confidence that our public offering share sales will continue to ramp up as we extend our offering with SEC qualification for 2022. For every $200,000 we raise, we can proceed to build a new restaurant from the plan outlined above.  We are proceeding with the remodel upgrade projects based on funds already received from the SBA PPP and EIDL loans. We anticipate that our capacity to commit to restaurant projects will effectively double upon achieving the initial $2,000,000 based upon pending commitments from Area Developers in the Hot Head Burritos and Rapid Fired Pizza franchise systems who are willing to match our investments 50/50 to accelerate construction of locations in their markets with pending franchisees.

Both Hot Head Franchising and Rapid Fired Franchising were proceeding at a steady pace of new store openings before the COVID-19 crisis.  Both systems opened several more new locations in 2020 and 2021 despite covid.  We are confident both franchise systems will return to full pace approaching about 2 new store openings per month as construction crews, city planners and suppliers are all back at full speed in in 2022.  We remain committed to becoming the largest independent operator of Hot Head Burritos and Rapid Fired Pizza restaurants when the brands collectively reach 200 locations. Simply executing on commitments with existing Area Developers over the next three years should enable us collectively to achieve these goals.  We also now have the expanded option to develop our brother Ray’s latest brand: Wiley’s Wings, Tenders & Fries.  He converted an underperforming Rapid Fired Pizza location with a drive through and its sales are rivalling our busiest locations.  This further augments our multi-brand strategy which allows us optionality when a great retail location becomes available but has a Pizza, Mexican or Chicken brand restriction in the lease.  We believe Wiley’s Wings, Tenders & Fries growth may actually outpace the other two brands as existing Hot Head and Rapid Fried franchisees build the in their local service areas and even within their existing shopping centers.  We also like the potential brand marketing opportunity for a Wiley’s Wings, Tenders & Fries Taproom format leveraging our iPourit Self-Pour platform possibly using the “WTF” acronym thematically as only a bar could.  We are actively exploring locations for a pilot location in the vicinity of Youngstown in cooperation with a team that already build and developed three large scale Self-Pour Bar locations in Youngstown, Cleveland and Columbus

Trend Information

Upon qualification of this Offering, the Company believed that the restaurant development and enhancement projects outlined above would enable it to create additional cash flows from existing operations and open up to eight new restaurants in locations that were already being actively evaluated or were in the lease negotiation stages. The Company believed this may have created the opportunity for the Company to become cash flow positive in 2020 as it invested the funds raised in this Offering in restaurants with up to eight new restaurant owner-operators to build new Hot Head Burritos and Rapid Fired Pizza restaurants. Contingencies existed in all cases including the number of Class B Units actually sold, securing regulatory and financing approvals as well as negotiation of tenant leases and construction contracts that would affect the Company’s ability to execute these plans as forecasted.

Clearly, none of us could have anticipated the COVID-19 crisis, the impact on our business, our families, our patrons and our partnerships.  Amazingly enough, it put us to the test and we came through for our people and our Tasty Equity investors.  We cannot predict the future and many challenges certainly lie ahead, but as noted above, Hot Head Burritos was actually launched as a business in 2007 just before the great recession of 2008-2012.  We are undaunted by adversity and believe that our history as a business and as a family of overachieving brothers bodes well for us and our Tasty Equity investors.

We may be a bit behind plan with our projects sliding into 2022 but we are committed to the path we are on.

It important to note that the company embraces the restaurant development specific provisions of the Tax Cut & Jobs Act of 2017. Those provisions create the opportunity for the Company and its owner-operators to receive 100% tax write-off incentives for every dollar invested in the development of a new restaurant business so long as that business is a leasehold tenant and does not own the real estate that it occupies. Tasty Equity does not own real estate, nor does it intend to acquire or develop real estate. Tasty Equity is specifically working with real estate development partners who will acquire, develop and lease back to Tasty Equity and its owner-operators new, prime retail locations on very favorable terms that still allow Tasty Equity to qualify for the job creation and business ownership opportunity creation incentives of the Tax Cut & Jobs Act. Those incentives create an opportunity for Tasty Equity to generate cash flows from operations that are substantially greater than would otherwise be possible and continue to reinvest them in more stores potentially increasing the value of the Company for Tasty Equity investors.

With respect to historical trends, several factors had a material impact on the profitability of the restaurants it operated in 2017 and 2018 with owner-operators including:

The Company, in conjunction with an owner-operator, acquired its two Hot Head Burritos restaurants in October 2017 from a significantly underperforming franchisee that demonstrated material disregard for the guidance of Hot Head Franchising. The Company acquired the two stores in a single transaction a valuation established by its banker as 65% of the actual market value of the stores in distressed sale as the former owner had an unrelated business failure and was facing bankruptcy. The sale was consummated within 14 days’ notice of the stores being offered for sale as the operator urgently needed the cash. Tasty Equity, along with the owner-operators and partner in each restaurant, invested more than $50,000 in the pair of stores to execute a turn- around plan in conjunction with Hot Head Franchising and within six months both stores were top performing in their district. The investments included heavy marketing expenditures, correcting excess food and labor cost issues, re-staffing the stores, repairing or replacing equipment ranging from hot tables and cold tables to HVAC systems due to deferred maintenance and correcting excessive food and labor cost issues. Those two restaurants are now well performing and modestly profitable and Tasty Equity plans to proceed with a remodel on both stores bringing the stores up to current brand standard and potentially converting one of them into a Hot Head Mexican Grill & Cantina adding pylon signage for the other. We anticipate that those two stores will contribute to Tasty Equity profits from operations in 2020 and beyond.

The Tasty Equity team, led by Peter Wiley, pioneered Self-Pour alcohol for the brands in its Bowling Green, Ohio Rapid Fired Pizza restaurant. This required significant investments in marketing and management time onsite to perfect the additional operations procedures and establish policies, procedures and systems to manages the sale of Self-Pour alcohol. The Company also participated with Ray’s corporate stores and deployed direct pizza delivery the startup of which incurred excessive labor costs and delivery service specific expenses and additional marketing. All delivery services are being converted to third-party delivery services such as Uber Eats, Grub Hub and Door Dash due to convert the fixed cost of delivery to variable cost and leverage the scalable capacity of those services. The combined cost overruns related to food and labor costs in 2018 for those projects accounted for more than $50,000 in direct expenses combined with food and labor cost overruns that impacted Tasty Equity along with the owner-operator and other partners in that restaurant. That restaurant continues to be among the top performing stores in the franchise system and with those cost issues behind us we anticipate that Tasty Equity will realize profits from operations and distributions from it in the balance of 2020 and beyond.

Because the Company is still in the startup phase of its owner-operator program, and now our timing has been a bit disrupted by the delayed launch of our Offering and then the COVID-19 crisis just 90 days into our Offering, the Company will be rapidly expanding that model with the support of investors, the Company is unable to identify any recent trends in its own revenue or expenses since the latest financial year prior to the COVID-19 crisis.  While it has been disruptive to our revenues, the swift action by the government, our landlords and bankers has enabled us to stay the course with effectively cashflow neutral operations. The economic recovery from the COVID-19 crisis is uncertain but one thing is for sure:  our patrons love our food, have packed our queue lines to pick it out just the way they want it even if they have to carry it out to eat at home or tailgate in our parking lots.  This disrupted our persistent year over year sales comparisons and thus, the Company is unable to identify any known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Despite this, the Company believes that the market demand Fast Casual dining, especially combined with the new and market leading Self-Pour alcohol systems and will continue to be strong subject to economic conditions in the United States remaining consistent or continuing improve. Not specific to the Company, but the trends in the general market appear to favor a growing market outlook, with the Fast Casual market segment demonstrating a compound annual growth rate of 9% in the prior 9 years.4 The “fast food” market is more than $200 billion according to a Franchise HELP report5 with the pizza market segment is reportedly now at $45.73 billion6 and still growing steadily. Mexican food is among those top 5 market segments7 led by competitors like Chipotle with more than 2,400 locations8 which does not offer franchising and is not available to independent owner-operators but is continuing to open new stores. Moreover, our stores are performing well in markets where Chipotle operates and Mod Pizza has entered our markets without impacting our sales. As a result, the Company sees a good opportunity for growth in the U.S.

Off-Balance Sheet Arrangements

4 https://www.restaurant.org/Downloads/Events/FCIC/17_SHOW_PPT_5-4-compressed

5 https://www.franchisehelp.com/industry-reports/fast-food-industry-analysis-2018-cost-trends/

6 http://www.pmq.com/December-2018/The-2019-Pizza-Power-Report-A-State-of-the-Industry-Analysis/

7 https://www.franchisehelp.com/industry-reports/fast-food-industry-analysis-2018-cost-trends/

8 https://ir.chipotle.com/2018-07-26-Chipotle-Announces-Second-Quarter-2018-Results

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The Company has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of the Company’s accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on the Company’s business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect the Company’s reported and expected financial results. Note that the Company’s preparation of the consolidated financial statements requires it to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of its consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, the Company’s policy is to classify interest and penalties related to tax positions as income tax expense. Since the Company’s inception, no such interest or penalties have been incurred.

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (ASC Topic 606), which replaces numerous requirements in U.S. GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers. The Company has adopted the requirements of ASC Topic 606 and all the related amendments to all of its contracts using the modified retrospective method. Upon completing the Company’s implementation assessment of Topic ASC 606, the Company concluded that no adjustment was required to the opening balance of retained earnings at the date of initial application. The comparative information has also not been restated and continues to be reported under the accounting standards in effect for those periods. Additional disclosures required by ASC Topic 606 are presented within the aforementioned Revenue Recognition policy disclosure.

Revenue Recognition

The Company’s contemplates two sources of revenue. The first is income that is generated by its share of profits from the restaurants that it operates with owner-operators. To date, each of those restaurant businesses has been created as a Limited Liability Company (“LLC”) in which Tasty Equity is a member along with the owner-operators and any other active or limited partner members. As such revenue of the Company is comprised solely of profits (or losses) declared on the K-1’s of the respective LLCs and distributions or draws thereof. Tasty Equity anticipates continuing to establish each owner-operator partnership as a separate LLC, although in the course of a multiple store development plan, an LLC may facilitate the ownership of multiple stores.

Other arrangements may be undertaken from time to time to facilitate the participation of joint venture partners in specific restaurants or limited partners who opt to invest with us in multiple owner-operator restaurant partnerships which may require that we employ a traditional C-Corp or other operating entity types which may materially affect how revenue is derived from those entities.

In the case of its owner-operator LLC partnership approach, Tasty Equity also employs an Appointed Manager model which enables it to recognize fee income for services provided to the owner operator, including but not limited the services outlined above. In the case of those services, the fees may be recognized as they are delivered on a monthly basis or calculated periodically or annually then levied based on achievement of key metrics as charge backs to the owner-operator business as an operating expense to that LLC.

The Company had $0 revenue during 2017 and $450 in revenue in 2018 (in the form of a nominal charge back to a restaurant owner-operator to reimburse for a specific expense).  For 2019, the Company continued to not take distributions from the restaurants opting to continue investing in upgrades and pioneer new marketing programs though it did recognize $2,000 in miscellaneous income when receiving funds from one or more of the restaurants to offset a direct expense.  The Company had $0 revenue from Management Fees and did not receive distributions from the restaurants in first half of 2020 due to the COVID-19 market disruption. The Company began implementation of its Management Fees program on August 1 through December 31, 2020 when it appointed an Area Manager to oversee the four existing restaurants.  The Company also anticipates receiving distributions from each of the four existing restaurants in 2022 assuming COVID-19 market restrictions are relieved and restaurants sales continue to ramp back up to 2019 levels and beyond thanks to three rounds of menu price increases to offset volatile supply chain costs.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

MANAGERS AND EXECUTIVE OFFICERS

As of the date of this Offering Circular, the Company has three full-time employees, two of which are Co-Founders Chris and Peter Wiley, both of which have not drawn a salary, the third is our Area Supervisor Brandon Styles who we hired in August 2020.  We also employ full and part-time contractors. The Company plans to convert one or more of its current contractors to a full payroll system including one or more of the Officers of the company at such time as the Company has sufficient capital or financing to do so and the planned project schedule is being executed.  We anticipate this conversion to staff will take place in Q1 2022.

The managers and executive officers of the Company as of the date of this Offering Circular are as follows:

Byron C. “Chris” Wiley

President and Manager

Chris has been a consultant in financial services and capital markets for more than 20 years. He wound his consulting work as SVP of Banking and Capital Markets for a global financial services consulting firm in spring of 2018 to expand Tasty Equity nationally. He is an investor in Tasty Equity and is also contributing his contacts and know-how to the business. You’ll find him in front of the whiteboard, in front of the room, on GoToMeetings and webinars driving everyone to focus on what needs to be done to grow the business. Tasty Equity plans for his relationships with bankers and private investors to help it achieve its goal of bringing more restaurant owners to the Rapid Fired Pizza and Hot Head Burritos brands in their race to a combined total of 200 stores which is a significant milestone for restaurant franchisors.

Peter Wiley

Treasurer and Manager

Peter Wiley is one of the co-founders of the Rapid Fired Pizza restaurant system. He is an active member in more eleven Rapid Fired Pizza restaurant locations owned by his brother Ray Wiley and his partners as well as being the coordinator between independent franchisees and the Franchisor (which is owned by Peter and Chris’ brother Ray Wiley). Ray inspired Peter to find a way to build a bunch of restaurants, which led to the creation of Tasty Equity.

Peter forged his skills in multi-media, live video production, broadcast television, web, social media and marketing working with music artists and a church organizations in Boise, Idaho. After the church founder expanded to Bend, Oregon, Peter helped launch the new church then left to pursue his own dreams and join brother Ray who had just launched Hot Head Burritos in 2007 after more than 20 years as a Subway franchisee. As a consultant to Hot Head Franchising, Peter was responsible for every aspect of the Hot Head Burritos brand and Ray tapped him to do the same for Rapid Fired Pizza in 2015. Ray encouraged him to team up with brother Chris (who was consulting with both brands) to build as many Hot Head Burritos and Rapid Fired Pizza restaurants as possible. Peter led the pilot project to install Tasty Equity’s first 18-Tap iPourItTM Self-Pour beer and cider system in its Bowling Green, Ohio Rapid Fired Pizza location which is now planned as a standard feature of new Hot Head Burritos and Rapid Fired Pizza locations where liquor licenses are available.

COMPENSATION OF MANAGERS AND EXECUTIVE OFFICERS

From February 20, 2017 (date of inception) to the date of this Offering Circular, the Company has paid $0 in compensation to its officers and/or managers. One officer, Byron C. Wiley, has received a shareholder loan from the Company during the initial offering phase but is repaying those funds in 2021 based on a note with the Company.  The Company plans to pay existing officers in the future and may hire or appoint additional officers in the future and pay them and may also choose to compensate its managers in the future.

Executive Compensation

From February 20, 2017 (date of inception) to the date of this Offering Circular, Tasty Equity has paid $0 cash compensation to its executive officers. The Officers have earned income from their consulting activities with Rapid Fired Franchising, Hot Head Franchising and other parties to enable them to invest their time and resources in the Company.  Due to the protracted timeline to launch the original offering and additional delays in the capital raising caused by COVID-19 market disruption, the Company extended bridge loans to Chris Wiley and Peter Wiley until such time as the company is fully capitalized and they can begin drawing salaries.  Each has executed a note to repay those funds to the Company in 2021.  The Company plans to pay existing officers in the future and may hire additional officers in the future and pay them and may also choose to compensate its managers in the future.

Employment Agreements

The Company has not entered into any employment agreements with its executive officers to date.

Equity Incentive Plan

The Company has established an equity incentive plan pursuant to which equity options and awards may be authorized and granted. Details of the plan are available in the plan document attached as a Material Contract, Exhibit 1A-6 to this Offering Circular. Equity options or an equity ownership position in the Company may be utilized by the Company through this equity incentive plan in the future to attract one or more consultants or others to manage and facilitate the Company’s growth, to compensate third parties for services provided, and for other uses. Any units, grant of equity or options to purchase equity from this equity incentive plan would cause dilution to all unitholders at that time. The Company has set aside 100,000 Class B Membership Units for this purpose, and may under certain circumstances, authorize and issue additional units as set out under the plan. However, none of the units set aside for the equity incentive plan have not been issued as of the date of this Offering Circular.

Board of Managers

The Company’s board of managers currently consists of two managers: Chris Wiley and Peter Wiley.

None of the Company’s managers are “independent” as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent manager(s) to its board of managers in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Managers

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its board of managers in the future but has not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire board of managers.

Managers Compensation

The Company currently does not pay its managers any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate managers, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Managers

The Company’s Amended and Restated Operating Agreement limits the liability of managers and officers of the Company to the maximum extent permitted by Ohio law. The Amended and Restated Operating Agreement states that the Company shall indemnify its managers and officers for all costs, losses, liabilities, and damages paid or incurred by such managers and/or officers in connection with the business of the Company, to the fullest extent provided or allowed by Ohio law. Expenses, including attorneys' fees, incurred with respect to any claim, action, suit, proceeding, or investigation will be advanced by the Company prior to the final disposition upon receipt of an undertaking by or on behalf of the manager and/or officer to repay such amount if it is ultimately determined that he, she or it was not entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced exceed the indemnification to which he, she or it was entitled. The Company may also take steps deemed appropriate by the President to provide and secure indemnification of any manager and/or officer, including, without limitation, the execution of agreements for indemnification between the Company and individual officers or managers which may provide rights to indemnification which are broader or otherwise different than the rights authorized by Company’s Amended and Restated Operating Agreement.

For additional information on indemnification and limitations on liability of the Company’s managers, officers, and others, please review the Company’s Amended and Restated Operating Agreement, which are attached as Exhibit 1A-2B to this Offering Circular.

There is no pending litigation or proceeding involving any of the Company’s managers or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following capitalization table sets forth information regarding beneficial ownership of the Company’s Units as of the date of qualification of this Offering. There is beneficial ownership of the Company Units at the time of this Offering by its managers or executive officers as set out below in the capitalization table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Units. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each Unitholder named below possesses sole voting and investment power over their Units, where applicable. Percentage of beneficial ownership before the offering is based on 9,000,000 Units outstanding as of the date of qualification of this Offering.

The following capitalization table sets forth information regarding beneficial ownership of all classes of the Company’s Units as of the date of the date of qualification of this Offering. Percentages in the table have been rounded to the nearest tenth after the decimal.

CAPITALIZATION TABLE

Chris Wiley, President and Manager of Tasty Equity, had beneficial ownership of 44.5% of the Company as of the date of qualification of this Offering. Peter Wiley, Treasurer and Manager of Tasty Equity, had beneficial ownership of 42.5% of the Class A Units of the Company as of the date of qualification of this Offering.  As of this filing, Chris Wiley and Peter Wiley have 44.03% and 42.05% respectively of the Total outstanding Class A and Class B units combined of the Company as a result of 110,607 Class B Units being subscribed as of this filing as of November 22, 2021. No other officer or manager of the Company has beneficial ownership of the Company as of the date of qualification of this Offering.

As noted in the table above, 9,000,000 Class A Units and no Class B Units were outstanding as of the date of original qualification of this Offering. In Note 5 to the Company’s June 30, 2021 semiannual financial statements (See Section F/S below), it is explained that 180,000 Class A Units were outstanding as of December 31, 2018. Further it is noted that subsequent to the 2018 year end, the Company's members approved increasing the authorized number of Class A Units to 9,000,000 units and authorized 1,000,000 Class B Units. There was no change to the percentage of membership for any Class A or Class B unitholder as a result of this increase in the number of units that took place on March 8, 2019. This was an administrative change with no financial impact as each class of units was increased by a multiple of 50. Therefore, the 180,000 Class A Units were outstanding as of December 31, 2018 became 9,000,000 outstanding Class A Units as of March 8, 2019. No retroactive impact on the balance sheet was determined by the Company's independent auditors. No dilution to either class of units occurred, no change in membership percentages occurred and no dividends were issued.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

Willow Springs Group LLC, a private equity firm whose sole Member is Todd A. Wilson, is the holder of 900,000 Class A Units of the company. Willow Springs Group LLC has also provided bridge financing to the Company for the express purpose of funding direct expenses associated with this Offering in the form of a convertible note. That convertible note includes conditional provisions for Class A Unitholders Chris Wiley and Peter Wiley to transfer 450,000 Class A Units each that they hold personally to Willow Springs Group LLC in lieu of repayment of the note amount and interest due on or before December 31, 2020 that is being extended by mutual agreement to December 31, 2021 as a result of COVID-19 disruption. That action would increase the total units held by Willow Springs Group LLC by 900,000 Class A Units resulting in Willow Springs Group LLC holding a total of 1,800,000 Class A Units in the event that redemption occurs. It is intention of the Company to repay the convertible note amount of $100,000 plus interest due using proceeds of the Class B Unit Offering on or before December 31, 2021 and therefore not proceed with conversion and not transfer additional Class A Units to Willow Springs Group LLC. In the event the conversion occurs, this transaction would not have a dilution effect on Class B Unitholders as the Class A Units would be transferred by the aforementioned existing Class A Unitholders. As noted above, by mutual agreement no action has been taken with respect to convertible note redemption for equity due to first the delay of the Offering becoming qualified and subsequently the COVID-19 crisis.  The parties are cooperative, and the note continues to accrue interest due.

Kendall Almerico, securities counsel to the Company, is the holder of 270,000 Class A Units of the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared this Offering Circular. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Class B Membership Units had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company.

On January 17, 2020, the Company entered into a convertible note with Brand Imperatives SSG LLC, a private equity firm whose sole Member is John Wong. The purpose of the note was to fund last minute expenses related to the Offering. The note has an original loan amount of $40,000 with provision for that loan amount or services in kind to escalate through mutual approval to $100,000.  That convertible note includes conditional provisions for Class A Unitholders Chris Wiley and Peter Wiley to transfer up to 450,000 Class A Units each that they hold personally to Brand Imperatives SSG LLC in lieu of repayment of the note amount, subject to the total amount of funds or services received in kind by the Company from Brand Imperatives, and interest due on or before October 4. 2021. If converted for the full potential loan amount of $100,000, that action would retire the note and the total units would be granted to Brand Imperatives SSG LLC as 900,000 Class A Units in the event that redemption occurs. It is intention of the Company to repay the convertible note amount of $40,000 plus any services received in kind, including $32,000 in authorized services in kind added to the note amount as of this filing, plus interest due using proceeds of the Offering and therefore not proceed with conversion and not transfer additional Class A Units to Brand Imperatives SSG LLC. In the event the conversion occurs, this transaction would not have a dilution effect on Class B Unitholders as the Class A Units would be transferred by the aforementioned existing Class A Unitholders.  The note was originally due on or before October 4. 2021 but is being extended to November 18, 2021 by mutual agreement due to COVID-19 market disruption. As noted above, by mutual agreement no action has been taken with respect to convertible note redemption for equity due to first the delay of the Offering becoming qualified and subsequently the COVID-19 crisis.  The parties are cooperative, and the note continues to accrue interest due. In concert with the convertible note, the Company also granted to Brand Imperatives SSG LLC warrants for an additional 900,000 Class A Units that must be exercised for the price of $100,000 on or before the redemption date of the convertible note and exercise rights for those warrants are commensurately being extended to November 18, 2021.  The parties are cooperative, and the note continues to accrue interest due.

The Company received a promissory note dated October 30, 2020 from Member and Officer Byron C. (Chris) Wiley, in the amount of $176,982 to repay bridge financing loaned to him by Company until such time as sufficient capital has been raised to allow for planned executive salaries to be paid.  Per the terms of that note, the balance and any additional amounts advanced, will be repaid to the

Company. It includes a provision to convert any amounts outstanding to direct payroll at such time as the capital raised from this offering exceeds $2,000,000.

The Company received a promissory note dated October 30, 2020 from Member and Officer Peter A. Wiley, in the amount of $4,931 to repay bridge financing loaned to him by Company until such time as sufficient capital has been raised to allow for planned executive salaries to be paid.  Per the terms of that note, the balance and any additional amounts advanced, will be repaid to the Company. It includes a provision to convert any amounts outstanding to direct payroll at such time as the capital raised from this offering exceeds $2,000,000.

SECURITIES BEING OFFERED

The Company is offering up to $5,000,000.00 of its Class B Units to investors in this Offering. The Units being offered are Units of equity in the Company as set out in the Amended and Restated Operating Agreement and Amended Articles of Articles of Organization. There are two classes of Units: Class A and Class B. The Class B Units, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Class B Units, and both are qualified in their entirety by the provisions of the Company’s Amended Articles of Articles of Organization (Exhibit 1A-2A) and its Amended and Restated Operating Agreement (Exhibit 1A-2B), copies of which have been attached as Exhibits to this Offering Circular.

If all of the Class B Units in this Offering are sold, the Class B Units would represent approximately 10.0% of the issued and outstanding combined Units of the Company. Through the filing of this Post-Qualification Amendment to the Offering Circular, the Company intends to extend the Offering period up to 11:59 PM Pacific on December 10, 2022 and the Offering shall remain open for that period unless terminated for any reason at the discretion of the Company or upon subscription of the total number of authorized Class B Units.

The Company reserves the unqualified discretionary right to reject any subscription for Units, in whole or in part. If the Company rejects any offer to subscribe for the Class B Units, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

There are two classes of Units in the Company as of the date of this Offering Circular: Class A Units and Class B Units. In this Offering, the Company is only selling Class B Units. The Company does not expect to create any additional classes of Units during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Units if it chooses to do so. The holders of the Class A Units and the Class B Units have equal rights, preferences and privileges except that (a) as to certain distributions to Unitholders as set out below and (b) the holders of Class B Units (which are being sold in this Offering) have no voting rights on matters submitted to Unitholders for a vote. The rights, preferences and privileges of the Class A and Class B Units are set forth in the Company’s Amended Articles of Articles of Organization (Exhibit 1A-2A) and Amended and Restated Operating Agreement (Exhibit 1A-2B) and are described in summary form in this section of the Offering Circular.

Subscription Price

The price per Unit in this Offering is $5.00 per Class B Unit. The minimum subscription that will be accepted from an investor is One Hundred Dollars ($100.00) (the "Minimum Subscription"), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for One Hundred Dollars ($100.00) or more in Class B Units may be made only by tendering to the Company an executed Subscription Agreement (Exhibit 1A-4) delivered with this Offering Circular and the subscription price in a form acceptable to the Company. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Class B Units stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Class B Units has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Units being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

The Class B Units being offered in this Offering Circular have no voting rights. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding Class A Units, which are not being offered herein. Because the securities being sold in this Offering, Class B Units, have no voting rights, holders of these Class B Units should not expect to be able to influence any decisions by management of the Company through voting on Company matters as a result.

For a full description of the voting rights of the Company’s Units offered herein, please review the Amended Articles of Articles of Organization (Exhibit 1A-2A) and Amended and Restated Operating Agreement (Exhibit 1A-2B).

Distributions

The Company does not expect to make distributions for holders of the Company’s Units in the foreseeable future. Distributions will be made, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s President, except as noted below.  Based on the Company’s Amended and Restated Operating Agreement, the President may, within 120 days of the end of each calendar year, determine to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, and reserves. To the extent such excess exists, the Company may make distributions to the Unitholders in accordance with their respective “Sharing Ratios” taking into consideration all the Units. The Sharing Ratios are membership interests (expressed as a percentage) of each Unitholder taking into the number of Units owned by each Unitholder divided by the total number applicable Units.

The Company has created special provisions set forth in Article IX of its Amended and Restated Operating Agreement (Exhibit 1A-2B), to provide some level of protection to the interests of the Class B Unit investors in the event of the sale of one or more restaurants by offsetting the dilution effect of this Class B Offering. Section 9.1 of the Amended and Restated Operating Agreement reads:

9.1Sale Distributions – If the Company, directly or indirectly, sells one or more restaurant locations or receives proceeds in connection with such a sale, the net proceeds from such sale shall be distributed within one hundred twenty (120) days of the end of the calendar year as follows:

9.1.1To each holder of Class B Units up to the amount of the purchase price paid to the Company for such Class B Units; provided, however, that once Distributions equal to the purchase price have been distributed in connection with the applicable Class B Units (taking into consideration all past and current distributions), there shall be no additional Distributions made pursuant to this Section 9.1.1 as to such Class B Units.

9.1.2After making any Distributions pursuant to Section 9.1.1, as applicable, a percentage of the balance of the amount remaining shall be Distributed to the holder of Class B Units according to their respective Sharing Ratios only taking into account the Class B Units, with the percentage being equal to the product of the following: (i) forty percent (40%), and (ii) the number of issued and outstanding Class B Units at such time divided by one million (1,000,000); and the balance to the holders of the Class A Units according to their respective Sharing Ratios only taking into account the Class A Units.

To illustrate how this provision of the Amended and Restated Operating Agreement would apply, please review the following:

1.If all 1,000,000 Class B Units are sold in this Offering at $5.00 per Unit and $5,000,000 was received by the Company for those Class B Unit subscriptions;

2.And an investor has purchased 100,000 of those Class B Units for a total investment of $500,000;

3.And no additional Class B Units have been issued;

4.And no Class B distributions have previously occurred;

5.And the Company sells one or more restaurant assets and realizes $6,000,000 in net proceeds from that sale of restaurant assets;

6.Then $5,000,000 of the proceeds from that sale will first be distributed to the Class B Unitholders;

7.Then the percentage of Offered Class B Units that have been issued is calculated by dividing the number of issued Class B Units by 1,000,000 (the total number of Class B Units Offered) and determining the percentage of Offered Class B Units that have been issued which in this example would be 100%.

8.Then 40% of the remaining $1,000,000 of net proceeds from the sale of those restaurant assets will be allocated as to the current Class B Unit Holders which would result in an additional distribution of $1.00 per each of the 1,000,000 issued Class B Units.

9.Therefore, if an investor purchased 100,000 Class B Units by investing $500,000, that investor would receive:

a.The first component of the distribution of $5.00 per Class B Unit,

b.Then the second component of the distribution as an additional $0.40 per Unit Class B Unit distribution,

c.For a total distribution of $5.40 per Class B Unit for each of their 100,000 Class B Units resulting in a total amount of $540,000 thereby recovering their initial investment and a capital gain of $40,000.00.

For a full description of the distribution rights of the Company’s Class B Units offered herein, please review the Amended Articles of Articles of Organization (Exhibit 1A-2A) and Amended and Restated Operating Agreement (Exhibit 1A-2B).

Liquidation Rights

In the event of the dissolution of the Company, the Company’s property will be sold and any funds of the Company remaining after winding up the affairs of the Company will be distributed to creditors, including Unitholders who are creditors, to the extent permitted by law, in satisfaction of the Company’s liabilities and after payment or provision for payment of the debts and other liabilities of the Company, the holders of Class A Units and Class B Units will be entitled to receive, in proportion to their Sharing Ratios, the remaining net assets of the Company. No class of Units shall have a liquidation preference.

Arbitration and Venue

Article XVII of the Company’s Amended and Restated Operating Agreement (Exhibit 1A-2B) contains an arbitration provision that provides, in relevant part, that all disputes pursuant to the Amended and Restated Operating Agreement shall be settled by arbitration in Hamilton County, Ohio before the Center for Dispute Resolution in Cincinnati, Ohio. This provision does not extend to federal securities law claims, as investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder. However, all other claims against the Company, unless specifically forbidden by the federal or state law under which the claim is being brought, shall be settled by arbitration in Hamilton County, Ohio as set out in the Amended and Restated Operating Agreement. For a full description of the arbitration clause, please review the Amended and Restated Operating Agreement (Exhibit 1A-2B). Additionally, please review the risk factor related to this topic entitled “The Arbitration Provision in the Amended and Restated Operating Agreement Limits An Investor’s Rights, May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Certain Disputes” in the “Risk Factors” section above.

Furthermore, the subscription agreement you must sign in order to invest states that the Subscription Agreement will be governed by the laws of the State of Ohio and that the exclusive venue for any legal action under the Subscription Agreement will be in the proper forum in the State of Ohio. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

For a full description of the venue provision, please review the Subscription Agreement (Exhibit 1A-4) and please review the risk factor related to this topic entitled “The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes” in the “Risk Factors” section above.

Additional Matters

The Units will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Units in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Integral Transfer Agency USA Inc. to serve as the transfer agent and registrant for the Units.

The Units are uncertificated and, as such, will not contain legends, as such would exist on a traditional stock certificate. However, the language of any such legends applicable to the Units and as set out in this Offering Circular, will apply to each Unit and shall govern the purchaser and holder of each such Unit.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any manager, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any manager, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23,

2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Units with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Units by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Units should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Units by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Units should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 143, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Units or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Units will not be taxed as UBTI to tax exempt Unitholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Class B Units will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Class B Units. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Class B Units for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Class B Units, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Class B Units. Transferees of the Class B Units will be required to meet the above suitability standards.

All potential purchasers of the Class B Units will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism  or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals9 or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior

9 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

foreign political figure10, or any immediate family11 member or close associate12 of a senior foreign political figure, as such terms are defined in the footnotes  below; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

10 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

11 “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

12 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beavercreek, State of Ohio, on December 7. 2021

Wiley Area Development LLC d/b/a Tasty Equity

By: /s/ Byron C. (Chris) Wiley

President (Principal Executive Officer) and Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Byron C. (Chris) Wiley

Byron C. (Chris) Wiley

President (Principal Executive Officer) and Manager

December 7. 2021

By: /s/ Peter A. Wiley

Peter A. Wiley

Treasurer (Principal Financial Officer and Principal Accounting Officer) and Manager

December 7. 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Byron C. (Chris) Wiley

Byron C. (Chris) Wiley

President (Principal Executive Officer) and Manager

December 7. 2021

By: /s/ Peter A. Wiley

Peter A. Wiley

Treasurer (Principal Financial Officer and Principal Accounting Officer) and Manager

December 7. 2021

_________________________________________________________

SECTION F/S

FINANCIAL STATEMENTS

_________________________________________________________

Audited Financial Statements for 2019 and 2020 available for review at:

https://www.sec.gov/Archives/edgar/data/1766914/000164626920000009/formik.htm

Interim Financial Statements (Unaudtied) as of June 30, 2021 available for review at:

https://www.sec.gov/Archives/edgar/data/0001766914/000176691421000002/tastyequity20211sa.htm

In addition, both of the above-referenced Financial Statements are available for review on the Company’s website: https://www.tastyequity.com by clicking on “SEC Filing” in the website footer.  In addition, the Company will provide to each holder of securities, including any beneficial owner, a copy of the financial statement information upon written or oral request, at no cost to the requester.

PART III: EXHIBITS

Index to Linked Exhibits

Broker-Dealer Services Agreement with Dalmore Group, LLC	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Form of Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Escrow Agreement	Item 17.8	1A-8
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico, Kendall A. Almerico P.A.	Item 17.12	1A-12
Testing The Waters	Item 17.6	1A-13